                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 3)

Filed By the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]   Preliminary proxy statement            [ ]  Confidential, for use of
[X]   Definitive proxy statement                  the Commission only (as
[ ]   Definitive other materials                  permitted by Rule 14a-6(e)(2))
[ ]   Soliciting material under Rule 14a-12


                                 CEM CORPORATION
                (Name of Registrant as Specified In Its Charter)

              -----------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (check the appropriate box):

[ ]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:
                          Common Stock, $.05 par value

        2)       Aggregate number of securities to which transaction applies:
                          2,580,285

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
                          $11.15 per share cash merger consideration

        4)       Proposed maximum aggregate value of transaction:
                          $29,158,024, based on 3,062,427 shares outstanding as of April 17, 2000 and 482,142 shares beneficially owned by an affiliate that will not be converted into cash in the proposed merger and payment of $387,846 for in-the-money unexercised options to purchase common stock of CEM Corporation.

        5)       Total fee paid:
                          $5,832

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         1)       Amount Previously Paid:


         2)       Form, Schedule or Registration Statement No.:


         3)       Filing Party:


         4)       Date Filed:

                                 CEM CORPORATION


                                                                     May 1, 2000


To Our Shareholders:


         I am writing to you in my capacity as both a private investor in CEM Corporation (referred to as "CEM") and the chief executive officer of CEM. In my capacity as CEO, I am cordially inviting you to attend a special meeting of shareholders (referred to as the "special meeting") of CEM to be held on Thursday, May 30, 2000 at 11:30 a.m., local time, at 3100 Smith Farm Road, Matthews, North Carolina. The purpose of the Meeting is to consider and vote upon a merger (referred to as the "merger") that, if approved and subsequently completed, will result in our public shareholders receiving $11.15 in cash per share for their stock and CEM becoming a privately-owned company. If approved by the shareholders, the merger would be accomplished under an Agreement and Plan of Merger (referred to as the "merger agreement") that provides for MJC Acquisition Corporation, a newly formed North Carolina corporation (referred to as "MJC Acquisition"), to merge with and into CEM. CEM would be the surviving corporation in the merger. If the merger is completed, each outstanding share of CEM common stock, $.05 par value, other than shares held by MJC Acquisition, will be canceled and converted automatically into the right to receive $11.15 in cash, without interest.

         In my capacity as a private investor, I organized and own all of the equity interests in MJC Acquisition. Immediately prior to the completion of the merger, I will contribute cash and 482,142 outstanding shares of CEM common stock (representing approximately 15.7 percent of the outstanding shares) that I and my family currently own to MJC Acquisition. If the merger is completed, I will own all of the outstanding equity of CEM. Immediately following the closing, I plan to have CEM establish an employee stock ownership plan to permit our employees to own up to five percent of CEM's common stock. Since I am not obligated to establish an employee stock ownership plan, employees who own shares should not base their decision to approve the merger agreement on any expectation that the plan will be established or that they will participate in the plan.


         A special committee of CEM's board of directors (referred to as the "special committee"), consisting of Ronald A. Norelli and John L. Chanon, was organized to investigate, consider and evaluate my proposal, in addition to other acquisition proposals and alternative transactions available to CEM. The special committee unanimously recommended to our board of directors that the merger be approved. In connection with its evaluation of the fairness to our public shareholders of the merger and other available transactions, the special committee engaged Brookwood Associates, Inc. to act as its financial advisor. Brookwood has rendered its written opinion that, as of December 29, 1999, based upon and subject to the assumptions, limitations and qualifications included in its opinion, the cash merger consideration of $11.15 per share to be received in the merger is fair from a financial point of view to our public shareholders.

         Brookwood's written opinion, dated December 29, 1999, is attached as Appendix B to the accompanying proxy statement and you should read it carefully.

         The special committee and the other members of CEM's board of directors believe that the terms of the merger are fair to, and in the best interests of, the public shareholders and unanimously recommend that the shareholders approve the merger. Since I have a personal conflict of interest in recommending this merger to you, I abstained from voting at the board meeting at which this recommendation was made.

         The affirmative vote of holders of at least 66 2/3 percent of the outstanding shares entitled to vote at the meeting is required to approve the merger. I and my family hold 482,142 shares which represents approximately 15.7 percent of the outstanding shares. We intend to vote these shares in favor of the merger. Accordingly, if holders of 1,559,476 shares, which represents approximately 51 percent of the outstanding shares, also vote in favor of the merger, the merger will be approved.

         The accompanying proxy statement provides you with a summary of the proposed merger and additional information about the parties involved and their interests. Please give all this information your careful attention. Whether or not you plan to attend, it is important that your shares are represented at the special meeting. A FAILURE TO VOTE WILL EFFECTIVELY COUNT AS A VOTE AGAINST THE MERGER. Accordingly, please promptly complete, sign and date the enclosed proxy and return it in the envelope provided.

                                          /s/ Michael J. Collins
                                          ----------------------
                                          MICHAEL J. COLLINS
                                          President and Chief Executive Officer


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


                                 CEM CORPORATION



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             To be held May 30, 2000



To Our Shareholders:


         Notice is hereby given that a special meeting of shareholders of CEM Corporation will be held on Thursday, May 30, 2000 at 11:30 a.m., local time, at 3100 Smith Farm Road, Matthews, North Carolina, for the following purposes:


         o To consider and vote on a proposal to adopt and approve the plan of merger included in an Agreement and Plan of Merger, dated as of December 29, 1999, under which MJC Acquisition Corporation, a newly formed company indirectly owned by Michael J. Collins, CEM's President and Chief Executive Officer, will merge with and into CEM and under which each CEM shareholder (other than MJC Acquisition) will become entitled to receive $11.15 in cash for each outstanding share of CEM common stock. A copy of this merger agreement is attached to the accompanying proxy statement as Appendix A and is described in the proxy statement.

         o To consider and act upon such other matters as may properly come before the special meeting or any adjournment or adjournments thereof.


         The board of directors has determined that only holders of CEM common stock of record at the close of business on April 7, 2000 will be entitled to notice of, and to vote at, the special meeting, including any adjournment.


                             By Order of the Board of Directors,

                             /s/ Richard N. Decker
                             ---------------------
                             RICHARD N. DECKER
                             Vice President - Finance, Chief Financial Officer, Secretary and Treasurer



                             YOUR VOTE IS IMPORTANT

         Whether or not you are able to attend the meeting, please date, sign and return the accompanying proxy card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Please do not send in any certificates for your shares of common stock at this time. If the merger is approved, instructions regarding the exchange of your shares for the cash merger consideration will follow.

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

                                 CEM CORPORATION

                              3100 Smith Farm Road
                         Matthews, North Carolina 28106


                           PRELIMINARY PROXY STATEMENT


         We are providing this proxy statement and accompanying proxy card to our shareholders, in connection with the solicitation by our board of directors of proxies to be used at the special meeting of shareholders to be held on Thursday, May 30, 2000 at 11:30 a.m., local time, at 3100 Smith Farm Road, Matthews, North Carolina, including at any adjournment of the special meeting. We began mailing these materials and the accompanying letter to shareholders and the notice of the meeting to our shareholders on or about May 1, 2000.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION (REFERRED TO AS THE "COMMISSION") NOR ANY STATE SECURITIES AGENCY HAS APPROVED OR DISAPPROVED THE MERGER OR PASSED UPON THE FAIRNESS OR MERITS OF THE MERGER or THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THESE DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                               SUMMARY TERM SHEET

         The following question-and-answer summary contains the most material terms of our proposed merger with MJC Acquisition Corporation. This summary may not contain all the information that you should consider before voting on the proposed merger. You should read the entire proxy statement and all of its appendices before voting on the proposed merger.

         o        WHAT WILL HAPPEN IN THE MERGER?

         If it is completed, the merger will result in our public shareholders receiving $11.15 in cash per share for their stock and ceasing to hold any equity interest in CEM and ceasing to participate in any future earnings or growth of CEM. The merger will also result in CEM becoming a privately held company owned by our current chief executive officer, Michael J. Collins.

         If approved by the shareholders, the merger would be accomplished under a merger agreement that provides for MJC Acquisition Corporation, a newly formed North Carolina corporation, to merge with and into CEM. CEM would be the surviving corporation in the merger. If the merger is completed, each outstanding share of CEM common stock, other than shares held by MJC Acquisition, will be canceled and converted automatically into the right to receive $11.15 in cash, without interest. Shares of MJC Acquisition will be automatically converted into shares of common stock of CEM, as the surviving corporation. At the time of the merger, MJC Acquisition will be owned by Mr. Collins. Accordingly, immediately following the merger, Mr. Collins will own all of the outstanding equity interests in CEM.

         For more information concerning the terms and provisions of the merger and the merger agreement, see "Description of the Merger Agreement."

         o        WHAT AM I BEING ASKED TO VOTE UPON?

         You are being asked to approve the merger and the merger agreement, which provides for the acquisition of CEM by Mr. Collins as indicated above. CEM's board of directors has approved the merger and merger agreement and the other transactions contemplated thereby and recommends that you vote "FOR" approval of the merger and the merger agreement as well.

         o        WHY IS MR. COLLINS ACQUIRING CEM?


         Mr. Collins believes that due to CEM's small size and the lack of equity research coverage for both CEM stock and the analytical instruments industry in general (factors he believes are in large measure beyond CEM's control), it is and will continue to be difficult for CEM to attract new investor interest and for CEM shareholders to get a fair price when selling their shares in the market. In addition, trading volume in CEM stock has historically been low--at the time Mr. Collins made his first proposal to acquire CEM the trading volume over the prior 12 months averaged approximately 4,200 shares a day. While he believes these factors do and would continue to limit the ability of CEM shareholders, including him, to receive a fair price in selling their shares in the market, Mr. Collins also believes that CEM is a valuable company with the opportunity to increase its revenues and net income in the future. Mr. Collins also believes that the expenses and pressures of being a public company are significant for a company the size of CEM and that eliminating those pressures and expenses would enhance CEM's long-term success. He believes that the merger offers our shareholders the opportunity to obtain a fair value for their shares, with his final offer of $11.15 per share representing a 94 percent premium to the closing price of CEM common stock on the date he made his first offer to buy the company. The $11.15 per share merger price also represents a 13 percent premium to the $9.875 closing price per share of CEM common stock on April 26, 2000.


         o        HAS THE BOARD OF DIRECTORS RECOMMENDED THE MERGER?

         Yes. The board of directors and the special committee formed by the board of directors have unanimously approved the merger and merger agreement, with Mr. Collins abstaining. The board voted unanimously to recommend that you vote "FOR" approval of the merger and the merger agreement, again with Mr. Collins abstaining. See "Special Factors - Recommendation of the Special Committee and the Board of Directors."

         o WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE TO APPROVE THE MERGER?

         CEM's board of directors and a special committee formed by the board to consider CEM's available options are recommending the merger because we believe that the merger is a more desirable alternative for you than CEM's continuing to operate as a public company. In reaching this conclusion, CEM's board of directors and the special committee considered, among other factors:

                  o the current illiquidity of your investment in CEM and the likelihood of that illiquidity continuing in the future, which the board and the special committee believe limits the ability of our shareholders to sell their shares at the times and in the amounts they desire and may also have


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

                           the effect of depressing the price of CEM common stock if shareholders attempt to sell a large volume of shares at the same time, and

                  o the opportunity, through the merger, for you to achieve immediate liquidity with respect to your investment at a price that the board of directors and the special committee believe is fair to you.

         To review the background and reasons for the merger and the factors considered by the special committee and the board of directors in approving and recommending the merger in greater detail, see "Special Factors--Recommendation of the Special Committee and the Board of Directors."

         o        WHY WAS THE SPECIAL COMMITTEE FORMED AND WHO MAKES UP THAT
                  COMMITTEE?

         We established the special committee, consisting of Messrs. Ronald A. Norelli and John L. Chanon, two of our independent directors, to consider Mr. Collins's acquisition proposal as well as other available options, including offers from other potential acquirors, and to review, evaluate and negotiate the terms of the merger agreement. We formed the special committee primarily because we recognized that a merger transaction would present a conflict of interest for Mr. Collins as a member of CEM's senior management since the board of directors, through the special committee, would be negotiating against Mr. Collins with the view toward increasing the price he would pay to acquire CEM. In addition, unlike CEM's shareholders generally, he would have a continuing interest in CEM following the proposed acquisition. The special committee independently selected and retained legal and financial advisors who had no prior relationship with CEM or Mr. Collins to assist it in its deliberations generally and in the negotiation of the merger agreement, in particular. It received an opinion from its financial advisor, Brookwood Associates, Inc., on which the special committee and the board of directors relied, that as of the date of the merger agreement, the $11.15 per share you will receive in the merger is fair to you from a financial point of view. For more information concerning the special committee, its activities and Brookwood's opinion see "Special Factors - Background of the Merger" and " Opinion of CEM's Financial Advisor."

         o        HOW WAS THE AMOUNT OF THE MERGER CONSIDERATION DETERMINED?

         The $11.15 per share merger consideration was determined as a result of negotiations between the special committee and Mr. Collins. These negotiations resulted in Mr. Collins's acquisition price being increased by more than 32 percent from the $8.40 per share first offered by him. For further information concerning the negotiation of the merger consideration, see "Special Factors - Background of the Merger."

         o DID THE SPECIAL COMMITTEE RECEIVE ANY FIRM OFFERS TO ACQUIRE CEM AT PRICES HIGHER THAN $11.15 PER SHARE?

         Yes. During the course of its negotiations with Mr. Collins, the special committee solicited proposals from other potential buyers of CEM. As a result of this solicitation process, the special committee received firm proposals from three other potential buyers. Two of these proposals were at prices greater than $11.15 per share--one at $11.33 per share and the other at $11.50 per share. For further information concerning the solicitation process, see "Special Factors - Background of the Merger."



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

         o        WHY DIDN'T THE SPECIAL COMMITTEE ACCEPT THE HIGHER PROPOSALS?

         The special committee did not accept the two higher proposals because they were subject to conditions that the special committee believed created a substantial risk that the proposed transaction would not be completed. These conditions included, among others, the requirement that Mr. Collins enter into a non-competition agreement in favor of the acquiror. Mr. Collins, however, had advised the special committee and the board that he would not sign a non-competition agreement. For more information concerning these conditions and the special committee's conclusion, see "Special Factors - Background of the Merger" and " - Recommendation of the Special Committee and the Board of Directors."

         o        WHAT WILL I RECEIVE IN THE MERGER?

         As indicated above, you will be entitled to receive $11.15 in cash, without interest, for each share of CEM's common stock that you own. For example, if you own 100 shares of CEM common stock, upon completion of the merger, and subject to you properly submitting your stock certificates for cancellation, you will be entitled to receive $1,115 in cash.

         o IF THE MERGER IS COMPLETED, WHEN CAN I EXPECT TO RECEIVE THE MERGER CONSIDERATION FOR MY SHARES?

         Promptly after the merger is completed, we will send you detailed instructions regarding the surrender of your stock certificates. You should not send your stock certificates to CEM or anyone else until you receive these instructions. We will send payment of the merger consideration to you as promptly as practicable following our receipt of your stock certificates and other required documents. For further information concerning procedures for delivery of your shares and receipt of the merger consideration, see "The Special Meeting Payment of Merger Consideration and Surrender of Stock Certificates" and "The Merger - Conversion of Securities."

         o        WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?


         If the merger is approved by the shareholders we expect to complete the merger as soon as practicable following the special meeting.


         o        WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

         Under CEM's articles of incorporation, the affirmative vote of holders of two-thirds of the outstanding shares of CEM's common stock is required to approve the merger and the merger agreement. Mr. Collins and his family currently own approximately 15.7 percent of CEM's outstanding shares, which they will vote in favor of the merger agreement. In addition, our other directors and executive officers who together own 17,634 shares, or 0.6 percent of the outstanding shares, plan to vote their shares in favor of the merger. Accordingly, if holders of 1,541,849 shares, or 50.3 percent of the outstanding shares, also vote in favor of the merger, the merger will be approved. See "The Special Meeting" and "Information Regarding CEM - Stock Ownership."

         o        WHO CAN VOTE ON THE MERGER?


         All shareholders of record as of the close of business on April 7, 2000, including Mr. Collins and CEM's other officer and directors, will be entitled to notice of, and to cast their




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

votes at, the special meeting to approve or disapprove the merger and the merger agreements, as well as the other matters to be presented for a vote of the shareholders at the meeting.

         o        WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

         If you oppose the merger you may vote against it at the special meeting. You do not have any statutory appraisal rights for a court-ordered valuation of your shares. Accordingly, if the merger is approved by the shareholders and is completed you will be forced to accept the $11.15 per share merger payment for your shares even if you believe the amount is insufficient. See "The Special Meeting - Rights of Objecting Shareholders."

         o        WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

         The receipt of the merger consideration by you will be a taxable transaction for federal income tax purposes. To review the tax consequences to you in greater detail, see "Federal Income Tax Consequences." Your tax consequences will depend on your personal situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

         o        WHAT DO I NEED TO DO NOW?

         This proxy statement contains important information regarding the merger as well as information about CEM, Mr. Collins and the company he organized to complete the merger. It also contains important information about what the board of directors and the special committee considered in evaluating the merger. We urge you to read this proxy statement carefully, including its annexes. You may also want to review the documents referenced under the heading "Where You Can Find More Information."

         o        HOW DO I CAST MY VOTE?


         Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible. This is important so that your shares will be counted at the special meeting. As indicated above, approval of the merger and the merger agreement requires the affirmative vote of holders of two-thirds of the outstanding shares of CEM's common stock. Accordingly, a failure to vote or a vote to "ABSTAIN," as permitted on the proxy card, will have the same effect as a vote "AGAINST" the merger. A proxy marked to vote "AGAINST" the merger will be voted "AGAINST" any proposal to adjourn the meeting to permit CEM more time to solicit proxies. The special meeting will take place on Thursday, May 30, 2000 at 11:30 a.m., local time, at 3100 Smith Farm Road, Matthews, North Carolina. You may also attend the special meeting and vote your shares in person, rather than voting by proxy.


         o IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

         Your broker will vote your shares, with regard to the merger proposal, only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides to you for doing so. If you do not provide instructions to your broker, your shares will not be voted and they will have the effect of votes cast "AGAINST" the merger and the merger agreement. We expect that your broker will generally vote your shares "FOR" any other matters to be presented for shareholder approval at



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

the special meeting, unless you provide instructions to your broker to the contrary. See "- What other matters will be voted on at the special meeting?" For further information concerning procedures for dealing with your broker if your shares are held in "street name," see "The Special Meeting - Required Vote; Voting Procedures."

         o        MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

         Yes. A shareholder giving a proxy has the power to revoke it at any time before the vote is taken at the special meeting by:

         o submitting to the Secretary of CEM a written instrument revoking the proxy;

         o        submitting a duly executed proxy bearing a later date; or

         o        voting in person at the special meeting.

         Either of these actions will have the automatic effect of revoking any prior proxy card that you have sent in. See "The Special Meeting - Voting and Revocation of Proxies."

         o        WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

         Under North Carolina law, only the specific matters included in a notice of the meeting and procedural motions regarding the conduct of the meeting may be presented for shareholder approval at a special meeting. We do not expect to ask you to vote on any other matters at the special meeting. However, if a motion is made to take some other action, including a procedural action such as to adjourn the meeting, you may also be asked to vote on such action at the special meeting. If you send your proxy card to us for use at the special meeting and do not revoke that proxy by means indicated above, we will have authority to vote your shares in our discretion with regard to any such other motion or action that may arise, except that if you mark your proxy card to vote "AGAINST" approval of the merger and the merger agreement your shares will be voted "AGAINST" any proposal to adjourn the meeting to permit CEM more time to solicit proxies. See "The Special Meeting - Other Matters to be Considered at the Special Meeting."


                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result, we file reports, proxy statements and other information with the Commission. You can review and copy these reports, proxy statements and other information at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549 and at the following Regional Offices of the
Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You can also obtain copies of these material at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Judiciary Plaza, Washington, D.C. 20549. You can call the Commission's Public Reference Section at (800) SEC-0330 to obtain information. You can also access copies of these materials at the Commission's web site on the internet at http://www.sec.gov. We will also send you copies of these documents on request and without charge.



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

         CEM, Mr. Collins and MJC Acquisition have jointly filed a Schedule 13E-3 with the Commission with respect to the merger. This proxy statement does not contain all of the information contained in the Schedule 13E-3, some of which is omitted as permitted by the Commission's rules. Statements made in this proxy statement, while complete in all material respects, are qualified by reference to documents filed as exhibits to the Schedule 13E-3. The Schedule 13E-3, including exhibits, is available for inspection and copying at the Commission as described above.


                           FORWARD-LOOKING INFORMATION

         The following cautionary statement identifies important factors that could cause CEM's actual results to differ materially from those projected in forward-looking statements included in this proxy statement, including statements incorporated by reference into this proxy statement. Except for the historical information, the matters discussed in this proxy statement may be deemed forward-looking statements. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as "expect," "believe," "plan," "project," or other statements concerning our opinions or judgment about future events. The industry in which we compete, as well as the markets that it serves, are characterized by cyclical market patterns as a consequence of, among other things, business cycles, foreign exchange fluctuations, regulatory changes, government spending levels and general economic conditions. These factors affect the timing of orders from our customers and cause substantial variations in sales and profitability from quarter to quarter. Likewise, supplier-related delays and the timing of the release of our customer orders may affect quarter-to-quarter sales and profitability. Our sales may also be adversely affected by direct and indirect competition from third parties including, but not limited to, legal challenges to existing patents or pending patent applications. Demand for our instrumentation is substantially affected by the enactment, timing, extent and severity of state, federal and foreign laws governing environmental testing standards as well as product labeling requirements including foods and pharmaceuticals. We have experienced and may continue to experience fluctuations in sales of such products as well as in demand for particular product enhancements as a result of actual or perceived changes in regulatory requirements. Legislation or regulations resulting in the development or expansion of acceptance standards for specific testing methods has and may result in periodic delays in sales, especially in the United States. Conversely, increases in international sales have resulted, and may result in the future, from less stringent or nonexistent acceptance standards in a given country. Moreover, our success is dependent on our ability to continue to develop and engineer high-quality, high-performance products that are commercially acceptable. Risks associated with new product development include market acceptance, competition from other products and our ability to manufacture and market products on an efficient and timely basis at a reasonable cost and in sufficient volume.


                       WHO CAN HELP ANSWER YOUR QUESTIONS

         If you would like additional copies of this document, or if you would like to ask any additional questions about the merger, you should contact:

                  Mr. Richard N. Decker
                  CEM Corporation
                  3100 Smith Farm Road

                  Matthews , North Carolina 28106
                  Telephone:  (704) 821-7015
                  Email:  Richard.Decker@cem.com


                               THE SPECIAL MEETING

TIME, PLACE AND DATE; PROXY SOLICITATION


         The special meeting will be held on Thursday, May 30, 2000 at 11:30 a.m., local time, at CEM's principal offices, which are located at 3100 Smith Farm Road, Matthews, North Carolina. We will pay all expenses incurred in connection with solicitation of the enclosed proxy. Our officers, directors and regular employees may solicit proxies by telephone or personal call, but they will receive no additional compensation for doing so. We have requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to request authority for the execution of the proxy. We will reimburse these brokers and nominees for their related reasonable out-of-pocket expenses. In addition, we have engaged Corporate Communications, Inc. to solicit proxies from these institutions. We have agreed to pay Corporate Communications, Inc. a fee of approximately $3,500, plus expenses, for its services.


RECORD DATE AND QUORUM REQUIREMENT


         Our common stock, $.05 par value, is the only outstanding voting security of CEM. The board of directors has fixed the close of business on April 7, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting, including at any adjournment. Each holder of record of common stock at the close of business on the record date is entitled to one vote for each share then held on each matter submitted to a vote of shareholders. At the close of business on the record date, we had 3,062,427 shares of common stock issued and outstanding held by 314 holders of record.


         To conduct any business at the special meeting, holders of a majority of the outstanding shares must be present in person or represented by proxy at the beginning of the meeting. Proxies marked as abstentions are counted as shareholders represented by proxy at the special meeting for purposes of this quorum requirement.

REQUIRED VOTE; VOTING PROCEDURES

         Approval of the merger agreement, which is attached as Appendix A hereto, will require the affirmative vote of the holders of two-thirds of the outstanding shares of common stock entitled to vote at the special meeting. A FAILURE TO VOTE OR A VOTE TO ABSTAIN WILL HAVE THE SAME LEGAL EFFECT AS A VOTE CAST AGAINST APPROVAL.

         If you hold your shares through a broker, your broker will vote your shares, with regard to the merger proposal, only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides to you for doing so. If you do not provide instructions to your broker, your shares will not be voted and they will have the effect of votes "AGAINST" the merger and the merger agreement. We expect that your broker will generally vote your shares "FOR" any other matters to be presented for shareholder approval at the special meeting, unless you provide instructions to your broker to the contrary.

VOTING AND REVOCATION OF PROXIES

         A shareholder giving a proxy has the power to revoke it at any time before the vote is taken at the special meeting by:

         o submitting to the Secretary of CEM a written instrument revoking the proxy;

         o        submitting a duly executed proxy bearing a later date; or

         o        voting in person at the special meeting.

Subject to revocation, all shares represented by each properly executed proxy received by the Secretary of CEM will be voted in accordance with the instructions indicated on the proxy, and if no instructions are indicated, will be voted to approve the merger and the merger agreement and on any other matter considered at the meeting as the persons named on the enclosed proxy card in their discretion decide.

         The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by the Secretary of the Company prior to the special meeting.

EFFECTIVE TIME

         The merger will be effective following shareholder approval of the merger agreement when articles of merger are filed with the Secretary of State of the State of North Carolina. The time the merger becomes effective is referred to as the "Effective Time." If the merger is approved by the shareholders at the special meeting, we currently expect to complete the merger and file articles of merger as soon as practicable after the special meeting, subject to the satisfaction or waiver of the terms and conditions included in the merger agreement. See "The Merger -- Conditions."

PAYMENT OF MERGER CONSIDERATION AND SURRENDER OF STOCK CERTIFICATES

         If the merger is completed, we will send you detailed instructions regarding the surrender of your stock certificates. You should not send your stock certificates to CEM or anyone else until you receive these instructions. We will send payment of the merger consideration to you as promptly as practicable following our receipt of your stock certificates and other required documents. For further information concerning procedures for delivery of your shares and receipt of the merger consideration, see "The Merger - Conversion of Securities."

RIGHTS OF OBJECTING SHAREHOLDERS

         If you oppose the merger you may vote against it at the special meeting. Even if you vote against the merger, if holders of two-thirds of the outstanding shares of CEM's common stock vote to approve the merger and merger agreement, the merger will be completed and your shares will be converted into the right to receive the $11.15 per share cash merger consideration.

         Because CEM is incorporated in North Carolina, North Carolina law governs its internal affairs, as well as any rights you may have if you object to the merger. North Carolina, like many states, generally provides a statutory remedy to shareholders who object to a merger. This remedy, commonly called "appraisal rights," entitles shareholders who object to a merger and who follow required procedures to ask a court to determine the fair value of their shares and requires payment of that amount instead of the merger consideration. However, North Carolina law specifically denies appraisal rights if the shareholders hold stock listed on the Nasdaq National Market or a national stock exchange and receive cash payments in the merger--a provision commonly referred to as a "market-out" exception. Because CEM's common stock is listed on the Nasdaq National Market and cash will be paid to the public shareholders in the merger, you do not have any statutory appraisal rights with respect to the merger.

         The North Carolina statute establishing appraisal rights provides that appraisal rights are the exclusive remedy available to shareholders that have those rights, except that those shareholders may challenge a merger if the merger is unlawful or fraudulent. The North Carolina statute does not expressly address, and no court has addressed, whether a shareholder who does not have appraisal rights by virtue of the "market out" exception also may not challenge a merger unless it is unlawful or fraudulent.

         If you object to the merger and wish to examine your rights further, you should consult your legal counsel at your expense. Neither CEM, MJC Acquisition, MJC Holdings nor Mr. Collins has made any provision to reimburse you for any of your legal expenses or for any expenses for any appraisal services you may obtain in separately evaluating the merger. Your right to examine CEM's corporate records is described in "Information Regarding CEM - Incorporation of Documents by Reference."

OTHER MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         Under North Carolina law, only the specific matters included in a notice of the meeting and procedural motions regarding the conduct of the meeting may be presented for shareholder approval at a special meeting. We do not expect to ask you to vote on any other matters at the special meeting. However, if a motion is made to take some other action, including a procedural action such as to adjourn the meeting, you may also be asked to vote on such action at the special meeting. If you send your proxy card to us for use at the special meeting and do not revoke that proxy by the means indicated above, we will have authority to vote your shares in our discretion with regard to any such other motion or action that may arise, although a proxy marked to vote "AGAINST" the merger will be voted "AGAINST" any proposal to adjourn the meeting to permit CEM more time to solicit proxies.


                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

         For several years, as part of its regular meetings, the board of directors has discussed CEM's long-term strategy. In a number of these discussions, non-employee directors from time to time noted that CEM at its current size was not benefiting from being an independent publicly traded company and that limited trading volume and public float may impair the ability of CEM's shareholders to obtain a fair price in selling their shares in the market. Because CEM was the predominant supplier of microwave testing equipment, directors also noted that opportunities for growth were limited. In response to those comments generally, but not in response to any specific discussion by the board, during the last calendar quarter of 1998, Ronald A. Norelli, CEM's Chairman of the Board, had one or more conversations with Michael J. Collins, CEM's President and Chief Executive Officer, regarding whether CEM should remain a public company, due to its small size, lack of growth, and the illiquidity of its shares. At a dinner meeting of the board of directors on January 27, 1999, Mr. Norelli informed the other directors of his conversations with Mr. Collins. Mr. Norelli also indicated to the other directors that the end of CEM's then current fiscal year would be an appropriate time to review CEM's performance, including its performance against management's plan. If by that time, CEM's financial results, operating prospects and share price had not improved, the board would need to explore more vigorously possible alternatives to enhance shareholder value. Mr. Norelli suggested the end of the then current fiscal year (June 30, 1999) as opposed to the end of other fiscal periods solely to establish some deadline for the board to focus on this strategic issue that had been discussed at board meetings for some time. At this dinner meeting Mr. Collins indicated to the directors that if the board were to consider alternatives to CEM remaining a public company he would like to explore the feasibility of taking CEM private.

         On June 23, 1999, Mr. Collins, at the request of representatives of Wachovia Bank, N.A. (referred to as "Wachovia Bank") met with representatives of Wachovia Bank and its affiliate, Wachovia Securities, Inc. (referred to as "Wachovia Securities"). Since 1988, Wachovia Bank has served as CEM's primary commercial bank, and has a $3.6 million line of credit outstanding to the company. Neither CEM nor Mr. Collins had previously engaged Wachovia Bank or Wachovia Securities to examine any transaction to enhance shareholder value. Wachovia Securities, through Wachovia Bank, initiated the meeting with Mr. Collins as part of Wachovia Securities' ordinary investment banking business of developing and presenting transaction ideas to potential customers.

         At the meeting, representatives of Wachovia Securities presented to Mr. Collins their ideas for possible transactions to enhance shareholder value, including the possible acquisition by Mr. Collins of CEM. Wachovia Securities also presented a preliminary assessment of the availability of financing to fund an acquisition by Mr. Collins. Prior to the meeting on June 23, 1999, Mr. Collins had not discussed with representatives of Wachovia Bank or Wachovia Securities the possibility of, or any interest he may have in, an acquisition of CEM by him.

         On July 1, 1999, Mr. Collins met with John L. Chanon, a member of the board of directors at their regularly scheduled monthly meeting. At the meeting, Mr. Collins mentioned to Mr. Chanon that he had met with Wachovia Securities and indicated that he may pursue an acquisition of CEM. The next day, Mr. Collins met with representatives of Wachovia Securities to further discuss the feasibility of a potential acquisition by Mr. Collins, including refining its preliminary assessment of the availability of adequate financing to fund an acquisition. At that meeting, Wachovia Securities provided Mr. Collins with its preliminary assessment of the availability of financing to support an acquisition of CEM, describing possible financing structures that could involve both debt and equity financing. Wachovia Securities advised Mr. Collins that, as a preliminary assessment, based on its experience in arranging financing for other customers, financing would be available to support an acquisition of CEM by Mr. Collins at $9.50 per share or more.

         On July 19, Mr. Collins met with Mr. Norelli for their regularly scheduled monthly meeting. At that meeting, Mr. Collins indicated that he had discussed a possible acquisition of CEM with Wachovia Securities, that he may have an interest in pursuing such a transaction if it were feasible, and that he had asked Wachovia Securities to examine whether such a transaction could be financed at a price that would be fair to CEM's shareholders. At this meeting, Mr. Collins indicated that Wachovia Securities' preliminary assessment of available financing would support an acquisition of CEM by him at a price to the public shareholders of $9.50 per share or more, and accordingly since financing would be available to support a premium price to the public shareholders Mr. Collins would continue to explore the possibility of acquiring CEM. By mentioning a specific price per share, Mr. Collins did not intend to make, and Mr. Norelli did not interpret him as making, an offer to acquire CEM at that or any other price.

         On August 4, at a dinner meeting preceding the scheduled board meeting to occur on August 5, Mr. Collins again mentioned to Messrs. Norelli and Chanon and to George F. Krall, the remaining director of CEM, his possible interest in acquiring the company and his conversations with Wachovia Securities. He also indicated that he would like to request that the board permit him to engage CEM's corporate counsel as his personal counsel to pursue a possible acquisition. Immediately following the adjournment of the board meeting held on August 5, Mr. Collins initiated continued discussion with the other board members of his possible interest in acquiring CEM. During these discussions, the other members of the board indicated that before Mr. Collins further pursued either engaging CEM's corporate counsel as his personal counsel or exploring further a transaction, the board would need to discuss the matter with independent legal counsel. On August 6, Messrs. Norelli and Chanon met with independent legal counsel and discussed the board's responsibilities with respect to Mr. Collins's proposed plans.

         On August 13, at a special meeting of the board of directors called by Mr. Norelli, Mr. Collins again informed the board of his desire to continue to examine a possible acquisition of CEM and his request that the board permit him to retain CEM's corporate counsel to serve as his personal legal counsel and to permit him to provide possible financing sources with non-public information, including projections. The board of directors consented to CEM's corporate counsel serving as Mr. Collins's personal counsel in a possible transaction. The board of directors believed this action was in the best interests of the shareholders because it anticipated that if Mr. Collins would make an offer to acquire CEM, the offer would be at a premium to current trading price (which could be to the benefit of the shareholders) and if he used counsel familiar with CEM he could prepare that offer while simultaneously continuing to fulfill his duties in managing CEM with minimum distraction. The board of directors also believed that granting such permission would not prejudice CEM, since, based upon Messrs. Norelli and Chanon August 6 conversation with independent legal counsel, the board anticipated that the special committee would retain independent legal counsel to advise the special committee and the board.

         At the August 13 special meeting, the board voted to permit Mr. Collins to provide non-public information regarding CEM to potential financing partners, subject to obtaining adequate assurances that the information would be kept confidential. The board also required Mr. Collins to provide all non-public information, including projections, to CEM and the board to the same extent that information was provided to his potential financing partners, except that Mr. Collins was not required to provide information with respect to how much he would be willing, or could afford, to pay to acquire CEM. The board did not require Mr. Collins to provide it with information with respect to how much he would be willing, or could afford, to pay to acquire CEM in response to a request from Mr. Collins that he not be required to do so. The board believed that information with respect to how much Mr. Collins would be willing, or could afford, to pay to acquire CEM was not information properly belonging to the company but was instead personal information developed by him outside his responsibilities as a director, officer and employee of CEM.

         The board also voted at the August 13 special meeting to suspend CEM's stock repurchase program which had commenced in 1991. See "Information Regarding CEM - Recent Stock Purchases."

         In addition, the board unanimously voted to appoint Messrs. Chanon and Norelli to serve on a special committee of the board. The board of directors delegated to the special committee broad authority to consider any proposal made by Mr. Collins or any other person with respect to acquiring CEM, to retain independent legal counsel and financial advisors, and to explore other available strategic alternatives to maximize shareholder value. The board formed the special committee primarily because it believed that the exploration by Mr. Collins of a possible acquisition of CEM would present conflicts of interest for him as an officer and director of CEM since, unlike the other CEM shareholders, he would have a continuing interest in CEM following the completion of such a transaction. The board selected Messrs. Norelli and Chanon as members of the special committee because they were not employed by CEM and would neither be employed nor own an equity interest in CEM following the completion of any transaction with Mr. Collins or any other likely acquiror. Immediately following the board meeting, the special committee convened its first meeting, at which it ratified the engagement of independent legal counsel and discussed a process for selecting an independent financial advisor to assist the special committee in its work.

         Following the August 13 special meeting of the board of directors, Mr. Collins engaged Wachovia Securities as his financial advisor, and he promptly notified the special committee. Wachovia Securities met with Mr. Collins during the next month to develop materials needed to provide to potential financing sources. This information included projections developed by Mr. Collins with respect to CEM's financial performance (referred to as the "Collins Projections"). The Collins Projections are presented and discussed in " - Projections." Also, during this period Mr. Collins met with representatives of potential financing sources. On September 30, Wachovia Securities presented to Mr. Collins the proposals of four bank financing sources to fund an acquisition of CEM. Wachovia Securities summarized the proposals made by each of the banks, comparing the applicable repayment schedules, interest rates and other terms. Based on the proposals received by Wachovia Securities, Mr. Collins asked Wachovia Securities to develop more definitive financing terms with Banc of America Commercial Finance Corporation ("Banc of America"). In addition, at that meeting, Wachovia Securities presented its report to Mr. Collins regarding the value of CEM. Wachovia Securities' report, which is discussed in more detail in " - Valuation Analysis of Mr. Collins's Financial Advisor," indicated that based on its analysis of comparable public companies, companies in the same industry, recent comparable merger transactions and discounted cash flow based on the Collins Projections the value of CEM was in the range of $7.68 per share to $10.18 per share. On September 30, the closing sales price of CEM common stock on the Nasdaq Stock Market was $6.125. Wachovia Securities also provided a report to Mr. Collins summarizing and comparing the financing proposals made by the potential financing sources contacted by Wachovia Securities.

         During the month following the August 13 special meeting, the special committee identified and interviewed several potential financial advisors and on September 14, engaged Brookwood Associates, Inc. ("Brookwood") as its financial advisor. The special committee instructed Brookwood to develop a financial analysis of CEM and the strategic alternatives available to enhance shareholder value and liquidity. From early September through October 25, representatives of Brookwood gathered from various sources extensive information regarding CEM, its products, operations, prospects, customers, competitors and other relevant information.

As part of this process Brookwood representatives met several times with Mr. Collins and other CEM employees. Mr. Collins provided to Brookwood a copy of the Collins Projections, redacted to remove information regarding the cost of acquiring CEM that had been assumed in the projections. This information was deleted consistent with the board's position that Mr. Collins was not required to provide it with information with respect to how much he would be willing, or could afford, to pay to acquire CEM. He also provided to Brookwood copies of what he stated were all of the other materials he had provided to Wachovia Securities.

         During this period, members of the special committee contacted Richard Decker, CEM's Vice President Finance and Chief Financial Officer, and Ken Corliss, CEM's Director of Sales and Marketing, separately to advise them of the formation and role of the special committee and to seek their cooperation during the process. During the course of these contacts, Messrs. Decker and Corliss each indicated that he would be supportive of any effort by Mr. Collins to acquire CEM but that he would not be inclined to remain with CEM if it were acquired by another company. Each of them indicated that he had worked for large, institutional companies in the past and preferred the environment of a smaller, more entrepreneurial company. Also during this period, the special committee considered the advisability of negotiating retention incentive arrangements with certain key members of CEM's management (other than Mr. Collins), in order to induce them to remain with CEM through a change of control process. On September 24, Mr. Chanon met with Mr. Decker, and proposed that CEM enter into such an arrangement with him. The terms of the proposed arrangement included a payment to Mr. Decker upon the occurrence of a change of control of CEM, and an additional payment if within six months following such a change of control Mr. Decker's employment was terminated or his responsibilities, position or salary was reduced. The proposed terms also included a one-year non-competition agreement. Mr. Decker agreed to take the proposal under advisement.

         On October 18, Mr. Collins, his legal counsel and representatives of Wachovia Securities met at his request with the special committee, its legal counsel and representatives of Brookwood. At the meeting, Mr. Collins offered to acquire all shares of CEM's common stock that he did not already own at a price of $8.40 per share. The closing price for CEM's common stock on the Nasdaq Stock Market on October 18 was $5.75. At the meeting, Mr. Collins delivered a letter to the special committee setting forth his proposal and attaching a term sheet from Banc of America to provide up to $18.0 million in debt financing to fund the acquisition of CEM by Mr. Collins and provide working capital to CEM after the acquisition. Mr. Collins stated that he would promptly deliver to the special committee a draft merger agreement that would include all details of his proposal. Mr. Collins also specifically advised the special committee that, because of his familiarity with CEM as its chief executive officer, he would not require any due diligence as a condition to entering into a merger agreement or completing the merger.

         On October 18, CEM issued a press release announcing its receipt of Mr. Collins's acquisition proposal and indicating that the special committee had been formed to consider Mr. Collins's proposal as well as other strategic alternatives to maximize shareholder value. The press release also noted that the special committee had retained Brookwood as its financial adviser. On October 19, the board of directors of CEM convened a special meeting and voted to postpone indefinitely the annual meeting of shareholders scheduled for November 4.

         On October 19, the special committee met with its advisors to receive a status report from Brookwood regarding the strategic alternatives that might be available to CEM to enhance shareholder value and provide shareholders with greater liquidity, and to consider Mr. Collins's offer. The alternatives discussed included, among other things, continuing as a public company, seeking to grow the company through an aggressive acquisition program and selling CEM. Brookwood noted that the first two alternatives were not likely to be effective in enhancing shareholder value or providing liquidity to CEM's shareholders. In particular, Brookwood noted that neither the shareholders nor CEM were currently benefiting from CEM's stock being publicly traded, that CEM's small size (1999 fiscal year net sales of $32 million) and limited trading volume (12-month average daily trading volume of approximately 4,200 shares), institutional sponsorship (based on publicly available reports, no institutional purchases were made in over six months) and public float (approximately $14.6 million on the date Mr. Collins made his offer) impaired the ability of its shareholders to obtain a fair price in selling their shares in the market and that CEM's future growth prospects were not sufficient to remedy those problems. Regarding an acquisition program, Brookwood explained that, based on its discussions with CEM's management, there appeared to be few attractive acquisition candidates that would strengthen CEM's core business. Furthermore, to achieve the size necessary to obtain and sustain market focus, Brookwood believed that CEM would need to pursue a very aggressive program involving significant diversifying acquisitions, which would expose CEM to substantial financial and operating risks.

         Regarding a sale of CEM, Brookwood noted that there had been significant consolidation in the markets in which CEM operates and that there were several public companies in businesses related to CEM's business with the financial ability to acquire CEM at a substantial premium. Brookwood believed that these strategic buyers were likely to be willing to pay a higher price for CEM than would buyers (such as Mr. Collins) who were pursuing an investment opportunity, primarily because of the ability of strategic buyers to leverage their market position and reduce costs by acquiring CEM. Brookwood noted, however, that a lack of commitment to selling the business on the part of CEM's management could have an adverse effect on the perceived value of CEM to any outside buyer.

         Based in part on Brookwood's evaluation of these alternatives, the special committee concluded that a sale of CEM represented the best available alternative to enhance shareholder value and liquidity.

         Regarding Mr. Collins's offer, Brookwood reported that it had not completed its financial analysis but that Mr. Collins's offer of $8.40 per share was below the range of equity values indicated by its preliminary analysis. The special committee decided to defer any final decision regarding Mr. Collins's offer until Brookwood had further refined its analysis. Based upon the information presented, however, the special committee instructed Brookwood to develop a marketing plan that it would recommend in the event the special committee decided to authorize the solicitation of other offers for CEM.

         In the days following the announcement of Mr. Collins's offer, Brookwood and members of the special committee received calls from CEM shareholders or their advisors expressing concern that the price offered by Mr. Collins did not reflect the fair value of CEM's shares. Also during this time, Brookwood and members of the special committee received unsolicited preliminary expressions of interest from three potential strategic buyers, one of which indicated that its interest was not conditioned on Mr. Collins remaining with CEM following a transaction.

         On October 29, the special committee met again with its advisors, at which meeting Brookwood presented its preliminary financial analysis of CEM. Brookwood reviewed in detail with the special committee the analysis, including the methodologies and assumptions it used.

These methodologies and assumptions were substantially the same as those which formed the basis of Brookwood's opinion that was given orally to the Board on December 29, 1999 and subsequently confirmed in writing. See " - Opinion of CEM's Financial Advisor." Brookwood advised the special committee that its analysis indicated an equity value range the low end of which was higher than Mr. Collins's offer of $8.40 per share. Brookwood also indicated that, on the basis of the unsolicited expressions of interest it had received and its analysis of other potential buyers, it believed that there were several potential strategic buyers who would have the interest and ability to acquire CEM at a price that was likely to be substantially higher than $8.40 per share. Of these unsolicited proposals, one was received in writing and two were received by telephone calls placed to Brookwood. These proposals reflected only expressions of interest, and, in telephone conversations with the three parties, each potential bidder advised Brookwood of the reason for its interest in CEM and requested information regarding the process for pursuing a transaction with CEM. No definitive terms were received from any of these potential bidders.

         Also at the October 29 meeting, Brookwood reviewed the three unsolicited preliminary expressions of interest it had received. None of them included any specific indication as to the value of the potential bid, and accordingly, in Brookwood's judgment none of them was sufficiently compelling to be pursued on an exclusive basis. Instead, Brookwood recommended that the special committee implement a multi-step process in order to solicit potential additional bids. As the first step, Brookwood would contact a number of companies it had identified as likely to have an interest and the financial ability to acquire CEM. Those companies that expressed an interest would be required to execute a confidentiality agreement, and if they did so they would receive the confidential solicitation materials and be asked to submit a preliminary indication of interest, including an indicated value for CEM's shares. In the third step, a small group of potential acquirors whose indications of interest were most attractive to the special committee would be invited to meet with CEM's management and then be asked to submit competing proposals to acquire CEM. As a final step, CEM would enter into exclusive negotiations with respect to a definitive agreement with the bidder whose offer appeared to be the best available alternative for the public shareholders, taking into account such factors as price and certainty of completion of the transaction at the bid price. Following Brookwood's presentation, the special committee concluded that Mr. Collins's offer was inadequate, and instructed Brookwood to commence the recommended marketing effort in order to identify and solicit proposals from other qualified potential buyers.

         On October 31, the special committee met with Mr. Collins and legal counsel. At that meeting, the special committee advised Mr. Collins that his proposal was below the range of values the special committee considered to be fair. In addition, the special committee told Mr. Collins that it had authorized Brookwood to solicit proposals from other potential acquirors. The special committee requested Mr. Collins's cooperation in this process, since his assistance would be required in preparing materials to be sent to potential acquirors, and he would be required to attend due diligence meetings with potential acquirors. Mr. Collins assured the special committee that he would cooperate, and requested that the special committee move quickly with this process since an extended period of uncertainty could adversely affect employee morale and customer relationships. The special committee outlined its proposed schedule to complete this process within six to eight weeks.

         From November 1 through November 9, Brookwood met several times with Mr. Collins and other CEM personnel to prepare materials to be sent to potential acquirors. The solicitation materials prepared by Brookwood included operating projections for the business. These projections were identical to the Collins Projections, with two exceptions. After discussions with Mr. Decker, who had not earlier reviewed the Collins's Projections, Brookwood included depreciation charges based on existing scheduled depreciation. The Collins's Projections included equal annual depreciation charges for existing assets, without consideration for reduction of annual charges as assets became fully amortized. Brookwood adjusted downward the depreciation charges for existing assets to match the depreciation schedules used by CEM in preparing its historical financial statements. Accordingly, the projections included in the materials provided to potential bidders included a line item showing projected depreciation of $1,136,000 for the 2000 fiscal year, $1,019,000 for the 2001 fiscal year, $969,000 for the 2002 fiscal year and $931,000 for the 2003 fiscal year. In addition, Brookwood did not include the line item for "other income" included in the Collins's Projections because the projected other income was primarily comprised of interest and investment income, which was not consistent with Brookwood's assumption that essentially all cash would be used to fund the acquisition of CEM. After discussing these items with Brookwood, Mr. Decker agreed that these adjustments were appropriate.

         At the special committee's request, Mr. Collins reviewed drafts of the solicitation materials prepared by Brookwood, including these projections. Mr. Collins suggested several modifications to the text of the solicitation materials, most of which were accepted by the special committee. These modifications included revisions to Brookwood's characterization of the markets in which CEM competes and its competitors (Mr. Collins suggested the inclusion of information regarding the recent introduction of a competitive product in a market in which CEM previously had no competitors) and its potential synergies with industry buyers (Mr. Collins believed that the initial draft overstated potential synergies). In addition, at Mr. Collins's request a reference to a pending acquisition was deleted because CEM was subject to nondisclosure obligations with respect to that transaction. (This acquisition, CEM's purchase of the assets of Societe Prolabo for $250,000, closed on January 1, 2000.) The special committee elected not to adopt Mr. Collins's suggestion that the solicitation materials include a statement that he would likely not be willing to remain an employee of CEM if the company was sold to another buyer.

         During this period, Brookwood generated an extensive list of prospective acquirors based on SIC codes, known participants in CEM's markets, research reports and conversations with management. In consultation with the Special Committee, Brookwood then narrowed the list to 26 operating companies and 10 private equity firms that were deemed most likely to have the interest and financial ability to acquire CEM. During this process, on November 4, Mr. Collins called Mr. Chanon to express his concern that sensitive competitive information not be disclosed to certain identified competitors of CEM who might be solicited as potential acquirors. Subsequently, counsel to the special committee advised Mr. Collins's counsel that all potential acquirors would be required to execute confidentiality agreements prior to receiving the solicitation materials, that one of the competitors identified by Mr. Collins had been told that it would not receive non-public information until it had submitted a written indication of interest to acquire CEM, specifying a preliminary price or price range acceptable to the special committee, and that the other competitors identified by Mr. Collins were not being solicited because they were not considered by the special committee to be qualified acquirors for other reasons.

         On November 9, Mr. Collins delivered to the special committee a letter increasing his proposed acquisition price to $9.25 per share and enclosed a revised term sheet from Banc of America to provide up to $20.0 million in debt financing to fund the acquisition and subsequent working capital requirements. The closing price of CEM common stock on the Nasdaq Stock Market on November 9 was $7.563 per share.

         On November 10, the special committee met with its advisors to receive a status report on the marketing process and to consider Mr. Collins's revised offer. Brookwood reported that it had contacted more than thirty potential acquirors and estimated that at least ten were sufficiently interested in CEM to warrant sending them confidential solicitation materials. After an extensive discussion, the special committee concluded that Mr. Collins's revised offer was inadequate, being below the minimum value the special committee considered to be fair and substantially below the value it believed other potential acquirors were reasonably likely to offer.

         On November 11, Mr. Collins's counsel met with the special committee's counsel at the request of the special committee's counsel. Counsel for the special committee advised Mr. Collins's counsel of the special committee's conclusions regarding Mr. Collins's revised offer. In addition, the special committee's counsel reported that the special committee intended to continue the process it had described to Mr. Collins at their October 31 meeting and had directed Brookwood to send solicitation materials to qualified potential acquirors. The special committee's counsel also reported that as part of its solicitation effort Brookwood was orally informing interested potential acquirors that Mr. Collins had advised the special committee that he was not likely to remain as an employee of CEM if it was acquired by another bidder.

         By November 29, Brookwood had contacted thirty-six potential acquirors, of which twelve had received solicitation materials and six had submitted written indications of interest, at values ranging from $10.00 to $11.76 per share. On November 30, the special committee met with its advisors to review these proposals. With Brookwood's assistance, the special committee identified four of the proposals (indicating values between $11.00 and $11.76 per share) that it wished to pursue further. Each of these four indications of interest was from an operating company which had expressed a strong strategic interest in CEM, and which had financial resources the special committee deemed sufficient to fund the transaction without a financing contingency. Each of the four potential acquirors indicated a strong interest in meeting with Mr. Collins to discuss his future plans. One of these four proposals stated that the offer was not contingent on Mr. Collins remaining as an employee of CEM. The two proposals the special committee decided not to pursue had indicated values below $11.00 and were deemed not otherwise sufficiently attractive to warrant further attention.

         On December 1, at its request the special committee and its advisors met with Mr. Collins and his advisors. At that meeting, the special committee advised Mr. Collins that it had received six written indications of interest to acquire CEM, and that four of the potential acquirors were proposing a price of $11.00 per share or more. The special committee indicated that it planned to continue its process with these four bidders and provided Mr. Collins with publicly available information with respect to each of them. It also reported that each of the four bidders had been advised of Mr. Collins's stated unwillingness to remain as an employee of CEM following its sale to another party. It further indicated that each of the bidders had requested to meet directly with Mr. Collins to discuss his future plans, and that some but not all of them had conditioned their proposal on him remaining with CEM following an acquisition. The special committee then proposed a schedule for each bidder's facility visit and a management presentation involving Mr. Collins and other members of senior management, as well as direct meetings between the four potential bidders and Mr. Collins.

         On December 6, Messrs. Chanon and Norelli met separately with Mr. Collins at his request. At each of these meetings Mr. Collins asked whether, as the special committee, they would stop the scheduled meetings with the four other bidders if Mr. Collins offered to increase the acquisition price to $11.00 per share. Later that day, Messrs. Chanon and Norelli telephoned Mr. Collins and told him that the special committee did not consider an $11.00 per share offer to be preemptive under the current circumstances and that the process with the four bidders would proceed as planned even if Mr. Collins increased his bid to $11.00 per share. They again requested and received assurances from Mr. Collins that he would cooperate fully with the special committee's efforts to market CEM to the four bidders through the due diligence process.

         On December 7, Messrs. Chanon and Norelli telephoned Messrs. Decker and Corliss. They informed Messrs. Decker and Corliss of the pending visits by the four bidders, and requested and received assurances from each of them that they would cooperate fully in the special committee's efforts to market CEM to the four bidders through the due diligence process.

         From December 8 through December 15, separate due diligence meetings, including management presentations, were held with representatives of three of the four identified bidders. The fourth bidder (which had indicated an interest at "approximately $10.75 to $11.00 per share") withdrew from the process, citing a lack of assurance that senior management could be convinced to remain with CEM. A member of the special committee and representatives of Brookwood attended each management presentation made by CEM to the remaining bidders. Messrs. Collins, Decker and Corliss participated in each management presentation. In addition, Mr. Collins met directly with representatives of each of the three remaining bidders and provided each with a tour of CEM's North Carolina facility. During these due diligence meetings, in response to questions from two of the bidders regarding their future plans, each of Messrs. Collins, Decker and Corliss indicated his unwillingness to sign a non-competition agreement or to remain an employee of CEM if the company was sold to any party other than Mr. Collins.

         On December 16, Mr. Decker advised counsel to the special committee that he was not willing to enter into the retention incentive arrangement proposed by the special committee, because he considered it unlikely that he would remain an employee of CEM if it were sold to any of the three identified bidders.

         On December 17, the special committee met with its advisers to discuss the status of the marketing process. Following the meeting, Brookwood sent a letter to each of the three bidders requesting that each of them submit a final proposal by December 21, and that such proposal include any and all conditions to the offer, including specifically conditions pertaining to the retention of management. At the request of the special committee, Brookwood also contacted Wachovia Securities and requested information confirming Mr. Collins's ability to finance an offer at or above $11.00 per share.

         Also on December 17, at the request of the special committee, counsel to the special committee delivered a letter to Mr. Collins's counsel asking that Mr. Collins advise the special committee of his plans if one of the three bidders acquired CEM. The letter also asked Mr. Collins to confirm his understanding of the intentions of identified senior management employees, including Messrs. Decker and Corliss. Following receipt of this letter, Mr. Collins's counsel contacted the special committee's counsel. In that conversation, and in several follow-up telephone conferences, Mr. Collins's counsel advised the special committee's counsel that Mr. Collins considered it unlikely that he would continue as an employee of CEM if it became a division or subsidiary of another company and that since he was not subject to any non-competition agreement and had no legal obligation to sign one, he considered it highly unlikely that he would execute such an agreement for the benefit of an acquiror of CEM. Mr. Collins's counsel further advised that although Mr. Collins had not made any plans as to what he would do if he left CEM following an acquisition by another bidder, he considered it likely that he would continue in the microwave field, since that was the industry in which he had worked for over 20 years. Mr. Collins's counsel also advised the special committee's counsel that Mr. Collins had confirmed that he had not spoken with other members of CEM's management about leaving CEM and that he was not aware of their plans except for statements made by them in his presence to bidders during the management presentations. Following these conversations between counsel, Mr. Collins called Messrs. Norelli and Chanon to discuss his intentions and to confirm the statements made by his counsel, including that he did not plan to sign a non-competition agreement.

         On December 21, Brookwood received updated bids from each of the three remaining bidders. The offers, all of which were non-binding, indicated values of $11.00, $11.33 and $11.50 per share. All of the offers were made subject to several express conditions, including further due diligence. The $11.50 offer was conditioned on, among other things, obtaining employment and non-competition agreements with identified members of senior management, including Messrs. Collins, Decker and Corliss. The $11.33 offer required, among other things, non-competition agreements with Messrs. Collins, Decker and Corliss. The $11.00 offer was subject to, among other things, obtaining satisfactory retention agreements with identified members of management other than Mr. Collins, including Messrs. Decker and Corliss.

         On December 22, the special committee met with its advisers to review the three final bids. Brookwood confirmed to the special committee that the indicated value of each of the three bids was within the range of equity values developed by Brookwood. The special committee believed, however, that based on the information at hand it was unlikely that any of the management-related conditions to which the bids were subject could be satisfied. Based on Brookwood's report of its discussions with the three bidders regarding their proposals, the special committee did not believe that any of the bidders would agree to waive or substantially modify the management-related conditions. The special committee was also concerned that the additional due diligence to which the bids were subject could significantly delay the execution of a definitive agreement, and that the due diligence process could disrupt CEM's operations and cause or accelerate the loss of employees, all of which might affect a bidder's willingness to consummate the transaction. After extensive discussion, the special committee concluded that the contingencies to which the bids were subject created a substantial risk that the proposed transactions would not be consummated. The special committee believed that Mr. Collins was the only identified potential acquiror whose offer would not be subject to similar contingencies. Accordingly, the special committee decided to seek from Mr. Collins his final offer. The special committee believed that there was more certainty that a transaction with Mr. Collins would be consummated, if his final price was competitive with the three other bids, and if his financing for the offer was firm. The special committee did not go back to the other bidders because it believed it would serve no purpose, based on Brookwood's report that at the time their bids were submitted the other bidders were fully aware of Mr. Collins's continued interest in acquiring CEM and the likelihood that the management-related conditions could not be satisfied.

         On December 23, at its request the special committee met with Mr. Collins and their respective advisors. At the meeting, the special committee first requested that Mr. Collins confirm in writing his previous oral statements, if it continued to be his intention, that he would not sign a non-competition agreement even if he was offered a substantial amount to do so by an acquiror. Mr. Collins agreed that he was willing to provide this written confirmation. The special committee then advised Mr. Collins that each of the three potential acquirors had submitted definitive bids to acquire CEM at prices of $11.00 or more, with two bids being significantly more than $11.00. The special committee also advised Mr. Collins that not all of the bids contained an express condition requiring that Mr. Collins continue with CEM or sign a non-competition agreement preventing him from working for a competitor if he left CEM. The special committee asked Mr. Collins to give it his final proposal. After a recess, Mr. Collins offered to increase his acquisition price from $9.25 to $11.10 per share and again confirmed to the special committee that, because of his familiarity with CEM as its chief executive officer, he would not require any due diligence as a condition to entering into a merger agreement or completing the merger. After another recess, the special committee told Mr. Collins that it would recommend his proposal to the board if he increased his price to $11.15 per share, subject to the board receiving written commitments of sufficient financing to support an acquisition at that price. Mr. Collins agreed to increase his offer to $11.15 per share. Following the meeting, the special committee requested that Brookwood render to the special committee and the board an opinion as to the fairness of Mr. Collins's offer.

         From December 23 through December 29, Mr. Collins and the special committee, primarily through their counsel, negotiated the terms of the merger agreement. Also during this period, the special committee, primarily through Brookwood, investigated the terms and conditions of Mr. Collins's financing arrangements with Banc of America. Also during this period, Brookwood executed a supplemental engagement letter with the special committee relating to the fairness opinion, and made additional investigations and calculations as it deemed necessary to update its earlier financial analysis for purposes of rendering its fairness opinion. These investigations and calculations included a review of current stock prices for comparable companies and current prevailing interest rates, as well as confirming with Mr. Collins the continued validity of the Collins Projections. The details and conclusions of Brookwood's analysis of the fairness of the transaction from a financial point of view are set forth below under " - Opinion of CEM's Financial Advisor." Also during this period, at the request of the special committee, Brookwood and the special committee's legal counsel provided materials to, and had separate conversations with, CEM's remaining director, Mr. Krall, in order to familiarize him with the financial analyses of CEM prepared by Brookwood for the special committee and with the proposed terms of the merger agreement.

         On December 28, Brookwood reviewed Mr. Collins's financing with the special committee, and advised the special committee that it was prepared to render to the special committee and the Board its opinion that the price proposed by Mr. Collins was fair, from a financial point of view, to the shareholders of CEM. Thereafter, following a report from legal counsel regarding the negotiated terms of the merger agreement, the special committee determined that the terms of the merger were fair and in the best interests of CEM's shareholders, and agreed to recommend to the board of directors that it approve the merger and the merger agreement and recommend the merger to CEM's shareholders.

         On December 29, at a special meeting of the board, Mr. Collins delivered a letter to the board confirming that he did not intend to enter into a non-competition agreement if another acquiror purchased CEM, even if he was offered a substantial amount to do so. In addition, he provided an executed commitment letter of Banc of America to provide financing to fund Mr. Collins's proposed acquisition and CEM's anticipated working capital needs following the acquisition. Also, at the board meeting, Brookwood provided its oral opinion to the effect that, as of the date thereof, and based on the assumptions and subject to the limitations and qualifications set forth therein, the $11.15 per share merger consideration was fair to the shareholders of CEM from a financial point of view. Brookwood confirmed to the board that the methodologies and assumptions used in the financial analysis on which its opinion was based were generally consistent with those presented to the special committee at its October 29 meeting and subsequently reviewed with Mr. Krall. Brookwood also confirmed that in rendering its opinion it had taken into account relevant changes since its October 29 presentation, including, among other things, changes in interest rates and share prices for comparable companies, and CEM's anticipated results of operations. Brookwood further reported that it had recently confirmed that the Collins Projections continued to represent Mr. Collins's best estimate as to the likely future performance of CEM. Brookwood's oral opinion was subsequently confirmed in a letter dated as of December 29, 1999. See " - Opinion of CEM's Financial Advisor." Following a discussion by the board, the merger proposed by Mr. Collins and recommended by the special committee was approved by unanimous vote of the directors, other than Mr. Collins who recused himself from a portion of the discussion and abstained from the vote. The merger agreement was signed immediately following the board meeting, and CEM promptly issued a press release announcing the execution of the merger agreement.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS

         As discussed above under " - Background of the Merger," the special committee and the board of directors (other than Mr. Collins) unanimously determined that the merger agreement and the merger are fair to and in the best interests of the public shareholders. The special committee and the board recommend that you vote "FOR" the approval of the merger agreement and the merger.

         In reaching the determination that the merger agreement and the merger are fair to and in the best interests of the public shareholders, the special committee and the board of directors consulted with their financial and legal advisors, drew on their knowledge of our business, operations, properties, assets, financial condition, operating results, historical public share trading prices and prospects and considered the following factors, each of which, in the opinion of the special committee and the board, supported the determination:

         o the belief of the special committee and the board that the merger was a better alternative for the public shareholders than continuing to operate CEM as a public company. The special committee concluded that, based on CEM's limited trading volume, institutional sponsorship and public float, its small market capitalization, and the diminishing research attention that it received from market analysts, CEM's continuing status as a public company would limit the ability of CEM's shareholders to obtain a fair price in selling their shares in the market. See "- Background of the Merger" and "- Projections."

         o the fact that the $11.15 per share merger consideration represented a significant premium to recent historical trading prices of the CEM common stock. The special committee and the board recognized that the merger consideration represented a 94 percent premium to the closing price of CEM common stock on the day Mr. Collins's first offer was announced and a 46 percent premium to the weighted average trading price of the shares during the 12 months preceding that date. See "Information Regarding CEM - Market Prices of Common Stock and Dividends."

         o the financial advisor's opinion to the special committee and the board to the effect that the merger consideration is fair to CEM's shareholders from a financial point of view. Brookwood analyzed the going concern value of CEM, using the comparable companies, comparable transactions, discounted cash flow and leveraged buyout methodologies. The special committee believed that Brookwood's focus on going concern value was appropriate. It concurred with Brookwood's conclusion that indicia such as net book value or liquidation value were less meaningful given the nature of CEM's assets and business based on Brookwood's analysis that the net book value was below the range of fair value determined by the other methodologies employed by Brookwood and did not reflect the going concern value of CEM and that Brookwood found no evidence of hidden assets or other factors that might lead Brookwood to believe that a liquidation value analysis would be relevant. The special committee noted that a number of the per share value calculations resulting from Brookwood's comparable companies, comparable transactions and discounted cash flow methodologies were in excess of the merger consideration; however, the special committee concluded that these methodologies were not the best indicators of fair value for CEM. The special committee concurred with Brookwood's conclusion that the leveraged buyout analysis was the most relevant of the four valuation methodologies. The special committee believed that the unwillingness of the three most senior members of senior management to remain with CEM in a transaction other than a management-led leveraged buyout made CEM less attractive to potential purchasers because of uncertainty as to whether CEM would be able to continue its historical financial performance or achieve the financial results of the Collins's Projections without these senior managers, who would be free to compete with CEM. The special committee noted that Brookwood's comparable companies methodology and the comparable transaction methodology relied on historical financial performance and the discounted cash flow methodology relied on the Collins's Projections. The special committee also noted that a number of the comparable companies and comparable transactions used in Brookwood's analyses were not truly comparable to CEM in terms of size, market capitalization, financial performance or other relevant factors. The special committee viewed this factor as further supporting Brookwood's conclusion that the leveraged buyout analysis is the most relevant to the merger. The special committee noted that the merger consideration was near the high end of the range of values calculated by Brookwood using the leveraged buyout method. See " - Opinion of CEM's Financial Advisor."

         o the results of the multi-step process conducted by the special committee's financial advisor to solicit competing offers. This process involved contacting thirty-six potential acquirors and resulted in the execution of twelve confidentiality agreements, the receipt of six preliminary indications of interest and the submission of three final offers in addition to Mr. Collins's bid. The special committee and the board considered the fact that the $11.15 per share merger consideration was within the range of values indicated by these other three final offers and was within 3.2 percent of the highest of the three proposals, as well as the fact that each of the other three proposals contained due diligence and management related contingencies which the special committee and the board believed created a substantial likelihood that the proposed transactions would not be completed at the values in the offers. Considering the results of the solicitation process, the special committee and the board believed that it was unlikely that there were any potential buyers with the interest and ability to commit to a transaction at a greater price per share than the $11.15 merger consideration and without unacceptable contingencies. The special committee and the board noted that the merger is not subject to any due diligence contingencies. For these reasons and the other reasons described in this section, the special committee and the board concluded that the merger was the best offer reasonably available to the public shareholders. See " - Background of the Merger."

         o the extensive negotiations between the special committee and Mr. Collins, which resulted in his offer price being increased by more than 32 percent. The special committee and the board considered the fact that these negotiations were conducted over a period of more than sixty days, during which time the special committee received and rejected proposals or inquiries from Mr. Collins at $8.40, $9.25, $11.00 and $11.10 per share. At the time the merger agreement was executed, the special committee and the board believed that the $11.15 merger consideration was the highest price Mr. Collins could or would be likely to offer. See " - Background of the Merger."

         o the receipt by the special committee and the board of a signed commitment letter from Banc of America to provide financing for the merger. The special committee and the board also considered the fact that the merger agreement does not permit MJC Acquisition or Mr. Collins to abandon the merger in the event that any of the conditions to the financing are not satisfied. See " - Background of the Merger" and "Financing of the Merger."

         o the terms and conditions of the merger agreement, particularly the provisions giving the board the right, subject to conditions, to respond to unsolicited inquiries, to modify or withdraw its recommendation and to pursue a more favorable transaction with a third party. The special committee and the board also considered the fact that the merger agreement provided for the payment of liquidated damages equal to approximately 2.9 percent of the aggregate transaction value, as well as expense reimbursement obligations, which the special committee and the board believed, under the circumstances, would not have an unreasonably preclusive effect on competing offers. See "The Merger - Nonsolicitation Covenant" and " - Termination Fee."

         o the requirement that the merger be approved by the holders of two-thirds of the outstanding shares of CEM common stock, which allows for an informed vote by the public shareholders on the merits of the transaction without requiring a tender of shares or other potentially coercive transaction structure, and which implicitly requires (because Mr. Collins owns less than 16 2/3 percent of the outstanding shares) that, for the merger to be approved, holders of a majority of the outstanding shares, in addition to Mr. Collins, must vote to approve the transaction. See "The Merger - Conditions."

         In concluding that the merger is fair to and in the best interests of the public shareholders, the special committee and the board of directors also considered the following factors, each of which the special committee and the board considered to be a negative factor:

         o the fact that the merger consideration is not the highest price per share offered to the special committee. The special committee and the board considered the fact that as a result of its solicitation process the special committee had received two non-binding offers which--at $11.50 and $11.33 per share--were higher than Mr. Collins's proposal. They also considered the fact that both of these proposals were contingent on, among other things, Mr. Collins's agreement not to compete with CEM, as well as the fact that Mr. Collins had confirmed in a letter to the board that he would not enter into a non-competition agreement. See " - Background of the Merger."

         o the fact that consummation of the merger would preclude the public shareholders from having the opportunity to participate in the future growth prospects of CEM. In addition, the special committee and the board of directors recognized that Mr. Collins will have the opportunity to benefit from any increases in the value of CEM following the merger as a result of his increased equity interest in CEM and therefore may receive a substantial economic benefit from the transaction. See " - Purpose and Reasons of Mr. Collins for the Merger" and "Effects of the Merger."

         o the potential conflicts of interest of Mr. Collins resulting from the foregoing benefits that may be realized by him. In addition, the special committee and the board considered the potential conflicts of interest of Messrs. Decker and Corliss resulting from their stated support of Mr. Collins's acquisition of CEM. The special committee and the board believe, however, that the procedures followed in the process of considering Mr. Collins's offer, soliciting alternative proposals and negotiating the terms of the merger agreement addressed these conflicts and were fair to the public shareholders. See " - Background of the Merger" and " - Conflicts of Interest."

         o the fact that as part of its stock repurchase program CEM from time to time has acquired shares at prices in excess of $11.15 per share. The special committee and the board considered the fact that CEM's stock price had dropped from a high of $13.00 during the first fiscal quarter of 1999 to $5.75 prior to the announcement of Mr. Collins's initial offer, and concluded that, given adverse changes in the market for CEM stock and in the industry sector generally, those transactions were not relevant to the current value of CEM's shares. See "Information Regarding CEM - Recent Stock Purchases."

         The foregoing discussion of the information and factors considered by the special committee and the board is not meant to be exhaustive, but includes all material factors considered by the special committee and the board as part of the determination that the merger and the merger agreement are fair to, and in the best interests of, CEM and the public shareholders and the recommendation that the shareholders approve the merger and the merger agreement. While each of the board and the special committee adopted the analysis and conclusions of Brookwood as described in "Opinion of CEM's Financial Advisor," it also considered all of the factors listed above in making the determination that the merger and the merger agreement are fair to, and in the best interests of, CEM and the public shareholders. The special committee and the board did not assign relative weights or quantifiable values to those positive and negative factors. Rather, the decision of the special committee and the board was based on the subjective analysis by its members of those factors, including the analysis and conclusions of Brookwood. The special committee and the board each viewed its position and recommendations as being based on the totality of the information presented to and considered by it. In addition, based on the factors described above, including the appointment of the special committee, its engagement of Brookwood and separate legal counsel to negotiate on its behalf, the solicitation of other bidders and the requirement that the merger be approved by a majority of the outstanding shares other than the shares held by Mr. Collins and Mr. Collins's unwillingness to enter into a non-competition agreement or continue his employment if CEM was sold to another bidder, the board and the special committee also believe that the merger is procedurally fair to the public shareholders.

OPINION OF CEM'S FINANCIAL ADVISOR

         The special committee retained Brookwood to act as its financial advisor and, as requested by the special committee, to (i) assist in identifying and analyzing CEM's strategic alternatives, (ii) review and analyze any proposals for any sale or business combination of CEM, including any proposal from CEM's management, (iii) market CEM to prospective purchasers and (iv) participate in negotiations concerning such a transaction. In its engagement letter, Brookwood also agreed that, if requested by the special committee, it would render an opinion as to the fairness of such a transaction, from a financial point of view, to CEM's public shareholders. Prior to being engaged as the financial advisor to the special committee, Brookwood had no prior professional relationship with CEM.

         At the request of the special committee, on December 29, 1999 Brookwood rendered its oral opinion to the special committee and the board to the effect that, as of that date and subject to the assumptions made, matters considered and limits of the review undertaken by Brookwood described in its opinion, the $11.15 merger consideration to be received by CEM's stockholders other than Mr. Collins or his affiliates pursuant to the merger was fair from a financial point of view to such stockholders. Brookwood subsequently confirmed this opinion in writing by letter dated December 29, 1999.

         The full text of Brookwood's written opinion is attached as Appendix B to this proxy statement. We refer you to Brookwood's opinion, and you should consider it as a part of this proxy statement since we are incorporating it by this reference. The following description of Brookwood's opinion is only a summary of it, and you should read the full opinion for a complete understanding of the opinion's assumptions, considerations and limitations.

         You should be aware that the Brookwood opinion only advises the special committee and the board concerning the fairness from a financial point of view of the merger consideration. The opinion does not address the merits of our board of directors' decision to approve the merger. The opinion is not a recommendation to you that you vote for or against the merger or that you take any other action regarding the merger.

         In preparing its opinion, Brookwood, among other things:

         o reviewed certain of our publicly available financial statements and other business and financial information;

         o reviewed certain of our internal financial statements, financial forecasts and other data concerning CEM prepared by our management, including the Collins Projections;

         o met with certain members of our management to discuss CEM's business, historical and projected financial results, financial condition and future prospects;

         o reviewed the historical stock price and trading volume for CEM common stock;

         o compared our financial performance and the price and trading volume of CEM common stock with that of other publicly traded companies in similar lines of business;

         o compared the financial terms of the merger with the financial terms of certain other transactions that Brookwood deemed comparable;

         o prepared a discounted cash flow analysis and a leveraged acquisition analysis of CEM;

         o reviewed the financial terms and conditions set forth in the merger agreement; and

         o made other studies and inquiries, and took into account other matters that Brookwood believed were relevant to forming its opinion, including an assessment of general economic and market conditions.

         Brookwood did not independently verify any of the information it obtained for purposes of its opinion. Instead, Brookwood assumed the accuracy and completeness of all such information. Brookwood relied upon our management's assurances that information concerning our prospects, including the Collins Projections, reflected the best currently available judgments and estimates of management as to our likely future financial performance. As to all legal matters, Brookwood relied on the advice of counsel to the special committee and has assumed that the merger will be consummated in accordance with the terms of the merger agreement. Brookwood did not make an independent inspection, evaluation or appraisal of the assets or liabilities of CEM, nor did anyone furnish Brookwood with any such evaluation or appraisal. The Brookwood opinion is based on market, economic, and other conditions as they existed and could be evaluated at the time the opinion was given.

         No limitations were imposed by CEM, the special committee or the board on the scope of Brookwood's investigation or the procedures Brookwood followed in rendering its opinion.

         In addressing the fairness, from a financial point of view, of the merger consideration to be received by the unaffiliated shareholders of CEM, Brookwood employed a variety of generally recognized valuation methodologies and performed those which it believed were most appropriate for developing its opinion. The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Brookwood did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments about the significance and relevance of each analysis and factor. Such analysis resulted in the calculation of ranges of implied per share values for CEM common stock, including implied values that were greater than the merger consideration, but Brookwood did not consider that any particular implied value, whether less than or greater than the merger consideration, was determinative of fairness.

         Brookwood believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, would create an incomplete view of the process underlying its opinion.

         In performing its analyses, Brookwood made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CEM. The analyses performed by Brookwood do not purport to be an appraisal and are not necessarily indicative of actual values, trading values or actual future results that might be achieved, all of which may be significantly more or less favorable than suggested by Brookwood's analyses. No public company that Brookwood utilized as a comparison is identical or directly comparable to CEM, and none of the comparable transactions utilized as a comparison is identical or directly comparable to the merger. Accordingly, a purely mathematical analysis based on such comparable companies or comparable business combinations is not a meaningful method of using the relevant data; rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the transaction or the public share trading or other values of the companies that are being compared.

         In connection with its analyses, Brookwood utilized estimates and forecasts of our future operating results contained in or derived from the Collins Projections. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than the forecasts. The analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of CEM. Therefore, future results or actual values may be materially different from these forecasts or assumptions. The Brookwood opinion was one of many factors taken into consideration by the special committee in making its determination to approve the merger agreement. Consequently, the analyses described below should not be viewed as determinative of the opinion of either the special committee or the board with respect to the value of CEM or whether the special committee or the board would have been willing to agree to different terms for the merger.

         The following is a brief summary of the material analyses performed by Brookwood in connection with rendering the Brookwood opinion to the special committee and the board. The following summary includes information presented in tabular form. In order to understand the financial analyses performed by Brookwood, the tables must be read together with the accompanying text. Also, for purposes of the financial analyses from which these per share values are derived, Brookwood assumed that we would be operated by a management team with the perceived ability to achieve the financial results of the Collins Projections. The following analyses reflect substantially the same methodologies used by Brookwood in its presentations to the special committee on October 29, updated to reflect financial information and market data that was available as of December 29, 1999:

         Comparable Public Company Analysis. Brookwood reviewed and compared the financial and stock market performance of CEM and certain ratios and multiples of CEM to the financial and stock market performance and corresponding ratios and multiples of seven publicly held companies in the analytical instruments industry that Brookwood believed were generally comparable to the CEM. The companies were Ametek, Inc., Dionex Corporation, Isco, Inc., Mettler-Toledo International, Inc., O. I. Corporation, ThermoQuest Corporation and Varian, Inc. (collectively, the "Comparable Companies").

         Among other analyses, Brookwood calculated the enterprise value (that is, equity market value, plus debt, less cash and equivalents) as a multiple of the latest twelve months' net sales, operating income and operating cash flow (that is, operating income plus depreciation and amortization) for each of the Comparable Companies. All multiples were calculated using closing stock prices on December 28, 1999. A summary of the enterprise value multiples generated from this analysis is shown in the following table:

                                          Enterprise Value Multiples
                                          --------------------------
                           Net Sales    Operating Income     Operating Cash Flow
                           ---------    ----------------     -------------------
         High                 5.2x            42.6x                 25.4x
         Nearest High         1.6x            16.1x                 16.9x
         Median               1.1x            12.4x                 12.0x
         Nearest Low          1.0x             8.8x                  6.5x
         Low                  0.4x             5.7x                  4.4x

         The nearest low multiple is the multiple just lower than the median multiple and the nearest high multiple is just higher than the median multiple.

         Brookwood selected the Comparable Companies because they have general business, operating and financial characteristics generally similar to those of CEM. However, Brookwood noted that no company used in the foregoing analysis is identical or directly comparable to CEM and that the multiples shown in the foregoing table that are above the median multiples relate to companies that have had higher internal growth rates and a have much larger market capitalization than CEM. Accordingly, Brookwood deemed the median and nearest low multiples derived in the foregoing analysis to be most relevant. Although Brookwood did not specifically quantify the relevance of this valuation methodology compared to the other methodologies it used, because of the absence of truly comparable companies, Brookwood considered this methodology to be less relevant to its analysis than its discounted cash flow analysis and leveraged buyout analysis.

         Using the median and nearest low multiples shown above Brookwood calculated the implied equity value per share of CEM's common stock on the basis of the September 30, 1999 balance sheet, operating income and operating cash flow for the twelve months ended September 30, 1999 and the shares and options (which are assumed to be exercised) outstanding as of December 29, 1999. The following table presents the results of this analysis:


                              Implied Equity Per Share Value of CEM Common Stock
                              --------------------------------------------------
                                                                 Operating
                          Net Sales      Operating Income        Cash Flow
                          ---------      ----------------        ---------
         Median              $13.85          $13.90                $18.12
         Nearest Low          13.41           10.92                 11.59

         Comparable Transaction Analysis. Brookwood reviewed and compared the publicly available financial data related to nine business combination transactions in the analytical instruments industry that Brookwood felt were generally comparable to the merger and that disclosed financial information sufficient to provide valuation guidance (collectively, the "Comparable Transactions"). A list of the Comparable Transactions follows:

         Acquiror                          Target                                                      Date
         --------                          ------                                                      ----
         Pall Corporation                  Gelman Sciences, Inc.                                    Feb. 1997
         Danaher Corporation               Hach Company                                             July 1999
         Investor Group                    Industrial Scientific Corporation                        May 1999
         Kirtland Capital Partners         Instron Corporation                                      Sep. 1999
         FEI Company                       Micrion Corporation                                      Aug. 1999
         Thermedics Detection, Inc.        Orion Research, Inc.                                     May 1998
         Stonington Partners               Packard BioScience Company                               Mar. 1999
         EG&G, Inc.                        Perkin-Elmer's Analytical Instruments Division           May 1999
         Roper Industries, Inc.            Varlen Corporation - Petroleum Analyzers Division        May 1998

         Among other analyses, Brookwood calculated enterprise values relative to each of the Comparable Transaction companies' net sales, operating income and operating cash flow. A summary of the enterprise value multiples generated from this analysis is shown in the following table:


                                          Enterprise Value Multiples
                                ---------------------------------------------
                                                                    Operating
                                Net Sales     Operating Income      Cash Flow
                                ---------     ----------------      ---------
              High                 2.6x            33.2x               19.8x
              Nearest High         1.5x            10.3x                7.7x
              Median               1.3x            10.0x                7.5x
              Nearest Low          1.2x             9.6x                6.9x
              Low                  0.7x             6.0x                5.1x

         Brookwood chose the Comparable Transactions because the target companies have general business, operating and financial characteristics similar to those of CEM. However, Brookwood noted that no company or transaction used in the foregoing analysis is identical or directly comparable to CEM or the merger and that the Comparable Transactions include two transactions with very high valuation multiples in which the consideration for the acquisitions was all stock and the transactions were accounted for using the pooling-of-interests method. Brookwood also noted that most of the acquired companies in the Comparable Transactions were substantially larger than CEM. Therefore, Brookwood deemed the median and nearest low multiples derived in the foregoing analysis to be most relevant. Although Brookwood did not specifically quantify the relevance of this valuation methodology compared to the other methodologies it used, because of the absence of truly comparable transactions, Brookwood considered this methodology to be less relevant to its analysis than its discounted cash flow analysis and leveraged buyout analysis.

         Using the median and nearest low multiples shown above, Brookwood calculated the implied equity value per share of CEM's common stock on the basis of the September 30, 1999 balance sheet, operating income and operating cash flow for the twelve months ended September 30, 1999 and the shares and options (which are assumed to be exercised) outstanding as of December 29, 1999. The following table presents the results of this analysis:

                              Implied Equity Per Share Value of CEM Common Stock
                              --------------------------------------------------
                                                                     Operating
                         Net Sales      Operating Income             Cash Flow
                         ---------      ----------------             ---------
         Median            $16.35            $11.94                   $12.80
         Nearest Low        15.16             11.65                    12.10

         Discounted Cash Flow Analysis. Brookwood performed a discounted cash flow analysis to estimate the present value of CEM under three different projections. The "base case" projections reflect the Collins Projections extended for one year. For purposes of the extension, Brookwood assumed that the net sales, gross profit and operating cash flow for fiscal 2004 would be the same as for fiscal 2003 as included in the Collins Projections and confirmed the reasonableness of that assumption with Mr. Collins. Brookwood developed "downside" projections based upon the Collins Projections but with lower revenue growth and lower expenses. Brookwood developed "upside" projections assuming revenue and profitability would be higher than the Collins Projections from a development stage product that is outside CEM's core commercial microwave product focus.

         For each of the three scenarios, the discounted cash flow analysis of CEM was determined by adding the present value, as of September 30, 1999, of projected free cash flows through June, 30, 2004 plus the estimated value of CEM as of June 30, 2004 using a range of terminal multiples of operating cash flow. Free cash flow is defined as unlevered cash flow after tax obligations, working capital and capital expenditures.

         The range of estimated values for CEM at the end of the five-year period was calculated by applying certain discount rates ranging from 12.0 percent to 16.0 percent and terminal value multiples of estimated operating cash flow in 2004 ranging from 5.0x to 7.0x. Brookwood arrived at these discount rates by calculating an estimated cost of capital for CEM using, among other things, the estimated cost of capital and capital structures of companies in CEM's industry as determined according to CEM's SIC code by a recognized source. Brookwood based its range of terminal value multiples on, among other things, its review of the Comparable Companies and the Comparable Transactions. The following table presents a summary of the implied equity values per share of CEM common stock from this analysis:

                                     Implied Equity Per Share Value of CEM Common Stock
                           --------------------------------------------------------------------
       Case:                Downside                -----Base Case----                Upside
                           --------------   ------------------------------------   ------------

       Discount Rate:          16.0%          16.0%        14.0%       12.0%           12.0%
                               -----          -----        -----       -----           -----
       Terminal Multiple
                5.0 x         $10.76         $11.64       $12.21      $12.84          $15.29

                6.0 x          11.65          12.63        13.29       14.01           16.83

                7.0 x          12.52          13.63        14.37       15.18           18.37

         While Brookwood did not attribute any particular weight to the three projection scenarios, the downside case is the case that is most consistent with CEM's actual financial performance from fiscal 1995 through fiscal 1999. Accordingly, Brookwood found the lower end of the range of implied equity per share values derived from this analysis to be most relevant.

         Leveraged Buyout Analysis. This analysis assumes a capital structure that a financial purchaser might apply to CEM and still provide acceptable returns to its providers of capital. Brookwood based the analysis on the base case, upside and downside projections used in its discounted cash flow analysis. Brookwood assumed that the amount of debt financing would be limited by a certain multiple of the latest twelve months operating cash flow and the estimated value of CEM's assets and that the providers of capital would require certain targeted rates of return. Brookwood calculated the implied equity per share value of CEM common stock for the three projection scenarios to be $10.35, $10.60 and $11.30 based on a leveraged buyout analysis.

         While Brookwood did not attribute any particular weight to the three projection scenarios, the downside case is the case that is most consistent with CEM's actual financial performance from fiscal 1995 through fiscal 1999. Accordingly, Brookwood found the lower end of the range of implied equity per share values derived from this analysis to be most relevant.

         In rendering its opinion, Brookwood considered it significant that the three most senior members of our senior management, including Mr. Collins, were unwilling to remain with our company if it were purchased by another company and they were unwilling to enter into non-compete agreements. Brookwood believed that the unwillingness of these members of senior management to remain with CEM in a transaction other than a management-led leveraged buyout made CEM less attractive to potential purchasers because of uncertainty as to whether CEM would be able to continue its historical financial performance or achieve the financial results of the Collins Projections without these senior managers, who would be free to compete with CEM. Brookwood noted that both the comparable public company methodology and the comparable transaction methodology relied on historical financial performance and the discounted cash flow methodology relied on the Collins Projections. Brookwood considered the leveraged buyout analysis to be the most relevant of the four valuation methodologies because a leveraged buyout was the only transaction proposed to CEM that would result in the retention of the management team. Brookwood noted that the merger consideration is near the top end of the range of the leveraged buyout analysis.

         Other Analyses Performed and Factors Considered. Brookwood reviewed CEM's historical stock price and volume, estimated trading volumes at different stock prices and the weighted average stock price for different periods of time. Brookwood also reviewed the historical trading volume of the Comparable Companies.

         Brookwood compared the merger consideration to CEM's pre-merger stock price and estimated volume-weighted average stock price and calculated the premium of the merger consideration to each as follows:

         o 94 percent premium to the stock price prior to the public announcement of Mr. Collins's initial proposal;

         o 46 percent premium to CEM's estimated weighted average stock price for the 12 months prior to the public announcement of Mr. Collins's initial proposal; and

         o 8 percent premium to CEM's estimated weighted average stock price for the 24 months prior to the public announcement of Mr. Collins's initial proposal.

         Brookwood used estimated volume-weighted average stock prices in order to consider the differences in daily trading volumes in CEM's stock in analyzing the historical prices of CEM's stock.

         Brookwood reviewed CEM's net book value (which it computed as approximately $7.70 per share at December 28, 1999) and noted that immediately prior to the announcement of Mr. Collins's initial offer to acquire CEM, CEM's common stock was trading at prices below its net book value. Brookwood did not consider CEM's net book value to be material for purposes of its fairness opinion, however, because it believed that book value was substantially below the low end of the value range under the other methodologies used by Brookwood and that the going concern value of CEM was not reflected by the book value. For these reasons, Brookwood did not feel the book value calculation provided meaningful guidance as to a fair value for the Company. Brookwood did not perform a liquidation value analysis of CEM because it found no evidence of hidden assets or other factors that might lead Brookwood to believe that such an analysis would be relevant for purposes of its fairness opinion.

         The implied per share values presented in the above analyses did not take into account all of the transaction expenses that are likely to be incurred in an acquisition of CEM, because the level of such expenses is subject to considerable variation depending on the nature of the purchaser and the structure of the transaction. Specifically, the comparable company and discounted cash flow analyses did not reflect any transaction expenses. The comparable transaction analysis implicitly reflected the transaction expenses related to each transaction. The leveraged buyout analysis reflected an estimate of the buyer's financing fees only. Had the leveraged buyout analysis considered all of the estimated expenses (see "Fees and Expenses") of the merger, the implied per share value in the base case leveraged buyout analysis would be reduced by approximately $.39 per share.

         In rendering its opinion, Brookwood also discussed with CEM's management their expectations as to financial performance during, and financial position near the end of, the fiscal quarter ending December 31, 1999. Brookwood determined that management's expectations as to the financial results for such quarter did not affect its conclusions, which were based on analyses using published financial data through the quarter ended September 30, 1999.

         Pursuant to its engagement letter with Brookwood dated September 14, 1999, CEM agreed to pay to Brookwood an aggregate fee of approximately $515,000 for its services in connection with the merger. Of this amount, $130,000 has been paid. The balance of approximately $385,000 will be payable at the closing of the merger. The engagement letter also provides that CEM will reimburse Brookwood for its reasonable travel, legal and other out-of-pocket expenses incurred in connection with Brookwood's role thereunder and will indemnify Brookwood and its affiliates from and against certain liabilities. These liabilities include liabilities under the federal securities laws in connection with the engagement of Brookwood by the special committee.

         The special committee retained Brookwood on the basis of its experience with mergers and acquisitions, financings and advising Boards of Directors and shareholders regarding strategic alternatives. Brookwood is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions and private placements of securities.

Brookwood is a privately-owned investment banking firm which has been an NASD registered broker-dealer since 1990.

PROJECTIONS

         As discussed above, Mr. Collins prepared the Collins Projections with respect to CEM's financial performance over a four-year period ending June 30, 2003. The Collins Projections were provided to Mr. Collins's potential sources of funding to finance the merger. In addition, the Collins Projections were used to develop the projections included in the materials provided to every other potential acquiror that executed a confidentiality agreement. The Collins Projections were also used by each of Brookwood and Wachovia Securities in analyzing the value of CEM. The following is a summary of the Collins
Projections:

                               COLLINS PROJECTIONS
                                 (in thousands)

                                         Fiscal Year Ending June 30,
                         -----------------------------------------------------------
                           2000            2001                 2002           2003
                           ----            ----                 ----           ----
Net sales                $33,681         $37,049              $40,754        $44,829
Cost of goods sold        15,697          17,082               18,586         20,220
                          ------          ------               ------         ------
  Gross profit            17,984          19,967               22,168         24,609
Operating expenses        13,472          14,619               16,081         17,689
                          ------          ------               ------         ------
Operating cash flow        4,512           5,348                6,087          6,920
Other income                 136             195                 212             262
Capital expenditures         800             800                 800             800

         CEM does not as a matter of course make public any projections as to future performance or earnings, and the Collins Projections are included in this proxy statement only because the information is available to Mr. Collins and was used by the special committee and the board in evaluating the fairness of the merger. The Collins Projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The Collins Projections are subjective in many respects and are thus susceptible to various interpretations and periodic revision based on actual experience and business developments. The Collins Projections were based on a number of assumptions that are beyond the control of CEM or Mr. Collins or their respective financial advisors, including economic forecasting (both general and specific to CEM's business), which is inherently uncertain and subjective. None of CEM's or Mr. Collins's respective financial advisors assumes any responsibility for the accuracy of these projections. The inclusion of projections in this proxy statement should not be regarded as an indication that CEM, Mr. Collins, Brookwood, Wachovia Securities or any other person who received these projections considers them an accurate prediction of future events. Neither Mr. Collins nor CEM intends to update, revise or correct these projections if they become inaccurate (even in the short term).

VALUATION ANALYSIS OF MR. COLLINS'S FINANCIAL ADVISOR

         Mr. Collins engaged Wachovia Securities as his exclusive financial adviser with respect to the merger. Wachovia Securities, which was formerly known as Interstate/Johnson Lane Securities Corporation, is a nationally recognized investment banking firm. As part of its investment banking business, Wachovia Securities is regularly engaged in the valuation of businesses and securities, mergers and acquisitions, negotiated underwritings, secondary distributions of securities and private placements.

         As part of its engagement, Wachovia Securities was asked by Mr. Collins to provide him with a preliminary range of fair values of CEM to assist him in determining an amount to bid for CEM and to assess the level of financing necessary to complete a merger at a fair price. In addition, during the course of negotiations with CEM, Wachovia Securities assisted Mr. Collins in deciding the amount he would offer.

         On September 30, 1999, Wachovia Securities presented a preliminary assessment of the value of CEM to Mr. Collins. Wachovia Securities' report consisted of a one-page summary and oral explanation by representatives of Wachovia Securities of its procedures and methodologies. Wachovia Securities' preliminary assessment was based upon information provided to it by Mr. Collins. Accordingly, it did not involve a complete due diligence examination of CEM or other procedures that are customarily involved in fairness opinions or similar evaluations.

         Wachovia Securities reported to Mr. Collins that it had evaluated CEM using three methods of analysis:

         o        analysis of publicly-traded comparable companies;

         o        analysis of comparable mergers and acquisitions; and

         o discounted cash flow analysis using historical and projected financial information as to CEM that Mr. Collins had provided.

         In its analysis of publicly-traded comparable companies, Wachovia Securities used Instron Corporation, Isco, Inc. and O. I. Corporation as comparable companies based on the products offered by those companies, although Instron is significantly larger than CEM, and Giga-Tronics, Inc., Thermo Vision Corporation, Rheometric Scientific, Inc., Intelligent Controls, Inc., Lifschultz Industries, Inc. and Scientific Measurement Systems, Inc. as companies in the broader test instrumentation industry and with sales levels similar to CEM's sales.

         Wachovia Securities calculated commonly used industry multiples for these companies based on the latest twelve months of financial statements with respect to the following ratios:

         o the sum of price per share multiplied by outstanding shares plus net debt (that is, the amount of outstanding debt minus cash held by the company) divided by total sales; and

         o the sum of price per share multiplied by outstanding shares plus net debt divided by earnings before interest and income tax expenses and charges for depreciation and amortization (the term "EBITDA" is used in this proxy statement to refer to earnings before interest and income tax expenses and charges for depreciation and amortization).

The foregoing analysis using the three companies considered most comparable based on products sold by those companies indicated an equity valuation per share for CEM ranging from $8.33 to $8.57. The same analysis using the six companies in the same general industry sector and with similar sales levels, indicated an equity valuation per share for CEM ranging from $8.81 to $9.93.

         In its analysis of comparable mergers and acquisitions Wachovia Securities used the then-pending acquisition of Instron Corporation. Wachovia Securities considered the pending sale of Instron to be comparable to the proposed merger principally because of the similarity in products offered by the two companies, but noted that Instron was significantly larger in size. Again, Wachovia Securities calculated the pending Instron acquisition price as a multiple of its total sales and as a multiple of its EBITDA. In addition, Wachovia Securities applied a 20 percent discount to these multiples to account for the difference in size between Instron and CEM. This analysis indicated an equity valuation per share for CEM ranging from $9.04 to $9.54.

         In connection with its discounted cash flow analysis, Wachovia Securities relied upon the projections provided by Mr. Collins, which are discussed in "Special Factors - Projections." Using these projections and Mr. Collins's input, Wachovia Securities estimated CEM's EBITDA and free cash flow (that is, EBITDA less tax expense, maintenance capital expenditures and net change in working capital) over a five-year period ending June 30, 2004. It then used a range of discount rates and multiples of free cash flow to arrive at an equity value in current terms. Discount rates of 19 percent to 21 percent were based on the build-up method, which considers Treasury yields, average betas and the risk premium for equities. EBITDA multiples of three to five times were estimated based on reviewing the comparable public companies. Employing these criteria, Wachovia Securities arrived at equity values per share that ranged from $7.68 to $10.18.

         Wachovia Securities is an affiliate of Wachovia Bank, N.A. Since 1988, Wachovia Bank has served as CEM's primary commercial bank and has a $3.6 million line of credit outstanding to the company. During this period, Wachovia Bank has received customary fees and interest payments in connection with its loans to CEM. As part of Mr. Collins's financing arrangement with Banc of America, any outstanding balance under Wachovia Bank's line of credit will be repaid at the closing of the merger and the line of credit will be terminated. See "Financing of the Merger."

         Under the term of its engagement letter with Mr. Collins, if the merger is completed Wachovia Securities will be entitled to a fee of approximately $500,000 plus reimbursement of its out-of-pocket expenses, less $50,000 paid by Mr. Collins to Wachovia Securities at the time he engaged Wachovia Securities. Under the merger agreement, CEM as the surviving corporation of the merger has agreed to reimburse Mr. Collins for these fees and expenses.

         You or any representative you designate in writing may review and copy Brookwood's report or Wachovia Securities' report during regular business hours at our principal offices, located at 3100 Smith Farm Road, Matthews, North Carolina. In addition, we will provide you or any representative designated by you with a copy of the report at no cost to you. See "Information regarding CEM
- Incorporation of Documents by Reference."

CONFLICTS OF INTEREST

         In considering the recommendations of the special committee and the board of directors with respect to the merger, shareholders should be aware that Michael J. Collins, who is President and Chief Executive Officer and a member of the Company's board of directors, will own all of the outstanding equity of CEM upon completion of the merger. The special committee and the board were aware of Mr. Collins's conflict of interest and considered it among other factors described under " - The Recommendation of the Special Committee and the

Board of Directors." The special committee considered Mr. Collins's post-merger ownership of CEM to be a negative factor in its determination that the merger is fair to the public shareholders.

         It is anticipated that immediately after the merger, Michael J. Collins will own all of the outstanding shares of CEM as the surviving corporation in the merger. Immediately following consummation of the merger, current executives of CEM, including Mr. Collins, will continue to serve in such roles.

         The merger agreement requires that CEM provide indemnification to its current and former directors and officers against liabilities (including reasonable attorneys' fees) relating to actions or omissions arising out of their being a director, officer, employee or agent of CEM at or prior to the time the merger is completed (including the transactions contemplated by the merger agreement). In addition, CEM is obligated for a period of six years from the time the merger is completed to continue in effect directors' and officers' liability insurance with respect to matters occurring prior to the time the merger is completed, which insurance must contain terms and conditions no less advantageous than are contained in CEM's current directors' and officers' liability insurance policy. If, however, CEM's premiums for this insurance increase, CEM is not obligated to expend annually more than 150 percent of the current cost of this coverage.

         Members of the special committee received fees for their service on that committee equal to $500 per meeting. Messrs. Norelli and Chanon each received fees totaling $14,000 for their service on the special committee. In addition, Mr. Chanon received an $8,000 annual retainer for his service on the board of directors and Mr. Norelli received a $39,000 annual retainer for his service as chairman of the board of directors.

         Ronald A. Norelli owns 12,900 shares of CEM common stock (5,900 of which are held in a joint account with his wife), holds options to purchase 7,000 shares, some of which have an exercise price of less than $11.15 per share, and holds 405 shares as custodian for his children. John L. Chanon owns 3,000 shares of CEM common stock and holds options to purchase 4,000 shares, some of which have an exercise price of less than $11.15 per share. Mr. Chanon's son owns 100 shares of Common Stock. George F. Krall holds options to purchase 5,000 shares of common stock at an exercise price of $7.50 per share that do not become exercisable until May 5, 2000. All of the foregoing shares will, upon completion of the merger, be canceled in exchange for payment of $11.15 per share. In addition, to the extent that any of these options have an exercise price of less that $11.15, upon completion of the merger, these options will be canceled in exchange for payment for each option share of the difference between $11.15 minus the exercise price per share. Accordingly, upon completion of the merger, the members of the board of directors, other than Mr. Collins, will receive the following cash payments: Mr. Norelli will receive $142,835 for his shares of common stock and the shares of common stock he owns jointly with his wife and $12,350 for the aggregate unrealized gain on his stock options, for a total cash payment of $156,185. In addition, Mr. Norelli will receive $4,516 for the shares he holds as custodian for his children. Mr. Chanon will receive $33,450 for his shares of common stock and $2,900 for the aggregate unrealized gain on his stock options, for a total cash payment of $36,350. In addition, Mr. Chanon's son will receive $1,115 for his shares. Mr. Krall will receive will $18,250 for the aggregate unrealized gain on his stock options.

PURPOSE AND REASONS OF MR. COLLINS FOR THE MERGER

         Mr. Collins's purpose for engaging in the transactions contemplated by the merger agreement is to acquire ownership of CEM as a privately held company. He believes that due to

CEM's small size and the lack of equity research coverage for both CEM stock and the analytical instruments industry in general (factors he believes are in large measure beyond CEM's control), it is and will continue to be difficult for CEM to attract new investor interest and for CEM shareholders to get a fair price when selling their shares in the market. In addition, trading volume in CEM stock has historically been low--at the time Mr. Collins made his first proposal to acquire CEM the trading volume over the prior 12 months averaged approximately 4,200 shares a day. While he believes these factors do and would continue to limit the ability of CEM shareholders, including him, to receive a fair price in selling their shares in the market, Mr. Collins also believes that CEM is a valuable company with the opportunity to increase its revenues and net income in the future. Mr. Collins also believes that the expenses and pressures of being a public company are significant for a company the size of CEM and that eliminating those pressures and expenses would enhance CEM's long-term success. He believes that the merger offers our public shareholders the opportunity to obtain a fair value for their shares, with his final offer of $11.15 per share representing a 94 percent premium to the closing price of CEM common stock on the date he made his first offer to buy the company.

         Mr. Collins owns 454,692 shares of CEM common stock. In addition, Mr. Collins beneficially owns 27,450 shares that are held by his wife as custodian for their children and an additional 24,000 shares represented by options that are exercisable or will be exercisable within 60 days. Immediately prior to completion of the merger, Mr. Collins intends to acquire the 27,450 shares held by his family and then contribute all 482,142 shares of CEM common stock then held by him and loan up to $1.0 million in cash to MJC Acquisition. This represents an investment by Mr. Collins of up to $5.4 million in MJC Acquisition (based on the $11.15 per share to be received by other shareholders in the merger). If the merger and financing are completed, Mr. Collins will own all of CEM's outstanding equity interests. Upon completion of the merger, Mr. Collins will receive $38,412 in payment of options issued to him by CEM that are exercisable at per share prices below $11.15.


         The following table compares Mr. Collins's and his family's actual percentage ownership of CEM at December 31, 1999 and the book value of their shares of CEM common stock at that date with Mr. Collins's percentage equity ownership of CEM following the merger and the pro forma book value of that interest as if the merger, use of approximately $11 million of CEM's cash to fund merger payments to shareholders, and borrowing of $19.4 million from Banc of America and $1.0 million from Mr. Collins to finance the merger all were completed on December 31, 1999. The table also compares the amount of CEM's income before income taxes multiplied by Mr. Collins and his family's ownership percentage for the fiscal year ended June 30, 1999 on an actual basis and pro forma as if the merger, use of approximately $11 million of CEM's cash to fund merger payments to shareholders, and borrowing of $19.4 million from Banc of America and $1.0 million from Mr. Collins to finance the merger all had occurred on the first day of that fiscal year.

                    (dollars in thousands)               Actual     Pro forma
                                                         ------     ---------

         Collins's ownership percentage                   15.7%       100.0%
         Book value of Collins's shares at December
         31, 1999                                       $3,614        $5,376

         1999 income before income taxes multiplied
         by Collins's ownership percentage                $472         $505


         Mr. Collins believes that if CEM is able to successfully continue its business strategy, the value of his ownership interest in CEM will over time be considerably greater than the $5.4 million they would be investing at the time of the merger.


POSITIONS OF MR. COLLINS AND MJC ACQUISITION AS TO FAIRNESS OF THE MERGER


         Mr. Collins has considered the analyses and findings of the special committee and the board of directors (described in detail in "Special Factors -- Recommendation of the Board of Directors and the Special Committee") with respect to the fairness of the merger to CEM's public shareholders. As of the date of this proxy statement, Mr. Collins adopts the analyses and findings of the special committee and the board of directors with respect to the fairness of the merger and believes that the merger is both procedurally and substantively fair to CEM's public shareholders. In adopting the analysis and findings of the special committee and the board of directors, Mr. Collins notes that the ability of CEM to effect the alternative transactions considered by the special committee was affected by his personal decision not to agree to continue to work for CEM if it was acquired by another bidder or to sign a non-competition agreement preventing him from continuing to work in the microwave instrument industry if he left CEM. Mr. Collins, who founded CEM, had advised the special committee that as an entrepreneur he did not desire to remain as an employee of CEM if it became a division of a larger company and that he would not sign a non-competition agreement because a non-competition agreement would prevent him from working in the industry he had worked in for the past 22 years. Mr. Collins believes that he, like any other employee of CEM, has the personal right to chose to leave the employment of the company or to refuse to sign a non-competition agreement, and that his personal exercise of that right does not affect the procedural fairness of the merger. In addition, Mr. Collins notes that other employees of CEM had similarly refused to sign retention or non-competition agreements.

         As a member of the board of directors, Mr. Collins abstained in voting on approval of the merger agreement and the recommendation to the shareholders that they vote to approve the merger, but expressed his support for both actions.

         MJC Acquisition believes that the merger is both procedurally and substantively fair to CEM's public shareholders and adopted the analysis of Mr. Collins. Mr. Collins is, and at the time of the merger will be, the sole officer, director and shareholder of MJC Acquisition.

CONDUCT OF CEM'S BUSINESS AFTER THE MERGER

         Mr. Collins is continuing to evaluate CEM's business, assets, practices, operations, properties, corporate structure, capitalization, management and personnel and discuss what changes, if any, will be desirable. Subject to the foregoing, Mr. Collins expects that the day-to-day business and operations of CEM will be conducted substantially as they currently are being conducted by CEM. Although assets held directly by CEM will be transferred to a wholly owned subsidiary of CEM immediately following the merger, Mr. Collins does not currently intend to dispose of any assets of CEM other than in the ordinary course of business. Additionally, he does not currently contemplate any material change in the composition of CEM's current management, although after the merger he will be the sole member of the board of directors. Following the merger, Mr. Collins intends to cause CEM to establish a qualified employee stock ownership plan to permit CEM employees to own up to five percent of CEM's shares.


                              EFFECTS OF THE MERGER


         As a result of the merger, the public shareholders of CEM will be entitled to receive $11.15 per share of CEM common stock. This represents a 94 percent premium over the closing price per share of CEM common stock on the day Mr. Collins made his first offer to acquire CEM. The $11.15 per share merger price also represents a 13 percent premium to the $9.875 closing price per share of CEM common stock on April 26, 2000. As a detrimental consequence of the merger, public shareholders will no longer have an opportunity to continue their equity interest in CEM as an ongoing corporation and therefore will not share in the future earnings and potential growth of CEM. Upon completion of the merger, CEM common stock will no longer be traded on the Nasdaq National Market, price quotations will no longer be available and the registration of CEM common stock under the Exchange Act will be terminated. The termination of registration of the common stock under the Exchange Act will eliminate the requirement to provide information to the Commission and will make most of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with shareholders' meetings, no longer applicable. The cost savings to CEM as a result of the termination of its obligation to prepare public company reports is estimated to be approximately $75,000 per year. CEM expects to save an additional $110,000 per year by elimination of other expenses (such as Nasdaq fees, transfer agent fees, printing expenses and board of directors fees) associated with being a public company.


         Mr. Collins will own all of the outstanding equity interests in CEM as the surviving corporation of the merger. An investment in CEM following the merger involves substantial risk resulting from the limited liquidity of any such investment and the substantially increased leverage associated with funding the merger. Nonetheless, if CEM is able to successfully implement its business strategy, Mr. Collins believes the value of his investment will be considerably greater than the value he would be investing at the time of the merger. See "Forward-Looking Information."

         The receipt of cash pursuant to the merger will be a taxable transaction. See "Federal Income Tax Consequences."


                             FINANCING OF THE MERGER

         Banc of America has committed to provide up to $21 million to finance the merger and to provide working capital following the merger. Of the $21 million in financing, $18 million will be provided in term loans and up to $3 million will be provided in a revolving credit facility (referred to herein as the "Revolver"). The $18 million in term loans is divided between a six-year, $12 million term loan (referred to as "Term Loan A") and a seven-year, $6 million term loan (referred to as "Term Loan B"). Banc of America's loans would be provided directly to a newly organized subsidiary of MJC Acquisition which will become a wholly owned subsidiary of CEM as a result of the merger. Immediately following the merger, CEM will contribute all of its assets to this new subsidiary. Prior to the date of the special meeting, Mr. Collins and MJC Acquisition anticipate entering into more definitive loan agreements with Banc of America, containing substantially the terms described in this section.

         Mr. Collins reviewed financing proposals from several lenders prior to his selection of Banc of America. Although Mr. Collins has no identified alternative financing source in the event Banc of America does not provide the financing described in this section, if that financing is not available he would approach a number of the lenders that previously submitted financing proposals. Mr. Collins believes that replacement financing would be available if Banc of America does not provide the financing, although the replacement financing may be on terms different from (and likely less advantageous to Mr. Collins than) the financing to be provided by Banc of America.

CASH FINANCING FOR THE MERGER


         We estimate that a total of approximately $31.1 million will be required to complete the merger, including approximately $28.8 million to pay the merger consideration, $387,846 to pay holders of stock options with exercise prices below $11.15 per share and $2.0 million to pay fees and expenses related to the transaction . These funds and post-merger working capital are expected to come from the following sources:

Source of Funds                                                Amount
---------------                                                ------

Subordinated loan to MJC  Acquisition by Mr. Collins......  $ 1,000,000
Cash and cash equivalents of CEM..........................   11,050,000
Term Loan A...............................................   12,000,000
Term Loan B...............................................    6,000,000
Revolver..................................................    3,000,000
                                                            -----------
                                                            $33,050,000


         As of March 31, 2000, CEM had cash and cash equivalents of approximately $11.7 million. Banc of America requires the use of $11.05 million in cash held by CEM to finance the merger. Based on historical and projected cash-flow trends and projected cash needs for the current year, we believe CEM will have at least $11.05 million in cash by the date of the special meeting. To the extent there is a cash shortfall at closing, Mr. Collins has indicated that he will increase his subordinated loan to MJC Acquisition to fund the shortfall. Banc of America also requires that Mr. Collins contribute his shares of CEM common stock to MJC Acquisition. Mr. Collins's subordinated loan to CEM will bear interest at eight percent per year and will be subordinated to all indebtedness owed to Banc of America. The principal amount of the subordinated loan will be due after eight years.

FINANCING CONDITIONS

         The closing of the Banc of America financing transaction is subject to Banc of America's satisfaction with:

         o        the fiscal year 2000 year-to-date financial statements of CEM;

         o an environmental and occupational safety and health review of CEM's properties and business practices;

         o projected federal and state tax calculations, and insurance policies;

         o        all terms of the merger and the merger agreement;

         o all terms of the equity purchase agreements and related documents (including the charter and any shareholder agreements of CEM as the surviving corporation of the merger);

         o the payment of all fees or other consideration agreed upon in connection with the financing; and

         o the absence of a material adverse change in the financial condition, operations or business prospects of MJC Acquisition or CEM.

SECURITY FOR THE FINANCING

         Banc of America's debt financing will be secured by a first priority lien on all of the assets of MJC Acquisition and CEM as the surviving corporation of the merger and its subsidiaries, including cash, cash equivalents, inventory, accounts receivable, property, plant and equipment, intangibles, stock of subsidiaries, insurance policies and contract rights. The pledge will also cover all of MJC Acquisition's contract rights under the merger agreement. The debt financing will also be secured by a guarantee by CEM and a pledge by CEM of the stock of its subsidiaries following the merger.

         Mr. Collins will agree to be personally liable to Banc of America for any damages incurred by Banc of America as a result of his or CEM's fraud, waste, misapplication of funds, any direct or indirect transfer of any collateral, or the existence of liens on the collateral in violation of the documents for the financing. Mr. Collins will also become personally liable to repay the debt financing in the event of the voluntary bankruptcy of MJC Acquisition or, following the merger, CEM or any subsidiary obligated to repay the loan.

REPRESENTATIONS, WARRANTIES AND COVENANTS

         The loan and equity investment documents evidencing the financing will contain customary representations, warranties and covenants. The covenants will include financial covenants establishing minimum earnings levels and minimum ratios for earnings to debt expense. The covenants will also restrict CEM as the surviving corporation of the merger and its subsidiaries from:

         o making capital expenditures or incurring research and development expenses beyond an established amount;

         o incurring additional indebtedness, granting any liens or entering into capital leases;

         o disposing of material assets or making any material investments or acquisitions;

         o issuing additional shares of stock, repurchasing any shares of stock or paying any dividends;

         o increasing management compensation or engaging in transactions with related parties;

         o entering into a merger, consolidation or other change-in-control transaction; and

         o making changes in management contracts or replacing any key member of management.

TERMS OF REVOLVER

         Borrowings under the Revolver will be limited to an amount equal to 85 percent of eligible accounts receivable plus 50 percent of eligible inventory. Eligibility of accounts receivable and inventory for inclusion in the base available for borrowing will be based on customary factors, such as the age of the account receivable.

         The Revolver will bear interest at a floating rate equal to the 30-day LIBOR rate plus 3.75 percent. The Revolver will also be subject to a facility fee equal to 0.375 percent of the average undrawn amount, payable quarterly.

         The Revolver includes a $750,000 letter of credit subfacility. Letter of credit fees equal 3.75 percent of the amount of the letters of credit outstanding, plus any fees required by the issuing bank for standby or documentary letters of credit.

TERM LOAN A

         Term Loan A will bear interest at a floating rate equal to the 30-day LIBOR rate plus 4.5 percent. Term Loan A must be repaid under the following circumstances:

         o Scheduled repayments in equal quarterly installments based on the following annual schedule:

                           year one                 $1,000,000
                           year two                  1,500,000
                           year three                2,000,000
                           year four                 2,250,000
                           year five                 2,500,000
                           year six                  2,750,000

         o Annual payments equal to 50 percent of excess cash flow applied to scheduled principal payments in inverse order of maturity. Excess cash flow is defined as EBITDA, less capital expenditures, less cash taxes, less scheduled debt service.

         o Payments equal to 100 percent of the net proceeds of asset sales and equity offerings applied to scheduled principal payments in inverse order of maturity.

TERM LOAN B

         Term Loan B will bear interest at a floating rate equal to the 30-day LIBOR rate plus 6.0 percent. Term Loan B must be repaid under the following circumstances:

         o Scheduled repayments of principal in four equal quarterly payments commencing on the earlier of the sixth anniversary of the closing or the full repayment of Term Loan A.

         o After full repayment of Term Loan A, annual payments equal to 50 percent of excess cash flow applied to scheduled principal payments in inverse order of maturity.

         o After full repayment of Term Loan A, payments equal to 100 percent of the net proceeds of asset sales, equity offerings and insurance proceeds, applied to scheduled principal payments in inverse order of maturity.

         o Optional prepayment is permitted following full repayment of Term Loan A.

INDEMNITY

         Mr. Collins has agreed to indemnify Banc of America for any damages related to the commitment letter if the financing is not consummated.

REPAYMENT

         A. Mr. Collins intends to repay Banc of America's loans from cash generated by CEM's operations.


                                   THE MERGER

         The merger agreement provides that, subject to conditions listed in the merger agreement, MJC Acquisition, a newly-formed North Carolina corporation, will merge with and into CEM, and that following the merger, the separate existence of MJC Acquisition will cease and CEM will continue as the surviving corporation.

         The terms of and conditions to the merger are contained in the merger agreement which is included in full as Appendix A to this proxy statement and is incorporated by reference. The discussion in this proxy statement of the merger and the summary description of the principal terms of the merger agreement, while complete in all material respects, are subject to and qualified in their entirety by reference to the merger agreement.

COMBINATION OF CORPORATIONS

         The name of the surviving corporation after the completion of the merger will continue to be "CEM Corporation" until it is changed in accordance with applicable law. In addition, upon completion of the merger, the separate corporate existence of MJC Acquisition will cease and CEM will be the surviving corporation of the merger, with all assets and liabilities of CEM and MJC Acquisition that existed immediately prior to the merger.

         The articles of incorporation of CEM will be amended and restated to conform to the articles of incorporation of MJC Acquisition as in effect immediately prior to the Effective Time.

         The bylaws of MJC Acquisition, as in effect immediately prior to the Effective Time, will be the bylaws of the surviving corporation until amended in accordance with applicable law, the articles of incorporation of the surviving corporation and its initial bylaws.

         The director of MJC Acquisition--Mr. Collins--immediately prior to the Effective Time will be the initial director of the surviving corporation, and Messrs. Chanon, Krall and Norelli will cease to be directors of CEM. The officers of CEM immediately prior to the Effective Time will be the initial officers of the surviving corporation.

CONVERSION OF SECURITIES

         At the Effective Time, subject to the terms, conditions and procedures included in the merger agreement, each share of CEM common stock issued and outstanding immediately prior to the Effective Time (other than shares held by MJC Acquisition) will, by virtue of the merger, be converted into the right to receive an amount equal to $11.15 in cash, without interest. Except for the right to receive this $11.15 per share cash merger consideration, from and after the Effective Time, all shares (other than shares held by MJC Acquisition), by virtue of the merger and without any action on the part of any holder of CEM common stock, will no longer be outstanding and will be canceled and retired and will cease to exist. Each holder of a certificate formerly representing shares of CEM common stock (other than shares held by MJC Acquisition) will, after the Effective Time, cease to have any rights with respect to the shares of common stock represented by the certificate other than the right to receive the $11.15 per share cash merger consideration upon surrender of the certificate.

         At the Effective Time, MJC Acquisition will deposit with a bank or trust company designated by MJC Acquisition and reasonably satisfactory to CEM (the agreed-upon bank or trust company is referred to as the "Disbursing Agent") an amount equal to the total cash merger consideration to be paid to the shareholders of CEM. All such funds will be held in trust for the benefit of CEM's shareholders.

         Each holder of certificates representing shares of CEM common stock will surrender their certificates to the Disbursing Agent in exchange for the $11.15 per share cash merger consideration. This exchange must be made within six months after the Effective Time.

         No interest will be paid or accrue on the amount payable to any holder of CEM common stock. For payment to be made to a person other than the registered holder of the certificate surrendered, the registered holder of the certificate must properly endorse the certificate, which must otherwise be in proper form for transfer, all as determined by the Disbursing Agent. Further, the person requesting payment will be required to pay any transfer or other taxes required or the holder may establish to the satisfaction of the Disbursing Agent that these taxes have been paid or that no taxes are due. Six months following the Effective Time, CEM will be entitled to instruct the Disbursing Agent to deliver to it any funds (including any accrued interest) that have not been disbursed to holders of certificates formerly representing shares of common stock. After that, holders who have not surrendered their share certificates may look to CEM only as general creditors with respect to their $11.15 per share cash merger consideration. Neither the Disbursing Agent nor any party to the merger agreement will be liable to any holder of certificates formerly representing shares of common stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as described in this paragraph, CEM will pay all charges and expenses, including those of the Disbursing Agent, in connection with the exchange of shares for the cash merger consideration.

         Each share of MJC Acquisition's common stock issued and outstanding immediately prior to the merger will be converted at the Effective Time into one share of common stock of CEM, as the surviving corporation of the merger.

CASH-OUT OF CEM STOCK OPTIONS

         Outstanding stock options to purchase shares of CEM will be canceled or terminated as of the Effective Time. All holders of unexercised stock options with an exercise price of less than $11.15 per share will receive from the surviving corporation, with respect to each share that could be purchased under the stock option, an amount equal to the difference between $11.15 and the exercise price of the stock option, less any applicable withholding taxes.

TRANSFER OF SHARES

         No transfers of shares of CEM common stock will be made on the stock transfer books at or after the Effective Time. If, after the Effective Time, certificates representing shares of common stock are presented to CEM, these shares will be canceled and exchanged for the cash merger consideration.

CONDITIONS

         Each party's obligation to effect the merger is subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions, any or all of which may be waived (other than the first listed condition) at the appropriate party's discretion, to the extent permitted by applicable law:

         o the merger agreement must be approved in the manner required by applicable law by the holders of 66 2/3 percent of the outstanding shares of CEM common stock entitled to vote on the merger;

         o no action, suit or proceeding pending before any court or governmental body that may have the effect of making illegal or otherwise preventing, prohibiting or substantially delaying the completion of the merger, or would result in an award of damages that would have a material adverse effect on CEM, is pending; and

         o CEM and MJC Acquisition must receive evidence satisfactory to them of the timely consent or approval of, or notice to, each governmental authority or other person or entity whose consent or approval, or to whom notice, is required in connection with the execution or delivery and performance of the merger agreement and the transactions contemplated by the merger agreement or the absence of which would materially and adversely affect CEM or the ability of any party to complete the transactions contemplated by the merger agreement.

Neither CEM, Mr. Collins nor MJC Acquisition is aware of any consent, approval or notice of the type described in the last-listed condition.

         The obligations of CEM to effect the merger are subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions, unless waived by CEM:

         o        the representations and warranties of MJC Acquisition and Mr.
                  Collins in the merger agreement must be true and correct in all material respects (except that any representation and warranty that is qualified as to materiality by reference to "Material Adverse Effect" or any similar term must be true and correct) as of the date of execution of the merger agreement and as of the Effective Time (except for those representations and warranties that are made as of a specific date);

         o MJC Acquisition and Mr. Collins must have performed in all material respects all obligations required to be performed by them under the merger agreement that should have been performed at or prior to the Effective Time; and

         o CEM must receive a certificate of the President or Chief Executive Officer of MJC Acquisition and Mr. Collins certifying that these two conditions have been satisfied.

         The obligations of MJC Acquisition and Mr. Collins to effect the merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, unless waived by MJC Acquisition:

         o the representations and warranties of CEM in the merger agreement must be true and correct in all material respects (except that any representation and warranty that is qualified as to materiality by reference to "Material Adverse Effect" or any similar term must be true and correct) as of the date of execution of the merger agreement and as of the Effective Time (except for those representations and warranties that are made as of a specific date);

         o CEM must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the Effective Time; and

         o MJC Acquisition and Mr. Collins must receive a certificate of the President or Chief Executive Officer of CEM certifying that these two conditions have been satisfied.

         After approval of the merger agreement by the shareholders of CEM, no condition may be waived that reduces the amount or changes the form of the cash merger consideration to be received by the shareholders of CEM, or that would adversely affect the public shareholders, unless a waiver of such condition is approved by the shareholders.

REPRESENTATIONS AND WARRANTIES

         CEM made representations and warranties in the merger agreement regarding, among other things: its organization and good standing; authority to enter into the merger; its capitalization; its financial statements; the absence of certain changes in the business of CEM since June 30, 1999; the content and submission of forms and reports required to be filed by CEM with the Commission; requisite governmental and other consents and approvals; compliance with all applicable laws; absence of litigation to which CEM is a party; obligations with brokers and finders; requisite tax filings; absence of defaults under material contracts; employee benefits and environmental matters.

         Mr. Collins and MJC Acquisition have made representations and warranties in the merger agreement regarding, among other things: MJC Acquisition's organization and good standing; authority to enter the transaction; MJC Acquisition's capitalization; compliance with all applicable laws; requisite governmental and other consents and approvals; accuracy of information supplied by MJC Acquisition for submission on forms and reports required to be filed by CEM with the Commission; financing for the merger; brokers and finders; the absence of prior activities; and absence of litigation to which MJC Acquisition is a party. In addition, Mr. Collins represented and warranted that he had reviewed the representations and warranties made by CEM and to his actual knowledge those representations and warranties were true and correct in all material respects (except that any representation or warranty that is qualified as to materiality by reference to "Material Adverse Effect" or any similar term was true and correct).

         The representations and warranties of the parties in the merger agreement will expire upon consummation of the merger, and upon such expiration none of such parties or their respective officers, directors or principals will have any liability whatsoever with respect to any of these representations or warranties.

COVENANTS

         In the merger agreement, CEM has agreed that prior to the Effective Time, unless otherwise agreed to in writing by MJC Acquisition or as otherwise contemplated by the merger agreement, CEM and each of its subsidiaries will conduct business only in the ordinary course substantially consistent with past practice and will not:

         o        amend its articles of incorporation or bylaws;

         o declare, set aside or pay any dividend or make any other distribution in respect of any of its shares of capital stock;

         o issue, grant, sell, pledge, or transfer any shares of its capital stock, stock options, warrants, securities or rights to acquire any such shares, securities or rights of CEM, or propose or agree to do any of the foregoing or make any other changes in its equity capital structure;

         o incur any indebtedness, directly or through guarantees or otherwise, other than under existing credit facilities for current operations in the ordinary course of its business or make loans other than to its subsidiaries;

         o acquire directly or indirectly by redemption or otherwise any shares of the capital stock of CEM of any class or any options, warrants or other rights to purchase any such shares;

         o fail to use their reasonable best efforts to conduct their relations with employees and their employee benefit plans only in the ordinary and usual course consistent with past practices;

         o amend, or enter into any additional, employment agreements with officers or directors of CEM or make increases in employee compensation or benefits except as permitted by the merger agreement;

         o fail to use their reasonable best efforts to keep in place their current material insurance policies;

         o make any material tax election, or settle or compromise any material tax liability;

         o make any material change in its accounting principles or methods except as may be required by a change in generally accepted accounting principles;

         o split, combine or reclassify any of the capital stock of CEM or issue other securities in respect of or in substitution for its existing capital stock;

         o acquire any other business or entity whether by acquisition of properties, assets or stock, merger or consolidation;

         o        agree to engage in any new developments;

         o sell, lease, mortgage or otherwise encumber any of its assets other than in the ordinary course of business;

         o acquire or agree to acquire any assets other than in the ordinary course of business consistent with past practice;

         o make capital expenditures except capital expenditures contemplated by the current capital expenditure budget;

         o pay, discharge or satisfy material claims other than in the ordinary course of business;

         o waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract or other document other than in the ordinary course of business consistent with past practice or where those actions would not have a material adverse effect;

         o        adopt a plan of complete or partial liquidation or merger;

         o        enter into any new collective bargaining agreement;

         o settle or compromise any litigation against CEM or its subsidiaries, except for settlements or compromises that do not exceed $10,000 individually and $50,000 in the aggregate;

         o engage in any transaction or enter into any agreement with any affiliate or other person covered under Item 404 of the Commission's Regulation S-K;

         o adopt new, or amend existing, employee benefit plans, including any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, other than increases for individuals and arrangements for new employees in the ordinary course of business consistent with past practice;

         o grant employees any new or modified severance or other termination arrangement;

         o effectuate a plant closing or mass layoff without complying with applicable law;

         o fail to grant MJC Acquisition and its representatives, on a confidential basis, access to the records and facilities of CEM; and

         o fail to use its reasonable best efforts to cooperate with and assist MJC Acquisition with respect to financing necessary to effect the merger.

         Each party also has agreed to provide prompt notice to the other upon obtaining knowledge of:

         o material litigation, claims, actions, proceedings, tax audits or other investigations affecting such party or any of its properties or assets, that if adversely resolved could have a material adverse effect or could prevent, hinder or materially delay the ability to complete the merger or the other transactions contemplated by the merger agreement;

         o notices of default under agreements and instruments where the default would have a material adverse effect; and

         o notice from a third party claiming that its consent is required in connection with the transactions contemplated by the merger agreement.

         In addition, Mr. Collins agreed that, prior to the completion of the merger, he would not do or fail to do, or cause any person to do or fail to do, any act that would cause CEM to breach any of its representations and warranties included in the merger agreement.

NONSOLICITATION COVENANT

         Under the terms of the merger agreement, CEM has agreed not to permit any of its officers, directors, affiliates, representatives or agents to, directly or indirectly, solicit, initiate or encourage any "Acquisition Proposal" or participate in any discussions or negotiations with, or encourage any effort or attempt by, any third party to facilitate an "Acquisition Proposal." Under the merger agreement, an "Acquisition Proposal" is defined to mean any offer or proposal by any person or group concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving CEM or any of its subsidiaries or divisions, or any proposal or offer to acquire in any manner, directly or indirectly, a significant equity interest in, or a substantial portion of the assets of, CEM or any of its subsidiaries, other than pursuant to the transactions contemplated by the merger agreement. Further, the merger agreement provides that all of CEM's representatives will be instructed to cease the foregoing activities. However, CEM may, subject to obtaining a confidentiality agreement, furnish information to and participate in discussions and negotiations with a party who has made an unsolicited written Acquisition Proposal after the date of the merger agreement if either CEM's board of directors or its special committee has determined in good faith, based upon the reasonably concluded advice of outside counsel, that failing to take such action would violate CEM's board of directors' fiduciary duties under applicable law. CEM is obligated to inform MJC Acquisition immediately of any Acquisition Proposal, provide MJC Acquisition notice of its terms and conditions, and keep MJC Acquisition advised of all material developments.

INDEMNIFICATION AND INSURANCE

         The merger agreement provides that the current and former directors and officers of CEM and any of its subsidiaries (including the members of the special committee) will be indemnified by CEM, to the fullest extent permitted by applicable law, against any costs, expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, and will be advanced reasonable costs and expenses (including attorneys' fees), in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to the approval and consummation of the transactions contemplated by the merger agreement. In addition, CEM is required to maintain in effect, for a period of six years after the Effective Time, CEM's policies of directors' and officers' liability insurance (provided that CEM may substitute for policies of at least the same amounts and comparable coverage). However, in no event will CEM be required to pay premiums for insurance in excess of 150 percent of the premiums currently paid by CEM.

EXPENSES

         The parties have agreed to pay their own costs and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement. CEM has agreed to bear the cost incurred in the printing, filing with the Commission and mailing to shareholders this proxy statement and other materials in connection with the special meeting.

TERMINATION, AMENDMENT AND WAIVER

         At any time prior to the Effective Time, the merger agreement may be terminated by the mutual consent of the boards of directors of CEM and MJC Acquisition.

         Any party may terminate the merger agreement prior to the Effective Time by written notice to the other parties if:

         o the conditions precedent to closing have not occurred by May 31, 2000 unless the failure to close results from the party's breach of any representation, warranty or covenant;

         o approval of the shareholders of CEM necessary to complete the merger has not been obtained;

         o a court or other governmental entity issues an order or takes any action enjoining, restraining or prohibiting the merger and such order or action becomes final and nonappealable.

         In addition, MJC Acquisition may terminate the merger agreement prior to the Effective Time by written notice to CEM if:

         o CEM breaches any representation, warranty or covenant in the merger agreement in any material respect and fails to cure the breach within 15 days after written notice;

         o the Board withdraws or modifies its approval or recommendation of the merger agreement or the merger;

         o CEM enters into a definitive agreement with any party regarding an Acquisition Proposal; or

         o a third party commences a tender or exchange offer for 25 percent or more of the common stock and the board of directors has recommended that CEM's shareholders tender their shares in connection with the offer.

         CEM may terminate the merger agreement prior to the Effective Time by written notice to MJC Acquisition if:

         o MJC Acquisition or Mr. Collins breaches any representation, warranty or covenant in the merger agreement in any material respect and fails to cure the breach within 15 days after written notice;

         o the board of directors or the special committee withdraws or modifies its approval or recommendation of the merger agreement or the merger after having determined in good faith, and based upon the reasonably concluded advice of counsel, that continuing to recommend the merger agreement and the merger would violate the fiduciary duties of the board;

         o the board of directors or the special committee has determined that CEM has entered into a definitive agreement with any party with respect to a transaction the proposal of which qualifies as an Acquisition Proposal, provided that the board or the special committee has first determined in good faith based upon reasonably concluded advice of counsel that failing to take such action would violate the board's fiduciary duties; or

         o a third party commences a tender or exchange offer for 25 percent or more of the common stock which has not been solicited, initiated or encouraged by CEM and the board of directors has recommended that the shareholders of CEM tender their shares in connection with the offer, provided that the board or the special committee has first determined in good faith based upon the reasonably concluded written advice of counsel that failing to take such action would violate the board's fiduciary duties.

         Subject to the provisions of applicable law, the merger agreement may be modified or amended, and provisions waived, by written agreement of the parties. However, after approval of the merger agreement by the shareholders of CEM, no amendment or waiver of a provision may be made which reduces the amount or changes the form of the cash merger consideration to be received by the shareholders, or that would adversely affect the shareholders of CEM, unless such amendment or waiver of a provision is approved by the shareholders. With respect to any decision regarding a material modification, amendment or waiver of the merger agreement, the board of directors, in the exercise of its fiduciary duty and in accordance with any applicable law or regulation, will make a determination as to whether resolicitation of the shareholders is required.

TERMINATION FEE

         In the event that the merger agreement is terminated by CEM due to:

         o the board or the special committee withdrawing or modifying its approval or recommendation of the merger agreement or the merger in connection with the exercise of its fiduciary duties;

         o CEM entering into a definitive agreement with any party with respect to an Acquisition Proposal following a good faith determination based on reasonably concluded advice of counsel that the failure to do so would violate the board's fiduciary duty; or

         o the commencement by a third party of an unsolicited tender offer for 25 percent or more of the common stock which the board has recommended to CEM's shareholders,

then in any of these events, CEM is required to promptly pay MJC Acquisition $1,000,000 plus MJC Acquisition's reasonable out-of-pocket fees and expenses not to exceed $800,000 in the aggregate (the "Termination Fee").

         The Termination Fee shall also be due in the event that MJC Acquisition terminates the merger agreement due to:

         o the board's withdrawal or modification of its approval or recommendation of the merger agreement or the merger;

         o CEM enters into a definitive agreement with any party with respect to an Acquisition Proposal; or

         o a third party commences a tender or exchange offer for 25 percent or more of the common stock which has been recommended by the board to CEM's shareholders.

         Additionally, the Termination Fee will be due to MJC Acquisition if:

         o an Acquisition Proposal is publicly made or disclosed to CEM after the date of the merger agreement that is a superior to the merger from a financial point of view (a "Superior Proposal");

         o the merger agreement is terminated because of an uncured breach of any CEM representation, warranty or covenant, the merger does not occur by May 31, 2000, the shareholders of CEM do not approve the merger, or a court of competent jurisdiction or other governmental entity prevents the consummation of the merger; and

         o CEM completes, or enters into a definitive agreement with respect to, a transaction that would qualify as a Superior Proposal within nine months after the termination of the merger agreement.

         Further, in the event that the merger agreement is terminated due to the failure to complete the merger by May 31, 2000 (and all of the conditions to closing have been met or fulfilled), CEM will be obligated to reimburse MJC Acquisition for its reasonable out-of-pocket fees and expenses.

REGULATORY APPROVALS/THIRD PARTY CONSENTS

         CEM is not aware of any license or regulatory permit that is material to the business of CEM and that is likely to be adversely affected by the merger or of any approval or other action by any state, federal or foreign government or governmental agency that would be required prior to effecting the merger.

ACCOUNTING TREATMENT

         The merger will be treated as a purchase business combination for accounting purposes.


                                FEES AND EXPENSES

         Assuming the merger is consummated, CEM will pay costs and fees in connection with the merger, financing and the related transactions, which are estimated to be as follows:

                Expense or Fee                            Estimated Amount
                --------------                            ----------------

                Financial advisory fees and expenses....    $1,025,000
                Loan commitment fees....................       315,000
                Legal fees..............................       425,000
                Disbursement agent's fees*..............         5,000
                Accounting fees.........................       150,000
                Printing and mailing expenses*..........        20,000
                Solicitation expenses*..................         3,500
                Commission filing fees*.................         5,832
                Miscellaneous...........................        70,668
                                                            ----------
                     Total..............................    $2,020,000
                                                            ==========
-------------

* To be paid by CEM in the event that the merger is not completed. In addition, in the event the merger is not completed, CEM will pay or have paid the fees and expenses of Brookwood (which in the case the merger was not approved would be approximately $150,000) and the special committee's counsel.

         In addition to the expenses listed above, in connection with the loans to be provided by Banc of America to finance the merger, MJC Acquisition has agreed that immediately following the merger CEM, as the survivor of the merger, will issue to Banc of America warrants to purchase shares of non-voting common stock of CEM representing twenty percent of the fully diluted shares of all common stock of CEM at a nominal exercise price. The non-voting common-stock would be convertible into shares of voting common stock subject to applicable restrictions under federal banking regulations. The warrants will contain provisions entitling Banc of America to require CEM to purchase the warrants after five years at a formula price based on CEM's earnings or the then fair market value of the underlying shares if that amount is higher. In addition, after six years, CEM may repurchase 50 percent of the warrants at a premium to the price described above. The warrants will expire in 10 years. CEM will also grant customary registration rights to Banc of America with respect to the shares purchased under the warrants.

         For a description of CEM's obligation, even in some cases if the merger is not consummated, to pay or reimburse MJC Acquisition for expenses incurred by MJC Acquisition in connection with the merger, see "The Merger -- Expenses" and " --Termination Fee." See "Special Factors -- Opinion of CEM's Financial Advisor" for a description of the fees to be paid to Brookwood in connection with its engagement. For a description of fees paid to the members of the special committee, see "Special Factors -- Conflicts of Interest."


                         FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material federal income tax considerations relevant to the merger that are generally applicable to holders of CEM common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of CEM common stock as described in this proxy statement. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States and holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation.

         The receipt of the $11.15 per share cash merger consideration in the merger by holders of CEM common stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share will be equal to the difference between $11.15 and the holder's basis per share in the common stock. This gain or loss generally will be a capital gain or loss. In the case of individuals, trusts and estates, this capital gain will be subject to a maximum federal income tax rate of 20 percent for shares of common stock held for more than 12 months prior to the date of disposition. For shares held less than 12 months the gain or loss will be a short-term capital gain or loss. As a general rule, short-term capital gains are taxed at ordinary income rates.

         A holder of CEM common stock may be subject to backup withholding at the rate of 31 percent with respect to the merger consideration received, unless the holder (a) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number ("TIN"), certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholdings rules. To prevent the possibility of backup federal income tax withholding on payments made to certain holders with respect to shares of common stock under the merger, each holder must provide the disbursing agent with his correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of CEM common stock who does not provide CEM with his or her correct TIN may be subject to penalties imposed by the Internal Revenue Service (the "IRS"), as well as backup withholding. Any amount withheld under these rules will be creditable against the holder's federal income tax liability. CEM (or its agent) will report to the holders of common stock and the IRS the amount of any "reportable payments," as defined in Section 3406 of the Code, and the amount of tax, if any, that is withheld.

         The foregoing tax discussion is included for general information only and is based upon present law. Each holder of common stock should consult his or her own tax advisor as to the specific tax consequences of the merger to that holder, including the application and effect of federal, state, local and other tax laws and the possible effect of changes in such tax laws.


                            INFORMATION REGARDING CEM

         We engage in one line of business--the development, manufacture, sale and service of microwave-based instrumentation for testing, analysis and process control in analytical laboratory and industrial markets. These sample preparation products provide advantages of speed and simplicity compared to traditional methods of testing and analysis. Our products are used in the general analytical laboratory market and in many manufacturing and processing industries, including chemical and food processing. A significant amount of our sales consists of consumable supplies, parts and service for our instrumentation products.

         CEM was organized as a North Carolina corporation in 1971. Our principal executive offices are located at 3100 Smith Farm Road, Matthews, North Carolina 28106. Our telephone number is (704) 821-7015.


         We have attached a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 1999 as Appendix C to this proxy statement and our Quarterly Report on Form 10-Q for the period ended March 31, 2000 as Appendix D. These documents contain more detailed information about us.


INCORPORATION OF DOCUMENTS BY REFERENCE

         We are incorporating by reference the following documents that we have previously filed with the Commission:

         o Our Annual Report on Form 10-K for the fiscal year ended June 30, 1999; and


         o Our Quarterly Reports on Form 10-Q for each of the fiscal quarters ended September 30, 1999 , December 31, 1999 and March 31, 2000.

         In addition, we are incorporating by reference all documents we file in response to the requirements of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting. Accordingly, those documents will be considered a part of this proxy statement from the date they are filed.

         If you would like copies of these documents or the reports by Wachovia Securities or Brookwood regarding their valuation of CEM, please contact Richard
N. Decker at CEM Corporation, 3100 Smith Farm Road, Matthews, North Carolina 28106 or by telephone at (704) 821-7015 or by email at richard.decker@cem.com. We will send these documents to you by first-class mail within one business day after receiving your request. In addition, you may inspect and copy, at CEM's principal offices during business hours and upon five-business days' notice, the following corporate documents of CEM: articles of incorporation and all amendments currently in effect, bylaws, minutes of shareholders' meetings, all written communications to shareholders in the past three years, a list of the names and business addresses of the current directors; records of any final action taken by the board of directors or any committee of the board, accounting records and a list of the shareholders of record.

SELECTED CONSOLIDATED FINANCIAL DATA


         The following table presents our selected historical financial data and other operating information for the five fiscal years ended June 30, 1999, which are derived from our audited consolidated financial statements. The consolidated financial statements for the five fiscal years ended June 30, 1999 have been audited by PricewaterhouseCoopers LLP, independent auditors. Our historical financial data for the nine-month periods ended March 31, 2000 and 1999 are derived from our unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring accruals, that we consider necessary for a fair presentation of the consolidated financial position and consolidated results of operations for these periods. Operating results for the nine months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year ending June 30, 2000. The data are qualified by reference to, and should be read in conjunction with, our audited consolidated financial statements, related notes and other financial information included in Exhibit 13 to our Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and our consolidated unaudited financial statements included as Item 1 of Part I of our Quarterly Report on Form 10-Q for the period ended March 31, 2000. Both our Form 10-K and Form 10-Q accompany this proxy statement, and the financial statements included in those reports are incorporated into this proxy statement by reference.

                                                                                                  For the nine months
                                                            For the years ended June 30            ended December 31
                                                 ----------------------------------------------   -------------------
In thousands, except ratios and per share data   1999       1998      1997      1996       1995      2000     1999
                                                 ----       ----      ----      ----       ----      ----     ----

Income Statement and Cash Flows
   Net sales                                   $32,077     $32,362   $30,075  $31,477    $31,611   $24,663   $23,180
   Gross profit                                 16,967      17,332    16,594   18,381     18,270    12,897    12,082
   Income from operations                        2,647       3,049     2,378    4,136      4,479     2,073     1,679
   Net income                                    2,036       2,424     1,837    2,908      3,179     1,384     1,311
   Net income per share
     Basic                                         .66         .71       .52      .80        .88       .45       .42
     Diluted                                       .66         .70       .52      .78        .85       .45       .42
   Average shares outstanding
     Basic                                       3,093       3,435     3,530    3,626      3,630     3,050     3,107
     Diluted                                     3,102       3,469     3,550    3,748      3,735     3,094     3,122
   Net cash provided by operating activities     2,850       3,744     4,883    2,020      3,134     3,444     2,210
   Net cash used in investing activities        (1,433)     (2,417)     (359)    (917)    (3,495)    5,419      (979)
   Net cash used in financing activities        (1,512)     (4,196)     (569)  (1,347)       (80)      194    (1,385)
   Ratio of earnings to fixed changes*            23.6        28.8      21.0     31.7       92.6      21.8      20.6

                                                                  As of June 30                     As of March 31
                                                 ----------------------------------------------     --------------
                                                 1999        1998      1997     1996       1995      2000     1999
                                                 ----        ----      ----     ----       ----      ----     ----
Balance Sheet
   Current assets                              $22,060     $18,942   $20,804  $19,311    $18,466   $23,294   $17,864
   Total assets                                 28,556      28,298    29,214   27,584     26,653    29,626    27,203
   Working capital                              15,899      13,636    16,409   15,549     14,047    17,616    13,571
   Long-term debt, net of current maturities       173       1,177     1,229    1,417      1,578       318     1,163
   Shareholders' equity                         22,095      21,719    23,480   22,351     20,592   23,5034    21,651


-------------------------

* For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and cumulative effect of accounting changes plus fixed charges. Fixed charges consist of interest expense and an estimate of the interest cost in rental expense.

DIRECTORS AND EXECUTIVE OFFICERS

                                                              Principal Employment; Five-year
       Name and Business Address                          Employment History; Other Directorships
       -------------------------                          ----------------------------------------

Michael J. Collins*                       President and Chief Executive Officer of CEM since 1978
3100 Smith Farm Road
P.O. Box 200
Matthews, North Carolina 28106

Ronald A. Norelli*                        President and Chief Executive Officer of Norelli & Company (strategic
100 North Tryon Street                    management consulting firm) since 1981; Director of Pluma,
Suite 5160                                Inc.(manufacturer  and distributor of fleece and jersey products) since
Charlotte, North Carolina 28202           1998 following an engagement of Norelli & Company.  Mr. Norelli acted as interim CEO of Pluma, Inc. from January 31, 1999 through May 9,
                                          1999.  Pluma, Inc. filed a bankruptcy petition under the federal bankruptcy laws on May 14, 1999.  Mr. Norelli is a Certified Turnaround
                                          Professional, and has from time-to-time served in interim senior executive positions of companies that were clients of Norelli & Company.

John L. Chanon*                           Area Partner of Tatum CFO Partners LLP since 1996; Senior Vice
Suite 1590                                President - Finance of Harris-Teeter, Inc. (regional supermarket chain)
129 West Trade Street                     1993-1996; President of Jordan Graphics, Inc. (printing company)
Charlotte, North Carolina 28202           1989-1993; Harris-Teeter, Inc. and Jordan Graphics, Inc. are a
                                          subsidiary and former subsidiary, respectively, of Ruddick Corporation
                                          (holding company)

George F. Krall*                          Director since 1999.  President and Chief Executive Officer, Mebane
7411 Oakwood Street                       Packaging Group since 1995; President and Chief Operating Officer 1992
P.O. Box 408                              - 1995; President Wilkata Packaging Corporation 1987 - 1992; Director
Mebane, North Carolina 27302              Paperboard Packaging Council.

Richard N. Decker                         Vice President - Finance, Chief Financial Officer, Secretary and
3100 Smith Farm Road                      Treasurer of CEM since 1995; Secretary, Treasurer and Chief Financial
P.O. Box 200                              Officer 1993-1995; Vice President-Finance of the Water and Gas Meter
Matthews, North Carolina 28106            Division of Schlumberger Limited Corporation 1982-1993.


----------------------

*        Director. Mr. Norelli is Chairman of the Board of Directors. Mr.
         Collins has served as a director since 1971. Mr. Norelli has served as a director since 1985. Mr. Chanon has served as a director since 1987. Mr. Krall has served as a director since 1999.

     None of CEM's directors or executive officers has during the last five years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. Each of CEM's directors and executive officers is a citizen of the United States.

STOCK OWNERSHIP


         The following table shows, as of April 26, 2000, the holdings of the CEM common stock by any entity or person known to CEM to be the beneficial owner of more than five percent of the outstanding shares, each director and each executive officer and by all directors and executive officers as a group.


            Name and Address of         Number of Shares and Nature  Percent of Common Stock
              Beneficial Owner            of Beneficial Ownership         Outstanding(1)
------------------------------------ ------------------------------  -----------------------

Michael J. Collins(2)                              506,892                     16.5%
David L. Babson & Co., Inc.(3)                     365,400                     11.9%
T. Rowe Price Associates, Inc.(4)                  299,000                      9.8%
Dimensional Fund Advisors Inc.(5)                  257,100                      8.4%
Royce & Associates, Inc.(6)                        201,400                      6.6%
James Wiggins(7)                                   170,900                      5.6%
Richard N. Decker(8)                                33,984                         *
Ronald A. Norelli(9)                                20,305                         *
John L. Chanon(10)                                   7,100                         *
George F. Krall                                          0                         *
Directors and Executive Officers(11)               567,531                     18.1%

--------------------
*    Less than 1%.


(1) Based on the number of shares outstanding plus, for each shareholder, options that are currently exercisable or are exercisable within 60 days of April 26, 2000 that are held by the shareholder.

(2) Includes 24,000 shares subject to options that are currently exercisable or are exercisable within 60 days of April 26, 2000 and 27,450 shares held by Mr. Collins's wife as custodian for their children. Mr. Collins's business address is 3100 Smith Farm Road, Matthews, North Carolina 28106.


(3) Based on a Schedule 13G filed with the Commission on January 25, 2000. David L. Babson & Company, Inc. ("Babson") is an investment adviser. Babson has sole voting power and sole dispositive power over all of the shares. Babson's address is One Memorial Drive Cambridge, Massachusetts 02142-1300.

(4) Based on a Schedule 13G fled with the Commission on February 2, 2000. The shares are owned by the T. Rowe Price Small-Cap Value Fund, in respect of which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser. Price Associates has sole dispositive power but no voting power over such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associate's address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5) Based on a Schedule 13G filed with the Commission on February 3, 2000. All of the shares owned by Dimensional Fund Advisors Inc. ("Dimensional") are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional's address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90407.

(6) Based on a Schedule 13G filed with the Commission on February 2, 2000. Royce & Associates, Inc. ("Royce") has sole voting and dispositive power over all shares. Royce's address is 1414 Avenue of the Americas, New York, New York 10019. Charles M. Royce may be deemed a controlling person of Royce.

(7) Based on a Schedule 13G filed with the Commission on February 17, 2000. Mr. Wiggins has sole dispositive power over all shares, sole voting power over 113,550 shares and shared voting power over 57,350 shares. Mr. Wiggins address is Phronesis, L.P., 197 East Broad Street, Suite 200, Columbus, Ohio 43215.


(8) Includes 32,250 shares subject to options that are currently exercisable or are exercisable within 60 days of April 26, 2000.

(9) Includes 7,000 shares subject to options that are currently exercisable or are exercisable within 60 days of April 26, 2000, 405 shares held as custodian for his children and 5,900 shares held in a joint account with his wife.

(10) Includes 4,000 shares subject to options that are currently exercisable or are exercisable within 60 days of April 26, 2000 and 100 shares held by his son.

(11) Includes 67,250 shares subject to options that are currently exercisable or are exercisable within 60 days of April 26, 2000.


         In addition to Mr. Collins, the other members of the board of directors who together own 15,900 shares, or 0.5 percent of the outstanding shares, and Mr. Decker, CEM's other executive officer, who owns 1,734 shares, or 0.06 percent of the outstanding shares, plan to vote their shares in favor of the merger. Each of these directors and Mr. Decker plan to do so because they believe that $11.15 per share consideration to shareholders to be paid in the merger is fair based on the analysis of the Board of Directors, the special committee and its financial advisor described earlier in this proxy statement.

RECENT STOCK PURCHASES

         We started a share repurchase program in January 1991 and suspended the program in July 1999. The following table includes the amount of common stock we repurchased, the range of prices per share we paid and the average purchase price per share we paid during each quarterly period presented below.

                      Fiscal Years Ended or Ending June 30,
----------------------------------------------------------------------------------
                                        1998
----------------------------------------------------------------------------------
                     Number of Shares           Range of Prices      Average Price
First Quarter                      0                   -                   -
Second Quarter                     0                   -                   -
Third Quarter                 20,500            $10.875 - $11.50       $11.24
Fourth Quarter               301,552             10.75 - 13.548         12.94
----------------------------------------------------------------------------------
                                        1999
----------------------------------------------------------------------------------
First Quarter                 91,000            $10.375 - $11.75       $11.20
Second Quarter                13,800              9.75 -  11.50         11.28
Third Quarter                 15,700              8.25 -  10.125         8.77
Fourth Quarter                16,600              7.375 -  8.438         7.94
----------------------------------------------------------------------------------
                                        2000
----------------------------------------------------------------------------------
First Quarter                  2,600             $7.125 - $7.50         $7.29
Second Quarter                     0                  -                    -
Third Quarter                      0                  -                    -
Fourth Quarter *                   0                  -                    -

-------------------------------

*    Through April  26, 2000


         On January 1, 2000, Mr. Collins exercised options granted by CEM to acquire 2,000 shares at an exercise price per share of $10.25, and on May 26, 1998 he acquired 4,000 shares and 3,970 shares upon the exercise of options at a per share price, respectively, of $7.875 and $7.75.

MARKET PRICES OF COMMON STOCK AND DIVIDENDS

         CEM common stock is traded on the Nasdaq National Market (symbol:
CEMX). The following table sets forth the high and low sales prices per share for each quarterly period for the two most recent fiscal years and for the current fiscal year to date.


                                    Fiscal Years Ended or Ending June 30,
                 ---------------------------------------------------------------------------
                           1998                      1999                      2000
                 ------------------------ -------------------------- -----------------------
                  High           Low           High          Low        High         Low
                 -----------  ----------- ------------- ------------ ------------  ---------
First Quarter     $10.50         $7.50        $13.00       $10.00       $7.50        $6.125
Second Quarter     11.25          9.00         11.375        9.125      10.75         5.625
Third Quarter      11.50          9.25         10.00         8.00       10.75        10.188
Fourth Quarter     13.50          8.75          8.50         6.875      10.688*       9.875*

---------------

*    Through April 26, 2000.

         The book value of a share of CEM common stock as of December 31, 1999 was $7.54. On April 26, 2000, the last day prior to printing of this proxy statement on which CEM's common stock was traded, the closing price per share of CEM common stock as reported by the Nasdaq National Market was $9.875.

         CEM has never paid any cash dividends on its common stock. Under the merger agreement, CEM has agreed not to pay any dividends on the common stock prior to the completion of the merger.


              INFORMATION REGARDING MJC ACQUISITION AND MR. COLLINS

         MJC Acquisition is a recently incorporated North Carolina corporation organized by Mr. Collins for the purpose of effecting the merger. Its principal executive offices are located at 3100 Smith Farm Road, Matthews, North Carolina 28106. Its telephone number is (704) 821-7015. Michael J. Collins is the sole shareholder, director and executive officer of MJC Acquisition.

         Neither MJC Acquisition nor Mr. Collins is required to file reports with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         Neither MJC Acquisition nor any of its executive officers or director nor any person controlling MJC Acquisition, including Mr. Collins, or any of their or his respective affiliates has during the last five years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

         All information contained in this proxy statement concerning Mr. Collins and MJC Acquisition is based upon statements and representations made by them or their representatives to us or our representatives.


                              INDEPENDENT AUDITORS

         The consolidated balance sheets as of June 30, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three fiscal years in the period ended June 30, 1999, included in our Annual Report on Form 10-K attached as Appendix C to this proxy statement have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report. A representative of PricewaterhouseCoopers LLP will be at the special meeting to answer appropriate questions from shareholders and will have the opportunity to make a statement if so desired.


                              SHAREHOLDER PROPOSALS

         Our annual meeting of shareholders is normally held in November of each year. In October 1999, in light of Mr. Collins's initial proposal to acquire CEM, we postponed indefinitely the date of the annual meeting of shareholders initially scheduled to be held November 4, 1999. If the proposal to approve the merger is not approved at the special meeting, the annual meeting of shareholders will be held in July 2000. Proposals of shareholders intended to be presented at the annual meeting of shareholders must be submitted, by registered or certified mail, to the attention of the CEM's Secretary at our principal executive offices by May 31, 2000 in order to be considered for inclusion in our proxy statement and form of proxy for the annual meeting. In addition, if a proposal is submitted after that date, proxies will have the authority to vote in their discretion on the proposal. If the merger is completed, the annual meeting of shareholders may be scheduled for another date after the Effective Time.


                                  OTHER MATTERS

         We know of no other business to be presented at the special meeting. If other matters do properly come before the special meeting, or any adjournment or adjournments thereof, the individuals named in the proxy have the discretion to vote on these other matters according to their best judgment unless the authority to do so is withheld as marked by a shareholder on the proxy.

                                                                      APPENDIX A




                          AGREEMENT AND PLAN OF MERGER




                         Dated as of December 29, 1999




                                  by and among




                                CEM CORPORATION,


                          MJC ACQUISITION CORPORATION


                                      AND


                               MICHAEL J. COLLINS

                               TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----

                                              TABLE OF CONTENTS

                                                  ARTICLE I
                                            MERGER AND ORGANIZATION

Section 1.1       The Merger..................................................................  [A-vi]
Section 1.2       Effective Time..............................................................  [A-vi]
Section 1.3       Effect of Merger............................................................  [A-2]

                                                  ARTICLE II
                                 CONVERSION OF SECURITIES AT THE EFFECTIVE TIME
Section 2.1       Conversion of Securities of CEM and Acquiror................................  [A-3]
Section 2.2       Payment of Cash for CEM Common Stock........................................  [A-3]
Section 2.3       Exchange of Acquiror Common Stock Certificate...............................  [A-5]

                                                  ARTICLE III
                               ADDITIONAL AGREEMENTS IN CONNECTION WITH THE MERGER
Section 3.1       Shareholders' Approval......................................................  [A-5]
Section 3.2       Proxy Materials and Schedule 13E-3..........................................  [A-6]
Section 3.3       Termination of CEM Stock Option Plans.......................................  [A-6]
Section 3.4       Reasonable Best Efforts; Consents; Other Filings............................  [A-7]
Section 3.5       Financing...................................................................  [A-7]
Section 3.6       Conduct of Business by CEM Pending the Merger...............................  [A-7]
Section 3.7       Notification of Certain Matters............................................. [A-10]
Section 3.8       Access to CEM's Books and Records........................................... [A-11]
Section 3.9       Acquisition Proposals....................................................... [A-11]
Section 3.10      Director and Officer Protection............................................. [A-12]
Section 3.11      Actions of Collins Pending the Closing...................................... [A-12]

                                                  ARTICLE IV
                                   REPRESENTATIONS AND WARRANTIES OF CEM
Section 4.1       Organization and Good Standing.............................................. [A-13]
Section 4.2       Authorization; Binding Agreement............................................ [A-13]
Section 4.3       Capitalization.............................................................. [A-14]
Section 4.4       Financial Statements........................................................ [A-14]
Section 4.5       Absence of Certain Changes or Events........................................ [A-15]
Section 4.6       SEC Reports and Other Documents............................................. [A-15]
Section 4.7       Governmental and Other Consents and Approvals............................... [A-15]
Section 4.8       No Violation................................................................ [A-16]
Section 4.9       Litigation.................................................................. [A-16]
Section 4.10      Governmental Approvals; Compliance with Law................................. [A-17]
Section 4.11      Brokers and Finders......................................................... [A-17]

Section 4.12      Fairness Opinions and Approval by Committee................................... [A-17]
Section 4.13      Taxes......................................................................... [A-17]
Section 4.14      Employee Benefits............................................................. [A-19]
Section 4.15      Environmental Matters......................................................... [A-20]
Section 4.16      Board Recommendation.......................................................... [A-21]
Section 4.17      Required Company Vote......................................................... [A-22]
Section 4.18      State Takeover Statutes....................................................... [A-22]
Section 4.19      Material Contract Defaults.................................................... [A-22]
Section 4.20      Information in Proxy Statement................................................ [A-22]
Section 4.21      Properties.................................................................... [A-23]

                                                  ARTICLE V
                              REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND COLLINS
Section 5.1       Organization and Good Standing................................................ [A-23]
Section 5.2       Authorization; Binding Agreement.............................................. [A-23]
Section 5.3       No Violation.................................................................. [A-24]
Section 5.4       Governmental and Other Consents and Approvals................................. [A-24]
Section 5.5       Proxy and Schedule 13E-3 Information.......................................... [A-25]
Section 5.6       Financing..................................................................... [A-25]
Section 5.7       Brokers and Finders........................................................... [A-25]
Section 5.8       No Prior Activities........................................................... [A-26]
Section 5.9       Litigation.................................................................... [A-26]
Section 5.10      Surviving Corporation Not Rendered Insolvent.................................. [A-25]
Section 5.11      No Conflicting Knowledge...................................................... [A-25]

                                                  ARTICLE VI
                                                  CONDITIONS
Section 6.1       Conditions to Each Party's Obligation to Effect the Merger.................... [A-26]
Section 6.2       Conditions to Obligation of CEM to Effect the Merger.......................... [A-27]
Section 6.3       Conditions to Obligations of Acquiror to Effect the Merger.................... [A-27]

                                                  ARTICLE VII
                              TERMINATION; NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                                          COVENANTS; WAIVER AND AMENDMENT
Section 7.1       Termination................................................................... [A-28]
Section 7.2       Non-Survival of Representations, Warranties and Covenants..................... [A-30]
Section 7.3       Amendment..................................................................... [A-30]
Section 7.4       Waiver........................................................................ [A-30]
Section 7.5       Effect of Termination......................................................... [A-30]
Section 7.6       Certain Payments.............................................................. [A-31]

                                                  ARTICLE VIII
                                              GENERAL AGREEMENTS
Section 8.1       Notice........................................................................ [A-32]
Section 8.2       Entire Agreement.............................................................. [A-33]
Section 8.3       Parties in Interest........................................................... [A-33]
Section 8.4       Publicity..................................................................... [A-33]

Section 8.5       Headings..................................................................... [A-33]
Section 8.6       Interpretation............................................................... [A-34]
Section 8.7       Subsidiaries................................................................. [A-34]
Section 8.8       Successors and Assigns....................................................... [A-34]
Section 8.9       Governing Law................................................................ [A-34]
Section 8.10      Costs and Expenses........................................................... [A-34]
Section 8.11      Counterparts................................................................. [A-34]
Section 8.12      Specific Performance......................................................... [A-34]
Section 8.13      Conciliation and Arbitration................................................. [A-35]

                             INDEX OF DEFINED TERMS

 AAA...........................................................................................................   8.13
 Acquiror Common Stock......................................................................................... 2.1(b)
 Acquiror...................................................................................... Introductory Paragraph
 Acquisition Proposal............................................................................................. 3.9
 Advisor......................................................................................................... 4.11
 Agreement..................................................................................... Introductory Paragraph
 Articles of Merger.......................................................................................... Recitals
 Cash Merger Consideration..................................................................................... 2.1(a)
 CEM .......................................................................................... Introductory Paragraph
 CEM Common Stock.............................................................................................. 2.1(a)
 CEM Share..................................................................................................... 2.1(a)
 CEM Shares.................................................................................................... 2.1(a)
 Closing.......................................................................................................... 1.2
 Code............................................................................................................ 4.13
 Committee........................................................................................................ 3.1
 Company Benefit Plans........................................................................................ 4.14(a)
 Company ERISA Affiliate...................................................................................... 4.14(c)
 Definitive Proxy Statement.................................................................................... 3.2(a)
 Disbursing Agent.............................................................................................. 2.2(a)
 Disclosure Schedules.................................................................................... Section 3.12
 Dispute......................................................................................................... 8.13
 Effective Time................................................................................................... 1.2
 Environmental Claim..................................................................................... Section 4.15
 Environmental Laws...................................................................................... Section 4.15
 Environmental Permits................................................................................... Section 4.15
 ERISA........................................................................................................ 4.14(a)
 Exchange Act..................................................................................................... 4.4
 Expenses...................................................................................................... 7.6(c)
 Fee........................................................................................................... 7.6(a)
 Financing Letters................................................................................................ 5.6
 Financing........................................................................................................ 5.6
 Government Approvals............................................................................................ 4.10
 Hazardous Materials..................................................................................... Section 4.15
 Interim Financial Statements............................................................................. Section 4.4
 Indemnified Party............................................................................................... 3.10
 Knowledge........................................................................................................ 8.6
 Material Adverse Change.......................................................................................... 4.1
 Material Adverse Effect.......................................................................................... 4.1
 Merger...................................................................................................... Recitals
 North Carolina Act.......................................................................................... Recitals
 Permitted Investments......................................................................................... 2.2(a)
 Person........................................................................................................ 2.2(b)
 Plan of Merger.............................................................................................. Recitals

 Preferred Stock.................................................................................................. 4.3
 Preliminary Proxy Statement................................................................................... 3.2(a)
 Returns...................................................................................................... 4.13(a)
 Rules........................................................................................................... 8.13
 Schedule 13E-3................................................................................................ 3.2(b)
 SEC........................................................................................................... 3.2(a)
 Special Meeting.................................................................................................. 3.1
 Stock Options.................................................................................................... 3.3
 Subsidiaries..................................................................................................... 8.7
 Superior Proposal..................................................................................... Section 7.6(a)
 Surviving Corporation............................................................................................ 1.1
 Tax Affiliate................................................................................................ 4.13(a)
 Tax.......................................................................................................... 4.13(a)
 Taxes........................................................................................................ 4.13(a)
 WARN.......................................................................................................... 3.6(s)
 Year-End Financial Statements.................................................................................... 4.4

         This AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of December 29, 1999 and is by and among CEM CORPORATION, a North Carolina corporation ("CEM"), MJC ACQUISITION CORPORATION, a North Carolina corporation ("Acquiror"), and MICHAEL J. COLLINS, an individual residing in North Carolina ("Collins").

                                    RECITALS

         The boards of directors of CEM and Acquiror deem it advisable for the mutual benefit of CEM and Acquiror and their respective shareholders, respectively, that Acquiror be merged with and into CEM (the "Merger") upon the terms and subject to the conditions set forth in the Plan of Merger (the "Plan of Merger"), which is set forth in the Articles of Merger in substantially the form attached hereto as EXHIBIT A (the "Articles of Merger"), and in accordance with the North Carolina Business Corporation Act (the "North Carolina Act").

         The board of directors of Acquiror have approved and adopted this Agreement. The board of directors and Special Committee of CEM have adopted this Agreement and have resolved, subject to the terms of this Agreement, to recommend to the shareholders of CEM to vote to approve this Agreement in conjunction with their approval of the Plan of Merger.

         In consideration of the mutual covenants, agreements, representations and warranties contained herein, and for the purpose of setting forth certain terms and conditions of the Merger, and the mode of carrying the same into effect, CEM, Acquiror and Collins hereby agree as follows:

                                   ARTICLE I

                            MERGER AND ORGANIZATION

         1.1 The Merger. Acquiror shall be merged with and into CEM at the Effective Time (as defined below), upon the terms and subject to the conditions hereinafter set forth, as permitted by and in accordance with the North Carolina Act. CEM, as the surviving corporation following the effectiveness of the Merger, is sometimes referred to herein as the "Surviving Corporation." CEM, Acquiror and Collins agree that upon written notice of Acquiror to CEM delivered at least 20 business days prior to the date of the Special Meeting, Acquiror, CEM and Collins shall amend this Agreement to provide that the merger contemplated hereby shall be the merger of CEM into Acquiror with Acquior being the surviving corporation of such merger and to make other necessary changes to so conform the Plan of Merger and Articles of Merger (as such terms are defined herein).

         1.2   Effective Time. If this Agreement is not terminated pursuant to
ARTICLE VII hereof, as soon as practicable after all conditions to the Merger set forth in ARTICLE VI hereof shall have been satisfied or waived, CEM and Acquiror shall cause the Articles of Merger to be executed, acknowledged and filed with the Secretary of State of the State of North Carolina as provided in the North Carolina Act. The Merger shall be consummated and the closing of the transactions contemplated by this Agreement (the "Closing") shall occur immediately upon the filing of the Articles of Merger with the Secretary of State of the State of North Carolina (the date and time of such filing and Closing being referred to herein as the "Effective Time"). The Closing shall take place at the offices of Robinson, Bradshaw & Hinson, P.A., 101 North Tryon Street, Suite 1900, Charlotte, North Carolina 28246, or at such other place as the parties may mutually agree.

         1.3 Effect of Merger. The parties agree to the following provisions with respect to the Merger:

                  (a) The name of the Surviving Corporation shall from and after the Effective Time shall become and continue to be "CEM Corporation" until changed in accordance with applicable law.

                  (b) The articles of incorporation of CEM shall be amended and restated to conform to the articles of incorporation of Acquiror as in effect immediately prior to the Effective Time; provided, however, that, at the Effective Time, Article 1 of the articles of incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is CEM Corporation" and Article 2 shall be amended to provide that the number of authorized shares of common stock of the corporation shall be 100.

                  (c) The bylaws of Acquiror, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with law, the articles of incorporation of the Surviving Corporation and such bylaws.

                  (d) At the Effective Time, the separate corporate existence of Acquiror shall cease, and CEM as the Surviving Corporation and successor shall succeed to Acquiror as set forth in Section 55-11-06 of the North Carolina Act.

                  (e) The directors of Acquiror immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of CEM immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected and qualified.

                  (f) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of CEM acquired or to be acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of the CEM, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of CEM, all other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, properties or assets of CEM acquired or to be acquired as a result of the Merger and otherwise to carry out the purposes of this Agreement.



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                                  ARTICLE II

                 CONVERSION OF SECURITIES AT THE EFFECTIVE TIME

         2.1 Conversion of Securities of CEM and Acquiror. At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of CEM, Acquiror or the holders of any of the following securities:

                  (a) Each share of common stock, par value $.05 per share, of CEM ("CEM Common Stock") (shares of CEM Common Stock being hereinafter collectively referred to as "CEM Shares" and individually as a "CEM Share") issued and outstanding immediately prior to the Effective Time (other than any CEM Shares to be cancelled pursuant to SECTION 2.1(B)) shall be cancelled, extinguished and shall be converted automatically into the right to receive an amount equal to $11.15 in cash, without interest (the "Cash Merger Consideration"), payable to the holder thereof, as provided in SECTION 2.2, upon surrender of the certificate formerly representing the CEM Shares being converted into the right to receive the Cash Merger Consideration, less any required withholding taxes;

                  (b) Each CEM Share held in the treasury of CEM and each CEM Share owned by Acquiror (including CEM Shares contributed to Acquiror by agreement with Acquiror), if any, immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                  (c) Each share of Acquiror's common stock, $.01 par value ("Acquiror Common Stock"), that is issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         2.2   Payment of Cash for CEM Common Stock.

                  (a) At the Effective Time, Collins shall cause Acquiror to, and Acquiror shall, irrevocably deposit or cause to be deposited with a bank or trust company to be designated by Acquiror and reasonably satisfactory to CEM that is organized and doing business under the laws of the United States or any state thereof and has a combined capital and surplus of at least $100,000,000 (the "Disbursing Agent"), as agent for the holders of shares of CEM Common Stock, cash in the aggregate amount required to effect conversion of shares of CEM Common Stock into the Cash Merger Consideration at the Effective Time pursuant to SECTION 2.1(A) hereof. Pending distribution pursuant to
         SECTION 2.2(B) hereof of the cash deposited with the Disbursing Agent, such cash shall be held in trust for the benefit of the holders of CEM Common Stock and the fund shall not be used for any other purposes, and Acquiror and Surviving Corporation may direct the Disbursing Agent to invest such cash, provided that such investments (i) shall be obligations of or guaranteed by the United States of America, commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $250,000,000



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

         (collectively "Permitted Investments") or money market funds that are invested solely in Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to SECTION 2.2(B) hereof. Each holder of a certificate or certificates representing shares of CEM Common Stock cancelled at the Effective Time pursuant to SECTION 2.1(A) hereof may thereafter surrender such certificate or certificates to the Disbursing Agent, as agent for such holder of shares of CEM Common Stock, which shall effect the exchange of such certificate or certificates on such holder's behalf for a period ending six months after the Effective Time. Any interest and other income resulting from such investments shall be paid to Acquiror.

                  (b) After surrender to the Disbursing Agent of any certificate that prior to the Effective Time shall have represented any shares of CEM Common Stock, the Disbursing Agent shall promptly distribute to the individual, corporation, partnership, joint venture, association, joint stock company, trust, fund, unincorporated association, organization or other entity (each, a "Person") in whose name such certificate shall have been registered a check representing the amount of Cash Merger ------ Consideration into which such shares of CEM Common Stock shall have been converted at the Effective Time pursuant to SECTION 2.1(A) hereof. Until so surrendered and exchanged, each such certificate shall, after the Effective Time, be deemed to represent only the right to receive such Cash Merger Consideration, and until such surrender and exchange, none of the Cash Merger Consideration shall be paid to the holder of such outstanding certificate in respect thereof. The Surviving Corporation shall promptly after the Effective Time cause to be distributed to such holders appropriate materials to facilitate such surrender.

                  (c) If any cash deposited with the Disbursing Agent for purposes of payment in exchange for shares of CEM Common Stock remains unclaimed following the expiration of six months after the Effective Time, such cash shall be delivered to the Surviving Corporation by the Disbursing Agent, and thereafter the Disbursing Agent shall not be liable to any Persons claiming any amount of such cash, and the surrender and exchange shall be effected directly with the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws). No interest shall accrue or be payable with respect to any amounts that any such holder shall be so entitled to receive. The Surviving Corporation or the Disbursing Agent shall be authorized to pay the cash attributable to any certificate theretofore issued that has been lost or destroyed, upon receipt of satisfactory evidence of ownership of the shares of CEM Common Stock represented thereby and of appropriate indemnification.

                  (d) None of Acquiror, Collins, the Surviving Corporation or the Disbursing Agent shall be liable to any Person in respect of any shares of retained CEM Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of CEM Common Stock shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any cash, if any, in lieu of fractional shares of retained CEM Common Stock or any dividends or distributions with respect to retained CEM Common Stock in respect of such certificate would otherwise escheat to or become the property of any governmental entity), any such cash, dividends or distributions in respect of such certificate shall, to the



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

         extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

                  (e) If payment is to be made to a Person other than the Person in whose name a surrendered certificate, which prior to the Effective Time shall have represented any shares of CEM Common Stock, is registered, it shall be a condition to such payment that the certificate so surrendered shall be endorsed or shall otherwise be in proper form for transfer, and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate surrendered or shall have established to the satisfaction of the Surviving Corporation or the Disbursing Agent that such tax either has been paid or is not payable.

                  (f) From and after the Effective Time, the holders of shares of CEM Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of CEM Common Stock except as otherwise provided herein or by law.

                  (g) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of CEM Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of CEM Common Stock are presented to the Surviving Corporation, they shall be cancelled and promptly exchanged for Cash Merger Consideration except as provided in SECTION 2.2(B) and (D).

         2.3 Exchange of Acquiror Common Stock Certificate. Immediately after the Effective Time, upon surrender by the record holder of the certificate, duly endorsed in blank, representing the shares of Acquiror Common Stock outstanding immediately prior to the Effective Time, the Surviving Corporation shall deliver to such record holder a share certificate, registered in such holder's name, representing the number of shares of common stock of the Surviving Corporation to which such record holder is so entitled by virtue OF
SECTION 2.1(B). Such certificate will bear a legend restricting the transferability of such shares of the Surviving Corporation except in accordance with applicable federal and state securities laws.

                                  ARTICLE III

              ADDITIONAL AGREEMENTS IN CONNECTION WITH THE MERGER

         3.1 Shareholders' Approval. CEM shall take all actions reasonably necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its shareholders as soon as reasonably practicable for the purpose of considering and approving this Agreement and the Merger (the "Special Meeting"). In connection with the Special Meeting, the board of directors of CEM shall recommend that the shareholders of CEM vote to approve this Agreement and the Merger unless the Special Committee of such board of directors (the "Committee") has determined at any time prior to the Special Meeting in good faith, after consultation with and based upon the reasonably concluded advice of counsel to the

Committee, that making such recommendation would violate the fiduciary duties of the board of directors under applicable law.

         3.2   Proxy Materials and Schedule 13E-3.

                  (a) In connection with the Special Meeting, CEM shall prepare and file a preliminary proxy statement relating to the transactions contemplated by this Agreement and the Merger (the "Preliminary Proxy Statement") with the United States Securities and Exchange Commission (the "SEC") and shall use its reasonable best efforts to respond to the comments of the SEC and to cause a definitive proxy statement to be mailed to CEM's shareholders (the "Definitive Proxy Statement") all as soon as reasonably practicable; provided, that prior to the filing of each of the Preliminary Proxy Statement and the Definitive Proxy Statement, CEM shall consult with Acquiror and Collins with respect to such filings and shall afford Acquiror and Collins reasonable opportunity to comment thereon. Acquiror and Collins shall provide CEM with any information for inclusion in the Preliminary Proxy Statement and the Definitive Proxy Statement that may be required under applicable law and is reasonably requested by CEM.

                  (b) CEM, Acquiror and Collins shall, and shall cause any other Person that may be deemed to be an affiliate of CEM to, prepare and file concurrently with the filing of the Preliminary Proxy Statement a Statement on Schedule 13E-3 ("Schedule 13E-3") with the SEC. If at any time prior to the Special Meeting any event should occur that is required by applicable law to be set forth in an amendment of, or supplement to, the Schedule 13E-3, CEM, Acquiror and Collins shall, and shall cause such Person to, file such amendments or supplements.

         3.3   Termination of CEM Stock Option Plans. Except as disclosed in
ITEM 3.3 of the Disclosure Schedules, as defined in SECTION 3.12 of this Agreement, all outstanding stock options issued by CEM (collectively, the "Stock Options"), including without limitation those issued under the CEM Corporation 1986 Nonqualified Stock Option Plan, the 1987 Stock Option Plan, the 1993 Management Equity Plan and the 1993 Nonqualified Stock Option Plan, shall terminate upon the Merger. With respect to each Stock Option not otherwise terminated by its terms upon the effectiveness of the Merger, CEM shall obtain at the earliest practicable date and prior to the Effective Time the written consent of each holder to the cancellation of such holders' Stock Options (irrespective of their exercise price and whether or not then currently exercisable) to take effect on the Effective Time or shall take appropriate action to amend the relevant plans to provide for such cancellation. At the Effective Time, the Surviving Corporation shall pay each holder of Stock Options, to the extent such Stock Options have not been previously exercised or cancelled, (x) cash in an amount equal to the product of (i) the difference between $11.15 and the exercise price of such Stock Options (but in no event less than $0.00), multiplied by (ii) the number of shares of CEM Common Stock subject to such Stock Options, less (y) the amount of all applicable withholding taxes.

         3.4 Reasonable Best Efforts; Consents; Other Filings. Upon the terms and subject to the conditions herein provided, and subject to the duties of the board of directors of CEM under applicable law, as it or the Committee may be advised by counsel, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all reasonable action and to do, or cause to



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

be done and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable laws and regulations and their respective articles of incorporation and bylaws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, subject, however, to the requisite vote of shareholders of CEM. Such actions shall include, without limitation, using reasonable best efforts to (i) defend any lawsuits or other legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties (including governmental agencies or officials), challenging this Agreement or the consummation of the transactions contemplated thereby or hereby, and (ii) effect all necessary registrations, filings and submissions of information requested by governmental authorities. Upon the terms and subject to the conditions hereof, and subject to the duties of the board of directors of CEM under applicable law, as it, or the Committee, may be advised by counsel, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things necessary to satisfy the other conditions of Closing set forth herein and to cooperate with all reasonable requests made by the other party. Without limiting the generality of the foregoing, and notwithstanding anything in this Agreement to the contrary, CEM shall use reasonable efforts to obtain all consents, amendments to or waivers from other parties under the terms of all leases and other agreements between CEM and such parties required as a result of the transactions contemplated by this Agreement the failure of which to obtain would have a Material Adverse Effect (as defined in SECTION 4.1) and shall use reasonable efforts to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal or state law or regulation.

         3.5 Financing. Each of Acquiror and Collins shall use its reasonable best efforts to arrange the Financing (as defined in SECTION 5.6) and to satisfy any and all conditions set forth in the Financing Letters. Acquiror and Collins shall keep CEM informed of the status of the Financing, including providing written notice to CEM promptly (and in any event within two business days) of any material adverse developments relating to the Financing. CEM shall use its reasonable best efforts to cooperate and assist Acquiror with respect to the Financing, the expense of which shall be borne by Acquiror, and upon consummation of the Merger, the Surviving Corporation; provided, that CEM shall not be obligated to obtain any extraordinary consents, waivers or approvals to loan agreements, leases or other contracts, to agree to a material adverse modification of the terms of such documents or to prepay or incur additional obligations to other parties.

         3.6 Conduct of Business by CEM Pending the Merger. CEM covenants and agrees that, prior to the Effective Time or earlier termination of this Agreement as provided herein, unless Acquiror shall otherwise agree in writing and except as contemplated by this Agreement:

                  (a) CEM shall, and shall cause each of its subsidiaries to, act and carry on its respective business in the ordinary course of business substantially consistent with past practice and use its respective reasonable best efforts to preserve substantially intact its current material business organizations, keep available the services of its current officers and employees (except for terminations of employees in the ordinary course of business) and preserve its material relationships with others having significant business dealings with it;

                  (b) CEM shall not (i) amend its articles of incorporation or bylaws, or (ii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of any of its shares of capital stock;

                  (c) Neither CEM nor any of its subsidiaries shall (i) except as set forth in ITEM 3.6(C) of the Disclosure Schedules, issue, grant, sell, pledge or transfer or agree or propose to issue, grant, sell, pledge or transfer any shares of capital stock, stock options, warrants, securities or rights of any kind or rights to acquire any such shares, securities or rights of CEM, any of its subsidiaries or any successor thereto, (ii) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of CEM of any class or any options, warrants or other rights to purchase any such shares except as otherwise provided in this Agreement, or (iii) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) Except in the ordinary course of business consistent with past practice or as disclosed in ITEM 3.6(D) of the Disclosure Schedules, neither CEM nor any of its subsidiaries shall (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of CEM or any of its subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to CEM or any direct or indirect wholly owned subsidiary of CEM;

                  (e) Each of CEM and its subsidiaries shall use its reasonable best efforts to keep in place its current insurance policies that are material (either individually or in the aggregate) to the conduct of its business; and notwithstanding such efforts, if any such policy is cancelled, CEM shall use its reasonable best efforts to replace such policy or policies;

                  (f) Neither CEM nor any of its subsidiaries shall make any material tax election, file any amended tax returns or settle or compromise any material federal, state, local or foreign income tax liability;

                  (g) Neither CEM nor any of its subsidiaries shall make any material change in its accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles;

                  (h) Neither CEM nor any of its subsidiaries shall split, combine or reclassify any capital stock of CEM or any subsidiary or issue or authorize the issuance of any other securities in respect of, in lieu of or substitution for shares of capital stock of CEM or any subsidiary;

                  (i) Except as disclosed in ITEM 3.6(K) of the Disclosure Schedules, neither CEM nor any of its subsidiaries shall acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                  (j) Neither CEM nor any of its subsidiaries shall sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

                  (k) Except as disclosed in ITEM 3.6(K) of the Disclosure Schedules, neither CEM nor any of its subsidiaries shall acquire or agree to acquire any assets, other than in the ordinary course of business consistent with past practice or make or agree to make any capital expenditures except capital expenditures contemplated by the current capital expenditure budget;

                  (l) Neither CEM nor any of its subsidiaries shall (x) pay, discharge or satisfy any material claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, including without limitation all liabilities disclosed in ITEM 3.6(D) of the Disclosure Schedules or (ii) claims settled or compromised to the extent permitted by SECTION 3.6(O), or (y) waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract or other document, other than in the ordinary course of business consistent with past practice or except where such actions would not, individually or in the aggregate, have a Material Adverse Effect;

                  (m) Neither CEM nor any of its subsidiaries shall adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                  (n) Neither CEM nor any of its subsidiaries shall enter into any collective bargaining agreement;

                  (o) Neither CEM nor any of its subsidiaries shall settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the settlement is limited solely to monetary payment and the release of claims and the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $10,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $50,000;

                  (p) Neither CEM nor any of its subsidiaries shall engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of CEM's affiliates, including without limitation any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404, other than such transactions of the same general nature, scope and magnitude as are disclosed in documents filed by CEM with the SEC as described in SECTION 4.6;

                  (q) Neither CEM nor any of its subsidiaries shall adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, officer or director, or former employee, officer or director, or, other than increases for individuals and arrangements for new employees (other than, in each case, officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of or loan or advance money or other property to any employee, officer or director, or former employee, officer or director, or pay any benefit not required by any existing plan, arrangement or agreement;

                  (r) Neither CEM nor any of its subsidiaries shall grant to employees any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof;

                  (s) Neither CEM nor any of its subsidiaries shall effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), affecting in whole or in part any site of employment, facility, operating unit or employee of CEM or any subsidiary, without notifying Acquiror or its affiliates in advance and without complying with the notice requirements and other provisions of WARN; and

                  (t) Neither CEM nor any of its subsidiaries shall authorize any, or commit or agree to do any of the things described in clauses
         (a) through (s) or anything that would make any representation or warranty of CEM in this Agreement untrue or incorrect in any material respect as of the date hereof or as of the Effective Time, as if made on such date, except to the extent such representations and warranties expressly relate to a specific date (in which case such representations and warranties shall be true and correct as of such date).

         3.7 Notification of Certain Matters. Each of the parties hereto shall, promptly upon obtaining knowledge of any of the following occurring subsequent to the date of this Agreement and prior to the Effective Time, notify all other parties to this Agreement of: (a) any material claims, actions, proceedings, tax audits or investigations commenced or, to its knowledge, threatened in writing, involving or affecting such party or any of its subsidiaries or any of their properties or assets, that if adversely resolved could have a Material Adverse Effect on such party or could prevent, hinder or materially delay the ability of such party to consummate the Merger or the transactions contemplated by this Agreement, (b) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by such party or any of its subsidiaries, under any agreement, lease, indenture or instrument to which such party or any of its subsidiaries is a party or is subject where such a default could have a Material Adverse Effect on such party, or (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. As used in this

SECTION 3.7, with respect to CEM, the term "Material Adverse Effect" shall have the meaning given to it in SECTION 4.1 and, with respect to Acquiror or Collins, the term "Material Adverse Effect" shall mean any effect that is materially adverse to the business, assets, prospects, operations, properties, financial condition or results of operations of Acquiror and its subsidiaries taken as a whole.

         3.8 Access to CEM's Books and Records. Upon reasonable notice, CEM shall afford Acquiror and its representatives and representatives of all prospective sources of Financing reasonable access during normal business hours to the properties, books, records and personnel of CEM and its subsidiaries and such additional information concerning the business and properties of CEM and its subsidiaries as Acquiror and its representatives may reasonably request.

         3.9 Acquisition Proposals. Any offer or proposal by any Person or group concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving CEM or any of its subsidiaries or divisions, or any proposal or offer to acquire in any manner, directly or indirectly, a significant equity interest in, or a substantial portion of the assets of, CEM or any of its subsidiaries, other than pursuant to the transactions contemplated by this Agreement, is hereby defined as an "Acquisition Proposal". CEM shall not, nor shall it permit any of its officers, directors, affiliates, representatives or agents to, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal, or (b) participate in any discussions or negotiations with or encourage any effort or attempt by any other Person or take any other action to facilitate an Acquisition Proposal. From and after the date hereof, CEM, its subsidiaries and all officers, directors, employees of, and all investment bankers, attorneys and other advisors and representatives of, CEM and its subsidiaries shall cease doing any of the foregoing. Notwithstanding the foregoing, CEM or any such Persons may, directly or indirectly, subject to a confidentiality agreement containing customary terms, furnish to any party information and access in response to a request for information or access made incident to an Acquisition Proposal made after the date hereof and may participate in discussions and negotiate with such party concerning any written Acquisition Proposal made after the date hereof (provided that neither CEM nor any such Person, after the date hereof, solicited, initiated or encouraged such Acquisition Proposal), if the Committee shall have determined in good faith based upon the reasonably concluded advice of outside counsel that failing to take such action would violate CEM's board of directors' fiduciary duties under applicable law. During the term of this Agreement, the board of directors of CEM shall notify Acquiror immediately if any Acquisition Proposal is made and shall in such notice indicate in reasonable detail the identity of the offeror and the terms and conditions of such Acquisition Proposal and shall keep Acquiror promptly advised of all material developments that could culminate in the board of directors withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by this Agreement. During the term of this Agreement, CEM shall not waive or modify any provisions contained in any confidentiality agreement entered into relating to a possible acquisition (whether by merger, stock purchase, asset purchase or otherwise) or recapitalization of CEM unless the Committee shall have determined in good faith based on reasonably concluded advice of outside counsel that failing to take such action would violate CEM's board of directors' fiduciary duties under applicable law.

         3.10 Director and Officer Protection. CEM shall indemnify, defend and hold harmless, and from and after the Effective Time the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors, officers, fiduciaries, employees and agents of CEM and its subsidiaries (each an "Indemnified Party") against all costs and expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts relating to or in connection with any threatened or actual claim, action, suit or proceeding or investigation (whether asserted before or after the Effective Time) based in whole or in part on facts arising out of the Indemnified Party being a director, officer, fiduciary, employee or agent of CEM at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under applicable law, whether or not CEM or the Surviving Corporation is insured against any such matter. In the event of any such threatened or actual claim, action, suit, proceeding or investigation, (A) CEM and (after the Effective Time) the Surviving Corporation shall pay any expenses in advance of the final disposition of such matter to each Indemnified Party as such expenses are incurred to the fullest extent permitted under applicable law, provided CEM or the Surviving Party, as the case may be, receives from the Indemnified Party to whom expenses are advanced an undertaking to repay such advances as required under applicable law , (B) the Indemnified Parties may retain one counsel satisfactory to them and reasonably satisfactory to CEM or the Surviving Corporation (provided, however, that if it is inappropriate due to actual or potential differing interests between such Indemnified Parties, each group of Indemnified Parties may retain their own separate counsel), and CEM and the Surviving Corporation shall pay all fees and expenses of such counsel within 30 days after statements therefor are received and (C) CEM and the Surviving Corporation shall use their respective reasonable best efforts to assist in the vigorous defense of any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed to by the Surviving Corporation and the Indemnified Party. The Surviving Corporation shall maintain in effect for a period of six years after the Effective Time directors' and officers' liability insurance with respect to matters occurring prior to the Effective Time, which insurance shall contain terms and conditions no less advantageous than are contained in CEM's current directors' and officers' liability insurance policy; provided, the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of one and one-half times the current annual premium. This SECTION 3.10 is intended for the irrevocable benefit of and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Collins, Acquiror, CEM and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this SECTION 3.10. In the event the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, the Surviving Corporation shall take such actions so that there is a reasonable expectation that successors and assigns of the Surviving Corporation shall assume the obligations of the Surviving Corporation set forth in this SECTION 3.10.

         3.11 Actions of Collins Pending the Closing. Collins covenants and agrees that, prior to the Effective Time, he will not do or fail to do or cause any Person to do or fail to do any act that will cause CEM to breach any of its representations and warranties set forth in Article IV hereof or fail to fulfill any of its covenants and agreements hereunder; provided that any action or failure to act by CEM shall not be attributed to or deemed to be caused by Collins solely by reason of his service as a director, officer or employee thereof.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CEM

         CEM represents and warrants to Acquiror and Collins as follows:

         4.1 Organization and Good Standing. Each of CEM and its subsidiaries is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation with all requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on CEM and its subsidiaries, taken as a whole. CEM has heretofore delivered to Acquiror accurate and complete copies of its and its subsidiaries' certificates or articles of incorporation and bylaws, as currently in effect. For the purposes of this Agreement "Material Adverse Change" or "Material Adverse Effect" means any change or effect that is materially adverse to the business, assets, prospects, operations, properties, financial condition or results of operations of CEM and its subsidiaries taken as a whole.

         4.2 Authorization; Binding Agreement. CEM has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by CEM's board of directors and, except for the approval of this Agreement and the Merger by the shareholders of CEM in accordance with the North Carolina Act and the articles of incorporation and bylaws of CEM, no other corporate proceedings on the part of CEM are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CEM, and subject to the requisite approval of the shareholders of CEM, constitutes the legal, valid and binding agreement of CEM, enforceable against CEM in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         4.3 Capitalization. The authorized capital stock of CEM consists of 10,000,000 shares of CEM Common Stock and 1,000,000 shares of preferred stock, $5.00 par value per share (the "Preferred Stock"). As of the close of business on the business day immediately preceding the date hereof, 3,043,443 shares of CEM Common Stock were outstanding and no shares of Preferred Stock were outstanding. As of the date hereof, 432,179 shares of CEM Common Stock were reserved for issuance upon exercise of outstanding Stock Options. All of the outstanding shares of capital stock of CEM and the subsidiaries of CEM have been duly authorized and validly issued and are fully paid and nonassessable. All issued and outstanding shares of capital stock of the subsidiaries of CEM are owned by CEM or a subsidiary of CEM free and clear of all liens, charges, encumbrances, claims and options of any nature. Except for the Stock Options, neither CEM nor any subsidiary of CEM has or as of the Effective Time will have granted any outstanding security, call, option, warrant, subscription or other right, or entered into any agreement or commitment that either (a) obligates CEM or any of its subsidiaries to issue, sell or transfer or cause to be issued, delivered or sold any shares of the capital stock of CEM or any subsidiary of CEM, or (b) restricts the transfer of, or otherwise encumbers, shares of CEM Common Stock.

         4.4 Financial Statements. All consolidated financial statements of CEM and its subsidiaries (including the notes to such financial statements) included in CEM's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (the "Year-End Financial Statements") or in CEM's Quarterly Report on Form 10-Q for the period ending September 30, 1999 (the "Interim Financial Statements"), in each case filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) are in accordance with the books and records of CEM and its subsidiaries in all material respects, (b) present fairly in all material respects the consolidated financial position, results of operations, changes in shareholders' equity and cash flow of CEM and its subsidiaries as of the respective dates and for the respective periods indicated and (c) have been prepared in conformity with generally accepted accounting principles applied in all material respects on a consistent basis through all the periods involved, subject in the case of the Interim Financial Statements to normal year-end adjustments and the absence of certain notes thereto. CEM has no liabilities that are required by generally accepted accounting principles to be disclosed on a balance sheet other than (i) those disclosed in the Interim Financial Statements, (ii) those arising in the ordinary course of business since September 30, 1999 or as disclosed in ITEMS 3.6(C) and (D) of the Disclosure Schedules, and (iii) liabilities that would not, individually or in the aggregate, have a Material Adverse Effect.

         4.5 Absence of Certain Changes or Events. Since June 30, 1999, (a) there has not been any Material Adverse Change, (b) there has not been any damage, destruction or loss, whether covered by insurance or not, having or that, individually or in the aggregate, could have a Material Adverse Effect,
(c) there has not been any condition, event or occurrence that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect or is reasonably likely to give rise to a Material Adverse Change, (d) CEM and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practices, (e) CEM has not changed its accounting principles or methods in any material respect except insofar as may be required by a change in generally accepted accounting principles, (f) there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of CEM or any of its subsidiaries, other than dividends paid by wholly owned subsidiaries, and (g) CEM and its subsidiaries have not (i) increased the compensation or fringe benefits of any present or former director, officer or employee of CEM or its subsidiaries (except for increases in salary or wages in the ordinary course of business consistent with past practice), (ii) granted any severance or termination pay to any present or former director or officer of CEM or its subsidiaries or, other than in the ordinary course of business, to any other employee of CEM or its subsidiaries; (iii) loaned or advanced money or other property by CEM or its subsidiaries to any of their present or former directors, officers or employees, or (iv) established, adopted, entered into, amended or terminated any Company Benefit Plan (as defined in SECTION 4.14).

         4.6 SEC Reports and Other Documents. Since June 30, 1996, CEM has filed all reports required to be filed by it with the SEC and all such reports complied as to form in all material respects with applicable requirements of law. Each report required to be filed by CEM with the SEC since June 30, 1996 did not on the date of filing of such reports and, except to the extent revised or superseded by a subsequent filing with the SEC prior to the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.7 Governmental and Other Consents and Approvals. No consent, waiver, approval, license or authorization of or designation, declaration or filing with any governmental agency or authority or other public Persons in the United States is required in connection with the execution or delivery by CEM of this Agreement or the consummation by CEM of the transactions contemplated hereby, other than (a) the approval of this Agreement and the Merger by the shareholders of CEM, (b) filing in the State of North Carolina articles of merger in accordance with the North Carolina Act, (c) filings required under the Exchange Act, and (d) such other consents, waivers, approvals, licenses or authorizations, the failure of which to be obtained will not have a Material Adverse Effect or will not, individually or in the aggregate, materially and adversely affect the ability of CEM to consummate the transactions contemplated hereby.

         4.8 No Violation. Except as set forth in ITEM 4.8 of the Disclosure Schedules, the execution and delivery of this Agreement, the filing by CEM of articles of merger in connection with the Merger in the State of North Carolina in accordance with the North Carolina Act, the consummation by CEM of the transactions contemplated hereby, or compliance by CEM with any of the provisions hereof, will not:

                  (a) violate any provision of the articles of incorporation or bylaws of CEM or any comparable charter or organizational documents of its subsidiaries;

                  (b) cause CEM or any of its subsidiaries to violate in any material respect (i) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to CEM or any of its subsidiaries or any of their respective properties, or (ii) the award of any arbitrator or panel of arbitrators that in either case, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect;

                  (c) cause the acceleration of the maturity of any debt or obligation of CEM and its subsidiaries that individually or in the aggregate would be reasonably likely to have a Material Adverse Effect; or

                  (d) with or without notice or lapse of time, or both, violate, or be in conflict with, or constitute a default under, or permit the termination of, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a benefit under, or, except as expressly contemplated by this Agreement, require the consent of any Person under, or result in the creation of any lien upon any property of CEM or any of its subsidiaries under, any agreement, indenture, lease, instrument, permit, concession, franchise, or license applicable to CEM or any of its subsidiaries or to which CEM or any of its subsidiaries is a party or by which CEM or any of its subsidiaries (or their respective properties) may be bound that individually or in the aggregate would be reasonably likely to have a Material Adverse Effect.

         4.9 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of CEM, threatened against or affecting CEM, any of its subsidiaries or any of their respective properties, assets, business, franchises or governmental approvals before any court or governmental department, commission, board, bureau, agency, instrumentality or arbitrator, that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect or would be reasonably likely to materially and adversely affect the ability of CEM to carry out, or prevent or make unduly burdensome, the Merger or the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against CEM or any of its subsidiaries having, or that in the future would be reasonably likely to have, any such effect.

         4.10 Governmental Approvals; Compliance with Law. CEM and its subsidiaries possess from the appropriate agency, commission, board or governmental authority, whether federal, state or local, all licenses, permits, authorizations, approvals, franchises and rights ("Government Approvals") that are necessary for CEM and its subsidiaries to engage in the business currently conducted by each of them, except in those instances in which failure to possess Government Approvals, individually or in the aggregate, could not have a Material Adverse Effect. Each of CEM and its subsidiaries has been, is and as of the Effective Time will be in compliance with all applicable federal, state and local laws, statutes, ordinances, rules and regulations except where the failure to so comply, individually or in the aggregate, would be reasonably likely to not have a Material Adverse Effect.

         4.11  Brokers and Finders. Except for Brookwood Associates,
Inc. ("Advisor"), which has been engaged, pursuant to an engagement letter dated September 14, 1999, a true and complete copy of which has been delivered to Acquiror, to provide financial advisory services to the Committee of CEM and, as requested by the Committee, to provide advice to the board of directors of CEM with respect to whether the consideration to be received by the holders of CEM Common Stock is fair to them from a financial point of view, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or in connection with any transaction involving CEM based upon arrangements made by or on behalf of CEM.

         4.12 Fairness Opinions and Approval by Committee. On or prior to the date hereof, the Committee unanimously approved the terms of this Agreement and received an opinion from Advisor as of such date, which opinion shall be confirmed in writing substantially to the effect



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

that, from a financial point of view, the consideration to be received by the holders of CEM Common Stock pursuant to the Merger is fair to them (which opinion, to the extent required or requested by the SEC, shall be updated in writing to the date of the Definitive Proxy Statement), a true and complete copy of which written opinion has been or will promptly be delivered to Acquiror following its receipt by the Committee.

         4.13 Taxes. Except as would not be reasonably likely to have a Material Adverse Effect, individually or in the aggregate:

                  (a) All Returns (as defined below) required to be filed by or with respect to CEM and Tax Affiliates (as defined below) have been filed on a timely basis; all such Returns are correct and complete in all material respects; there are no deficiencies for Taxes that have been proposed, asserted or assessed against CEM or Tax Affiliates that remain unpaid; and CEM and its Tax Affiliates have paid or made adequate provision in all material respects in the Year-End Financial Statements (other than reserves for deferred income Taxes established to reflect differences between book basis and Tax basis of assets and liabilities) for the payment of all Taxes, whether or not shown on any Return. As used in this SECTION 4.13, the term "Tax" or "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, franchise, sales, use, withholding, employment, property alternative or add-on minimum, environmental (including Taxes under Section 59A of the Internal Revenue Code of 1986, as amended (the "Code")) or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereof; and the term "Tax Affiliate" means any subsidiaries of CEM and any individual or entity for whose Taxes CEM or any of its subsidiaries is or could be held liable, whether by reason of being a member of an affiliated, consolidated, combined, unitary, or other similar group for Tax purposes, by reason of being a successor, member or general partner, by agreement, or otherwise (but only with respect to the Taxes and taxable periods(s) or portions thereof with respect to which CEM or such subsidiaries is or could be held liable for such Taxes).

                  (b) ITEM 4.13 of the Disclosure Schedules lists all Returns in respect of federal or North Carolina income taxes that have been audited, and indicates such Returns that are currently the subject of audit; neither CEM nor any Tax Affiliate has granted any extension or waiver of the statute of limitations period on the assessment of any material Taxes, which period (after giving effect to such extension or waiver) has not expired; neither CEM nor any Tax Affiliate has granted a power of attorney with respect to any matter relating to any material Tax; and no claim has been made by an authority in a jurisdiction where CEM or any Tax Affiliate does not file Returns that it is or may be subject to Tax in that jurisdiction.

                  (c) CEM and each Tax Affiliate has withheld and or will withhold and pay all Taxes required to have been paid in connection with amounts paid or owing to any employee, independent contractor, shareholder, partner, or other third party at or prior to the Effective Time.

                  (d) Neither CEM nor any Tax Affiliate is a party to any Tax allocation, sharing, or similar agreement, or has been a member of an affiliated group filing a consolidated federal income tax Return (other than a group the common parent of which is CEM).

                  (e) Neither CEM nor any Tax Affiliate has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or would constitute compensation in excess of the limitation set forth in
         Section 162(m) of the Code.

                  (f) No consent under Section 341(f) of the Code has been filed with respect to CEM or any Tax Affiliates.

                  (g) Neither CEM nor any Tax Affiliate has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
         Section 897(c)(1)(A)(ii) of the Code.

                  (h) No material claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of CEM or any Tax Affiliates.

         4.14  Employee Benefits.

                  (a) A list of all employee benefit plans, programs, arrangements, funds, policies, practices, or contracts and samples of representative employment agreements with respect to which, through which, or under which the CEM or any of CEM's subsidiaries has any liability to provide benefits or compensation to or on behalf of employees, former employees, or independent contractors of CEM or any of CEM's subsidiaries, whether formal or informal, whether or not written, including but not limited to any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any multiemployer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), stock purchase, stock option, severance, employment, change in control, fringe benefit, collective bargaining, bonus, incentive, and deferred compensation arrangement (collectively, the "Company Benefit Plans"), have been disclosed in writing to Acquiror. CEM has made available to Acquiror a true and complete copy of the following documents, if applicable, with respect to each Company Benefit Plan: (i) all documents setting forth the terms of the Company Benefit Plan, or if there are no such documents evidencing the Company Benefit Plan, a full description of the Company Benefit Plan, (ii) the ERISA summary plan description and any other written summary of plan provisions provided to participants or beneficiaries for each such Company Benefit Plan, (iii) the annual report (Form 5500 series), required under ERISA or the Code, filed for the most recent plan year and most recent financial statements or periodic accounting of related plan assets with respect to each Company Benefit Plan, and (iv) the most recent favorable determination letter, opinion, or ruling from the Internal Revenue Service for each Company Benefit Plan, the assets of which are held in trust, to the effect that such trust is exempt from federal income tax.

                  (b) Except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect: each Company Benefit Plan has at all times been maintained, by its terms and in operation, in accordance with the Code, ERISA, and other applicable laws; each Company Benefit Plan that is intended to be qualified under
         Section 401(a) of the Code, and related trust that is intended to be tax-exempt under Section 501(a) of the Code, has received a favorable determination letter from the Internal Revenue Service to the effect that such plan is qualified under the Code and such trust is tax-exempt, and any such determination letter remains in effect and has not been revoked; all contributions required to be made prior Closing under the terms of each Company Benefit Plan, the Code, ERISA, or other applicable law have been or will be timely made, and adequate reserves have been provided for by CEM with respect to all accrued benefits attributable to service on or prior to the Closing; and other than the acceleration of the vesting of stock options granted under the Company's 1993 Management Equity Plan, no Company Benefit Plan provides for an increase in benefits on or after the Closing.

                  (c) Except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect: each Company Benefit Plan may be amended or terminated at any time without any obligation or liability other than for benefits accrued prior to such amendment or termination, or as required to be vested pursuant to applicable law as a result of such amendment or termination; there are no actions, audits, suits, or claims that are pending or, to the knowledge of CEM, threatened against any Company Benefit Plan, except claims for benefits made in the ordinary course of the operation of such plans; neither CEM nor any of its subsidiaries is subject to any material liability, tax, or penalty whatsoever to any Person whomsoever as a result of CEM or any of its subsidiaries engaging in a prohibited transaction under ERISA or the Code; and no event has occurred and no condition exists that would subject CEM (either directly or by reason of its affiliation with any trade or business (whether or not incorporated) that together with the Company is treated as a single employer under Section 414(b), (c), (m), or (o) of the Code ("Company ERISA Affiliate")) to any material liability, tax, or penalty imposed by ERISA, the Code, or other applicable law.

                  (d) Neither CEM nor any Company ERISA Affiliate maintains, nor has at any time established or maintained, nor has at any time been obligated to make, or made, contributions to or under any plan subject to Title IV of ERISA.

         4.15 Environmental Matters. Except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect:

                  (a)(i) CEM and its subsidiaries, taken as a whole, hold and are in compliance with all Environmental Permits, and CEM and its subsidiaries are otherwise in compliance with all applicable Environmental Laws, (ii) there are no instances of such noncompliance in the past that remain unresolved and (iii) there are no circumstances that are reasonably expected to prevent or interfere with such compliance in the future;

                  (b) None of CEM or its subsidiaries has received any Environmental Claim, and none of CEM or its subsidiaries is aware after reasonably inquiry of any threatened

         Environmental Claim or of any circumstances, conditions or events that could reasonably be expected to give rise to an Environmental Claim;

                  (c) None of CEM or its subsidiaries has entered into or agreed to any consent decree, order or agreement under any Environmental Law, and none of CEM or its subsidiaries is subject to any judgment, decree or order relating to compliance with any Law or to investigation, cleanup, remediation or removal of any Hazardous Material;

                  (d) There are no underground storage tanks, surface impoundments, landfills or disposal areas present at any facility currently or formerly owned, leased, operated or otherwise used by CEM or any of its subsidiaries in violation of any applicable Environmental Law or that is reasonably expected to lead to any Environmental Claim or liability to CEM or any of its subsidiaries; and

                  (e) There are no past (including, without limitation, with respect to assets or businesses formerly owned, leased or operated by CEM or any of its subsidiaries) or present actions, activities, events, conditions or circumstances, with respect to or against CEM or its subsidiaries, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage, transport or disposal of Hazardous Materials, that violates any Environmental Laws, constitutes a breach of CEM's obligations under any contract or agreement, or is reasonably expected to give rise to any Environmental Claim.

For purposes of this Agreement, the following terms shall have the following meanings:

         "Environmental Claim" means any written notice, claim, demand, action, suit, complaint or proceeding by any Person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, storage, transport, discharge, emission, release or threatened release of any Hazardous Materials at, in, under, about, to or from any location, whether owned, leased or operated by CEM or any of its subsidiaries, used by any such parties as a disposal site or facility or otherwise, or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental Laws.

         "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, and the Safe Drinking Water Act, all as amended, and similar state laws.

         "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required for CEM and the operations of CEM and its subsidiaries' facilities and otherwise to conduct its business under Environmental Laws.

         "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, polychlorinate biphenyls, pollutants, contaminants and all other materials and substances regulated pursuant to, or that form the basis of liability under, any Environmental Law.

         4.16 Board Recommendation. The board of directors of CEM, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office other than Collins who recused himself from such vote because of his interest in Acquiror and in the transactions contemplated by this Agreement) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders of CEM and (ii) resolved to recommend that the holders of the shares of CEM Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

         4.17 Required Company Vote. The affirmative vote of at least 66 2/3% of the outstanding shares of CEM Common Stock is the only vote of the holders of any class or series of CEM's securities necessary to approve this Agreement and the Merger under the North Carolina Act or CEM's articles of incorporation.

         4.18 State Takeover Statutes. No state takeover statute or similar statute or regulation of the State of North Carolina applies or purports to apply to this Agreement, the Merger, or any of the other transactions contemplated hereby. No provision of the articles of incorporation, bylaws or other governing instruments of CEM or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of Acquiror or its affiliates to vote, or otherwise to exercise the rights of a shareholder with respect to, securities of CEM and its subsidiaries that may be acquired or controlled by Acquiror or its affiliates or permit any shareholder to acquire securities of CEM on a basis not available to Acquiror in the event that Acquiror were to acquire securities of CEM, and neither CEM nor any of its subsidiaries has any rights plan, preferred stock or similar arrangement that have any of the aforementioned consequences. The board of directors of CEM has duly and validly approved and taken all corporate action required to be taken by the board of directors for the consummation of the transactions contemplated by this Agreement.

         4.19 Material Contract Defaults. Neither CEM nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any respect under any material contract, agreement, commitment, arrangement, lease, policy or other instrument to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound, except for those defaults that, individually or in the aggregate, could not have a Material Adverse Effect; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

         4.20 Information in Proxy Statement. The Definitive Proxy Statement (including any amendment thereof or supplement thereto), at the date mailed to CEM shareholders and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that no representation is made by CEM with respect to statements made therein based



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on information supplied by Acquiror or Collins for inclusion in the Definitive
Proxy Statement. The Definitive Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         4.21  Properties.

                  (a) CEM and its subsidiaries hold good and valid leasehold title to leased real property they occupy, free of all liens except for liens that, individually or in the aggregate, would be reasonably likely to not have a Material Adverse Effect or liens securing indebtedness described on ITEM 3.6(D) of the Disclosure Schedules or reflected in the Interim Financial Statements of CEM. Except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect: all real property leases are in full force and effect and grant in all respects the leasehold estates or rights of occupancy or use they purport to grant; there are no existing defaults (either on the part of CEM or any of its subsidiaries or any other party thereto) under any real property lease and no event has occurred that, with notice or the lapse of time, or both, would constitute a default (either on the part of CEM or any of its subsidiaries or any other party thereto) under any of the real property leases; and the consummation of the Merger will not result in the occurrence of a default under any of the real property leases (whether pursuant to a "change in control" provision in the real property leases or otherwise).

                  (b) Except with respect to liens securing indebtedness described on ITEM 3.6(D) of the Disclosure Schedules or reflected in the Interim Financial Statements of CEM, each of CEM and its subsidiaries have good and sufficient, valid and marketable title to all other real property used by it in its business, free and clear of all liens and other encumbrances that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND COLLINS

         Acquiror hereby represents and warrants to CEM, and Collins (except with respect to SECTION 5.10 hereof) hereby represents and warrants to CEM, as follows:

         5.1 Organization and Good Standing. Acquiror is a duly organized and validly existing corporation in good standing under the laws of the state of North Carolina. Acquiror has heretofore delivered to CEM accurate and complete copies of its articles of incorporation and bylaws as currently in effect. Acquiror has no subsidiary or owns or holds any capital stock, security or investment in any other Person other than shares of CEM Common Stock and bank accounts, certificates of deposit, money market or similar short-term investments.

         5.2 Authorization; Binding Agreement. Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly and validly authorized by its respective board of directors, and this Agreement has been adopted by



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the shareholders of Acquiror in accordance with the North Carolina Act and its articles of incorporation and bylaws. No other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement, the Merger and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Acquiror and Collins and constitutes a legal, valid and binding agreement of each of Acquiror and Collins, enforceable against Acquiror and Collins in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors, rights generally, and (b) general principles of equity (whether considered in an action in equity or at law), which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         5.3 No Violation. Neither the execution and delivery of this Agreement, the filing of the Articles of Merger nor the consummation by Acquiror and Collins of the transactions contemplated hereby, nor compliance by Acquiror and Collins with any of the provisions hereof, will:

                  (a) violate any provision of the articles of incorporation or bylaws of Acquiror;

                  (b) cause Acquiror to violate in any material respect any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Acquiror or any of its properties or the award of any arbitrator or panel of arbitrators;

                  (c) cause the acceleration of the maturity of any debt or obligation of Acquiror; or

                  (d) with or without notice or lapse of time, or both, violate, or be in conflict with, or constitute a default under, or permit the termination of, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a benefit under, or except as expressly contemplated by this Agreement, require the consent of any Person under, or result in the creation of any lien upon any property of Acquiror under, any agreement, indenture, lease, instrument, permit, concession, franchise, or license applicable to Acquiror or to which Acquiror is a party or by which Acquiror (or its properties) may be bound, that in the aggregate could have a material adverse effect on Acquiror.

         5.4 Governmental and Other Consents and Approvals. No consent, waiver, approval, license or authorization of or designation, declaration or filing with any governmental agency or authority or other public Persons in the United States is required in connection with the execution or delivery by Acquiror of this Agreement or the consummation by Acquiror of the Merger or the transactions contemplated hereby, other than (a) filings in the State of North Carolina in accordance with the North Carolina Act, (b) filings required under the Exchange Act and (c) such other consents, waivers, approvals, licenses or authorizations, the failure of which to be obtained will not have a material adverse effect on Acquiror or on the ability of Acquiror to consummate the transactions contemplated hereby.

         5.5 Proxy and Schedule 13E-3 Information. The information furnished to CEM by Acquiror and/or Collins specifically for inclusion in the Definitive Proxy Statement and the Schedule 13E-3, or any amendment or supplement thereto, or specifically for inclusion in any other documents filed with the SEC by CEM in connection with the Merger, shall, with respect to the Definitive Proxy Statement at the time the Definitive Proxy Statement is mailed and at the time of the Special Meeting, and, with respect to the Schedule 13E-3 and such other documents, at the time of filing with the SEC and at the time of such Special Meeting, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.6   Financing.

                  (a) Collins, on behalf of Acquiror, has accepted a commitment for financing necessary or appropriate to consummate the Merger in an amount up to $21,000,000 in debt financing and an additional $400,000 in equity financing (the "Financing"). Such amount, plus cash of CEM at the Closing and additional funds to be contributed by Collins through Acquiror, is sufficient to fund the consummation of the transactions contemplated hereby, including, without limitation, (i) to fund the payment of the Cash Merger Consideration plus the expenses related to the Merger and obtaining the Financing, (ii) refinance CEM's outstanding indebtedness and (iii) provide for the working capital needs of the Surviving Corporation. Neither Collins nor Acquiror has any reason to believe that any condition to the Financing cannot or will not be waived or satisfied prior to the Effective Date. True and correct copies of the letters or other documents evidencing such commitment (the "Financing Letters") have been delivered to the Committee.

                  (b) Collins has sufficient personal financial resources to make capital contributions to Acquiror necessary to permit, with the cash of CEM at the Closing and the proceeds of the Financing, Acquiror to fund the consummation of the transactions contemplated hereby, including, without limitation, (i) to fund the payment of the Cash Merger Consideration plus the expenses related to the Merger and obtaining the Financing, (ii) refinance CEM's outstanding indebtedness and (iii) provide for the working capital needs of the Surviving Corporation.

         5.7 Brokers and Finders. Except for Wachovia Securities, Inc., the fees and expenses of which shall be paid by Acquiror, neither Acquiror nor Collins has engaged any broker, finder or investment banker which engagement would require the payment of any brokerage, finder's or other fees by CEM in connection with the transaction contemplated hereby.

         5.8 No Prior Activities. Acquiror has not incurred, and will not as of the Effective Time have incurred, directly or through any subsidiary, any liabilities or obligations, except those incurred in connection with its organization or with the negotiation of this Agreement and the Financing. Except in connection with this Agreement and the Merger (including without limitation the Financing Letters), Acquiror has not engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any Person or become subject to or bound by any obligation or undertaking.



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         5.9   Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of Acquiror or Collins, threatened against or affecting Acquiror, Collins or any of their respective properties, assets, business, franchises or governmental approvals before any court or governmental department, commission, board, bureau, agency, instrumentality or arbitrator, that, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, assets, prospects, operations, properties, financial condition or results of operations of Acquiror or could materially and adversely affect the ability of Acquiror or Collins to carry out, or prevent or make unduly burdensome, the Merger or the transactions contemplated by this Agreement.

         5.10 Surviving Corporation Not Rendered Insolvent. Assuming that CEM complies with its covenants and agreements hereunder and there is no Material Adverse Change affecting CEM after the date hereof and prior to the Effective Time, immediately after the Effective Time, after giving effect to the Merger, the Financing, and any other transactions contemplated by this Agreement to occur at or before the Effective Time, the Surviving Corporation will not (i) be insolvent or (ii) have unreasonably small capital with which to engage in its business.

         5.11 No Conflicting Knowledge. Collins has reviewed the representations and warranties of CEM set forth in Article IV hereof and to his actual knowledge (a) such representations and warranties (to the extent supplemented or modified by definitive Disclosure Schedules) are true and correct in all material respects and (b) such representations and warranties that are by their terms qualified as to materiality by the term "Material Adverse Effect" or similar terms are true and correct.

                                  ARTICLE VI

                                   CONDITIONS

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions unless waived in accordance with 7.4:

                  (a) This Agreement and the Merger shall have been approved at or prior to the Effective Time by the holders of 66 2/3% of the outstanding shares of CEM Common Stock entitled to vote thereon; and

                  (b) No action, suit or proceeding shall be pending before any court or governmental body in which an unfavorable judgment or decree could prevent or substantially delay the consummation of the Merger, cause the Merger to be rescinded or, with respect to any litigation in connection with the Merger, result in an award of damages that could have a Material Adverse Effect; and

                  (c) CEM, Acquiror and Collins shall have been furnished with evidence satisfactory to them of the timely consent or approval of, or notice to, each governmental authority or other Person whose consent or approval, or to whom notice, is required in connection with the execution or delivery by CEM, Acquiror or Collins of this



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         Agreement or consummation of the transactions contemplated hereby or the absence of which would result in a Material Adverse Effect or would materially and adversely affect the ability of CEM, Acquiror or Collins to consummate the transactions contemplated hereby, other than any such consent, approval, notice required solely as a result of an amendment to the Agreement required by Acquiror pursuant to SECTION
         1.1 hereof.

         6.2 Conditions to Obligation of CEM to Effect the Merger. The obligations of CEM to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived by CEM:

                  (a) The representations and warranties of Acquiror and Collins set forth in ARTICLE V hereof shall be true and correct in all material respects (except that any such representation and warranty that is qualified as to materiality by reference to "Material Adverse Effect" or any similar term shall be true and correct) as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, and CEM shall have received a certificate from Acquiror signed by its President or Chief Executive Officer and from Collins to that effect, provided that such signatory for Acquiror shall not have any personal liability in connection therewith;

                  (b) Acquiror and Collins shall have performed in all material respects all of its or his respective obligations required to be performed under this Agreement prior to the Effective Time, and CEM shall have received a certificate from Acquiror signed by its President or Chief Executive Officer and from Collins to that effect, provided that such signatory for Acquiror shall not have any personal liability in connection therewith.

         6.3 Conditions to Obligations of Acquiror to Effect the Merger. The obligations of Acquiror and Collins to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived by Acquiror and Collins:

                  (a) The representations and warranties of CEM set forth in
         ARTICLE IV hereof shall be true and correct in all material respects (except that any such representation and warranty that is qualified as to materiality by reference to "Material Adverse Effect" or any similar term shall be true and correct) as of the date of this Agreement and as of the Effective Time as though all of such representations were made on and as of the Effective Time by CEM, and Acquiror shall have received a certificate of CEM signed by the Chief Financial Officer or a Vice President of CEM to that effect, provided that such signatory or signatories shall not have any personal liability in connection therewith, and provided, further, that notwithstanding the foregoing Acquiror will remain obligated to effect the Merger despite such breach by CEM to the extent that the circumstances that resulted in such breach also resulted in a breach by Collins of his representations and warranties set forth in SECTION
         5.11 hereof or his covenant set forth in SECTION 3.11 hereof; and

                  (b) CEM shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time and Acquiror shall have received a certificate of CEM signed by the Chief Financial Officer or a Vice President of CEM to that effect, provided that such signatory or signatories shall not have any personal liability in connection therewith, and provided, further, that notwithstanding



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         the foregoing Acquiror will remain obligated to effect the Merger despite such breach by CEM to the extent that the circumstances that resulted in such breach also resulted in a breach by Collins of his representations and warranties set forth in SECTION 5.11 hereof or his covenant set forth in SECTION 3.11 hereof.

                                  ARTICLE VII

                 TERMINATION; NON-SURVIVAL OF REPRESENTATIONS,

                 WARRANTIES AND COVENANTS; WAIVER AND AMENDMENT

         7.1 Termination. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by:

                  (a) mutual written consent of the boards of directors of CEM and Acquiror;

                  (b) Acquiror, by written notice to CEM at any time prior to the Effective Time, (i) in the event CEM has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Acquiror has notified CEM of the breach and such breach cannot be or has not been cured within 15 days after the giving of such notice, or (ii) if the Closing shall not have occurred on or before May 31, 2000 and any condition precedent in SECTION 6.1 or 6.3 hereof shall not have been met or fulfilled (unless the failure results primarily from Acquiror breaching any representation, warranty, or covenant contained in this Agreement);

                  (c) CEM, by written notice to Acquiror and Collins at any time prior to the Effective Time, (i) in the event Acquiror or Collins has breached any representation, warranty, or covenant contained in this Agreement in any material respect, CEM has notified Acquiror and Collins of the breach and such breach cannot be or has not been cured within 15 days after the giving of such notice, or (ii) if the Closing shall not have occurred on or before May 31, 2000 and any condition precedent in SECTION 6.1 or 6.2 hereof shall not have been met or fulfilled (unless the failure results primarily from CEM breaching any representation, warranty, or covenant contained in this Agreement);

                  (d) CEM, by written notice to Acquiror, if (i) the board of directors of CEM or the Committee has withdrawn or modified its approval or recommendation of this Agreement or the Merger in accordance with SECTION 3.1; (ii) the board of directors of CEM or the Committee has determined that CEM enter into a definitive agreement with a Person with respect to a transaction the proposal of which qualifies as an Acquisition Proposal; provided that the board of directors of CEM or the Committee, as the case may be, has first determined in good faith based upon the reasonably concluded advice of outside counsel that failing to take such action would violate CEM's board of directors' fiduciary duties under applicable law; or (iii)
         (A) a third party commences a tender offer or exchange offer for 25% or more of the outstanding shares of CEM Common Stock and that tender offer or exchange offer is not solicited, initiated or encouraged after the date hereof by CEM or any of its officers, directors, affiliates, representatives or agents, and (B) the board of directors of CEM has recommended that the shareholders of CEM tender



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         their shares in such tender of exchange offer; provided that the board of directors of CEM or the Committee has first determined in good faith upon the reasonably concluded advice of outside counsel that failing to take such action would violate CEM's board of directors' fiduciary duties under applicable law; and provided further, that termination under this SECTION 7.1(D) shall be of no effect unless and until CEM pays the Fee referred to in SECTION 7.6(A) and deposits $800,000 with a mutually acceptable escrow agent for reimbursement to Acquiror of Expenses (as defined in SECTION 7.6(C));

                  (e) Acquiror, by written notice to CEM, if (i) the board of directors of CEM has withdrawn or modified its approval or recommendation of this Agreement or the Merger; (ii) CEM enters into a definitive agreement with a Person with respect to a transaction the proposal of which qualifies as an Acquisition Proposal; or (iii) (A) a third party commences a tender offer or exchange offer for 25% or more of the outstanding shares of CEM Common Stock and (B) the board of directors of CEM recommends that the shareholders of CEM tender their shares in such tender or exchange offer;

                  (f) CEM or Acquiror, by written notice to the other, if upon a vote at the Special Meeting, any approval of the shareholders of CEM necessary to consummate the Merger and the transactions contemplated hereby shall not have been obtained; or

                  (g) any of the parties, by written notice to the other, if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

         Any action to be taken to terminate this Agreement under this Section must be taken by, or pursuant to authority granted by, the boards of directors of CEM or Acquiror, as applicable. Any such action by CEM also must be authorized by the Committee.

         7.2 Non-Survival of Representations, Warranties and Covenants. The respective representations and warranties of CEM, Acquiror and Collins contained herein or in any certificate delivered pursuant hereto shall expire with, and be terminated and extinguished upon, consummation of the Merger, and thereafter neither Surviving Corporation, CEM, Acquiror nor any officer, director or principal thereof nor Collins shall be under any liability whatsoever with respect to any such representation or warranty. This SECTION
7.2 shall have no effect upon any other covenant or agreement of the parties hereto, whether to be performed before or after the consummation of the Merger.

         7.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of this Agreement by the shareholders of CEM, no amendment may be made that reduces the amount or changes the form of consideration to be received in the Merger or otherwise changes or effects any change that would adversely affect the holders of CEM Common Stock without the further approval of the shareholders of CEM in accordance with SECTION 6.1(A).



                                      A-28
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         7.4   Waiver. At any time prior to the Effective Time, whether before or after the Special Meeting, any party hereto, by action taken by its board of directors, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) subject to the proviso contained in SECTION 7.3, waive compliance with any of the agreements of any other party or with any conditions (other than the condition in SECTION 6.1(A)) to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer, and, in the case of CEM, authorized by the Committee.

         7.5 Effect of Termination. In the event of the termination of this Agreement under SECTION 7.1, this Agreement shall thereafter become void and have no effect and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, except that (i) the provisions of SECTION 7.6 and ARTICLE VIII shall survive any such termination if such obligations arose at or before the time of such termination and (ii) in the event of a termination pursuant to SECTIONS 7.1 (B) or (C), nothing contained in this SECTION 7.5 shall relieve any party from liability for any breach of this Agreement.

         7.6   Certain Payments.

                  (a) Provided that neither Acquiror nor Collins is in material breach of its or his respective obligations under this Agreement, in the event that:

                           (1) this Agreement is terminated pursuant to SECTION
                  7.1(D) or 7.1(E); or

                           (2) (A) an Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to CEM at any time after the date of this Agreement and such Acquisition Proposal would, if consummated, be superior (as compared to the Merger) to CEM's shareholders from a financial point of view (a "Superior Proposal") , (B) this Agreement is terminated pursuant to SECTION 7.1(B), 7.1(F) or 7.1(G), and (C) CEM, either on or prior to the date that is nine months after such termination of this Agreement, consummates with any Person a transaction the proposal of which would otherwise qualify as a Superior Proposal or enters into a definitive agreement with a Person with respect to a transaction the proposal of which would otherwise qualify as a Superior Proposal;

then in any such event, CEM shall pay Acquiror $1,000,000 (the "Fee") in immediately available funds, plus all Expenses (as defined below) up to $800,000 in the aggregate. Expenses shall be payable to Acquiror in immediately available funds within three business days after receipt by CEM of reasonable documentation therefor.

                           (b) Provided that neither Acquiror nor Collins is in
                  material breach of its obligations under this Agreement, if this Agreement is terminated by Acquiror pursuant to SECTION 7.1(B), then CEM shall promptly reimburse Acquiror for all Expenses.

                           (c) "Expenses" means all out-of-pocket expenses and
                  fees (including without limitation fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel for



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

                  arranging, committing to provide or providing any Financing (including fees payable to such persons based on whether Acquiror is entitled to receive the Fee) and all fees of counsel, accountants, experts and consultants to Acquiror or its affiliates, and all printing and advertising expenses) actually incurred or accrued by Acquiror or its affiliates or on their behalf in connection with this Agreement or the transactions contemplated hereby (including without limitation the financing thereof) and actually incurred or accrued by banks, investment banking firms, other financial institutions and other persons and assumed by Acquiror or its affiliates in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the transactions contemplated hereby and any financing commitments or agreements relating thereto.

                           (d) Except as set forth in this SECTION 7.6, all
                  costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that upon consummation of the Merger, the Surviving Corporation shall reimburse Acquiror and its Affiliates for all Expenses.

                           (e) In the event that CEM shall fail to pay the Fee
                  or any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Acquiror (including without limitation fees and expenses of counsel) in connection with the collection under and enforcement of this SECTION 7.6, together with interest on such unpaid Fee and Expenses, commencing on the date that the Fee or Expenses became due, at a per annum rate equal to the rate of interest publicly announced by Wachovia Bank, National Association, from time to time, as such bank's prime rate plus two percentage points.

                                 ARTICLE VIII

                               GENERAL AGREEMENTS

         8.1 Notice. All notices, requests and other communications to any party shall be in writing and shall be given by hand delivery, telecopy or a nationally recognized overnight courier,

                  (a) If to Acquiror or Collins:

                           MJC Acquisition Corporation
                           c/o Michael J. Collins
                           3100 Smith Farm Road
                           P.O. Box 200
                           Charlotte, North Carolina 28106
                           Facsimile No.: (704) 821-4362
with copies to:

                           Robinson, Bradshaw & Hinson, P.A.
                           101 North Tryon Street, Suite 1900
                           Charlotte, North Carolina 28246
                           Attention:  Stephen M. Lynch
                           Facsimile No.: (704) 373-3955

              (b)      If to CEM or the Special Committee, to:

                           CEM Corporation
                           c/o Special Committee,
                           John L. Chanon
                           Tatum CFO Partners LLP
                           Suite 1590
                           129 West Trade Street
                           Charlotte, North Carolina 28202
                           Facsimile No.: (704) 376-6397

with copies to:

                           Parker, Poe, Adams & Bernstein, LLP
                           201 South College Street, Suite 2500
                           Charlotte, North Carolina 28244
                           Attention:  Roy L. Smart, III
                           Facsimile No.: (704) 334-4706

or to such other address or telecopier number as such party may hereafter specify for the purpose of notice to the other parties. Any such notice, request or other communication shall be deemed to have been given and received on the day on which it is delivered by hand or telecopied (or, if such day is not a business day in North Carolina or if the notice or other communication is not so delivered or telecopied during normal business hours, at the place of receipt, on the next following business day) or on the next following business day if delivered by overnight courier.

         8.2 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitute the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         8.3 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except to the extent expressly set forth in SECTION 3.10, nothing in this Agreement is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         8.4 Publicity. The written release to the public by any party of any information relating to the Merger shall be approved in advance by the other parties, which approval shall not be unreasonably withheld or delayed.

         8.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.6 Interpretation. As used herein, "knowledge" (or words to such effect) of CEM shall mean actual knowledge of the officers of CEM after reasonable inquiry.

         8.7 Subsidiaries. When a reference is made in this Agreement to subsidiaries of CEM, the word "subsidiaries", means any corporation at least the majority of whose outstanding voting securities are directly or indirectly owned by CEM

         8.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         8.9 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of North Carolina, without giving effect to the principles of conflict of laws thereof, except the laws of the state of incorporation of a party shall govern its internal corporate affairs.

         8.10 Costs and Expenses. Except as provided in SECTION 7.6 and in this SECTION 8.10, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. All expenses incurred in the printing, filing with the SEC (including filing fees required with respect to the Preliminary Proxy Statement, Definitive Proxy Statement and Schedule 13E-3) and mailing to shareholders of CEM of proxy statements, notices and other materials in connection with the Special Meeting shall be borne by CEM.

         8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         8.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and the parties shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

         8.13 Conciliation and Arbitration. If any dispute, claim or difference arises out of or relates to this Agreement (a "Dispute"), such Dispute shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") effective as of the commencement of the arbitration (the "Rules"), except as such Rules may be modified as provided herein. The arbitration shall be held in Charlotte, North Carolina, unless the parties mutually agree to have the arbitration held elsewhere, and judgment upon the award made therein may be entered by any court having jurisdiction thereof. The arbitral tribunal shall be composed of three arbitrators, each of whom shall be experienced commercial litigators admitted to practice law in the State of North Carolina. Acquiror and the Company shall each appoint one arbitrator. If such parties fail to nominate an arbitrator in accordance with the preceding sentence within thirty days from the date when the notice of intention to arbitrate referred to in Rule 6 of the Rules has been received by the Respondent (as defined in the Rules) such appointment shall, upon written request by either party to the AAA, be made in accordance with Rule 14 of the Rules. The two arbitrators thus appointed shall attempt to agree upon the third arbitrator to act as chairperson of the arbitration tribunal. If said two arbitrators fail to appoint the chairperson within thirty days from the date of appointment of the second arbitrator, upon written request of either party to the AAA, such appointment shall be made in accordance with Rule 15 of the Rules. The arbitrators shall have no power to waive, alter, amend, revoke or suspend any of the provisions of this Agreement, provided, however, that the arbitrators shall have the power to decide all questions with respect to the interpretation and validity of this SECTION 8.13. The arbitration shall be conducted, and the award shall be rendered, in the English language. An arbitrator may not act as an advocate for the party nominating him, and all three arbitrators shall be impartial and unbiased. A majority vote by the three arbitrators shall be required on any decision made by them. The arbitrators shall permit such discovery as they shall determine is appropriate in the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective. Any such discovery shall be limited to information directly relevant to the controversy or claim in arbitration and shall be concluded within thirty days after the appointment of the arbitration panel. This agreement to arbitrate shall be binding upon the heirs, successors and assigns and any trustee, receiver or executor of any party hereto. Except to the extent required by law or court or administrative order, no party, arbitrator, representative, counsel or witness shall disclose or confirm to any Person not present at the arbitration hearings any information about the arbitration proceeding or hearings, including the names of the parties and arbitrators, the nature and amount of the claims, the financial condition of any party, the expected date of hearing or the award made.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.


                                      CEM CORPORATION, a North Carolina
                                      corporation



                                      By:  /s/ Ronald A. Norelli
                                           ------------------------------------
                                           Ronald A. Norelli
                                           Chairman of the Board of Directors


                                      MJC ACQUISITION CORPORATION, a North
                                      Carolina corporation



                                      By:  /s/ Michael J. Collins
                                           ------------------------------------
                                           Michael J. Collins
                                           President



                                      /s/ Michael J. Collins
                                      -----------------------------------------
                                      Michael J. Collins

                                                                      Appendix B
                                           Opinion of Brookwood Associates, Inc.


December 29, 1999

Special Committee of the Board of Directors
Board of Directors
CEM Corporation
3100 Smith Farm Road
Matthews, NC  28106

Gentlemen:

         We understand that CEM Corporation (the "Company"), MJC Acquisition Corporation ("Acquirer") and Mr. Michael J. Collins ("Mr. Collins") have entered into an Agreement and Plan of Merger dated as of December 29, 1999 (the "Agreement") which provides for the merger (the "Merger") of Acquirer with and into the Company. Under the terms set forth in the Agreement, at the effective time of the Merger (the "Effective Time"), each share of common stock, $.05 par value, of the Company ("Company Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Stock held in the treasury of the Company and shares of Company Stock owned by Acquiror, if any, which will be canceled pursuant to the Agreement, will be converted into the right to receive an amount equal to $11.15 in cash, without interest (the "Merger Consideration"). The terms and conditions of the Merger are set out more fully in the Agreement.


You have asked us whether, in our opinion as of December 29, 1999, the Merger Consideration is fair from a financial point of view to the holders of Company Stock other than Acquiror, Mr. Collins and their respective affiliates (the "Unaffiliated Shareholders").

For purposes of this opinion we have, among other things:

         (i) reviewed certain publicly available financial statements and other business and financial information of the Company;

         (ii) reviewed certain internal financial statements, financial forecasts and other data concerning the Company prepared by the Company's management;

         (iii) met with certain members of Company management to discuss the Company's business, historical and projected financial results, financial condition and future prospects;

         (iv) reviewed the historical stock price and trading volume for Company Stock;

         (v) compared the financial performance of the Company and the price and trading volume of Company Stock with that of certain other publicly traded companies;

         (vi) compared the financial terms of the Merger with the financial terms of certain other transactions that we deemed comparable in whole or in part;

         (vii) prepared a discounted cash flow analysis and a leveraged acquisition analysis of the Company;

         (viii) reviewed the financial terms and conditions set forth in the Agreement; and

         (ix) made such other studies and inquiries, and took into account such other matters, as we deemed relevant, including our assessment of general economic and market conditions.

Special Committee of the Board of Directors
Board of Directors
CEM Corporation
December 29, 1999
Page 2

We have not independently verified any of the information described above and for purposes of this opinion have assumed the accuracy and completeness thereof. With respect to the information relating to the prospects of the Company, we have relied upon management's assurances that such information reflects the best currently available judgments and estimates of the management of the Company as to the likely future financial performance of the Company. With respect to all legal matters, we have relied upon the advice of counsel to the Special Committee of the Board of Directors of the Company (the "Special Committee"). We have not made an independent inspection, evaluation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion is based on market, economic, and other conditions as they exist and can be evaluated as of the date of this letter.

Brookwood Associates, Inc. is engaged in the valuation of businesses and their securities in connection with mergers, acquisitions and private placements of securities. We have acted as financial advisor to the Special Committee in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of such services, including the rendering of this opinion.

In connection with our engagement, we were authorized to solicit interest from third parties with respect to an acquisition of the Company and we participated in discussions with such third parties and Mr. Collins. Our advisory services were, and the opinion expressed herein is, provided for the use of the Board of Directors and do not constitute a recommendation to any of the shareholders of the Company as to how such shareholders should vote their shares or take any other action regarding the Merger.

Based upon and subject to the foregoing considerations, it is our opinion that, as of December 29, 1999, the Merger Consideration is fair to the Unaffiliated Shareholders from a financial point of view.


Sincerely,

Brookwood Associates, Inc.


By:      /s/ Thomas L. Temple


         Managing Director

                                                                      APPENDIX C
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 10-K


[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the fiscal year ended June 30, 1999

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

For the transition period from __________ to __________

Commission file number 0-15383

                                 CEM CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         North Carolina                               56-1019741
    ------------------------            ------------------------------------
    (State of Incorporation)            (I.R.S. Employer Identification No.)

                    3100 Smith Farm Road, Matthews, NC 28104
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

               Post Office Box 200, Matthews, North Carolina 28106
--------------------------------------------------------------------------------
                (Mailing address of principal executive offices)

Registrant's telephone number, including area code:  (704) 821-7015

Securities Registered Pursuant to Section 12(b) of the Act:  NONE
Securities Registered Pursuant to Section 12(g) of the Act:

                           $.05 par value Common Stock
                           ---------------------------
                                (Title of Class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

The aggregate market value of shares of the Registrant's $.05 par value Common Stock, its only outstanding class of voting stock, held by non-affiliates as of September 8, 1999, was $17,179,844 assuming, for purposes of this filing, that all executive officers and directors of the Registrant are affiliates. The number of issued and outstanding shares of the Registrant's $.05 par value Common Stock, its only outstanding class of Common Stock, as of September 8, 1999, was 3,043,443 shares.

Portions of the CEM Corporation Annual Report to Shareholders for the fiscal year ended June 30, 1999 are incorporated by reference into Parts I and II. Portions of the Proxy Statement for the Annual Meeting of Shareholders to be held November 4, 1999 are incorporated by reference into Part III.

PART I

ITEM 1 - BUSINESS

General

     CEM Corporation (the "Company") engages in one line of business, the development, manufacture, sale and service of microwave-based instrumentation for testing, analysis and process control in analytical laboratory and industrial markets. These sample preparation products provide advantages of speed and simplicity compared to traditional methods of testing and analysis. The Company's products are used in the general analytical laboratory market and in many manufacturing and processing industries, including chemical and food processing. A significant amount of the Company's sales consists of consumable supplies, parts and service for its instrumentation. The Company was organized as a North Carolina corporation in 1971.

Products

     Microwave Accelerated Reaction System("MARS") and Microwave Digestion System("MDS"). MARS and MDS and related accessories accounted for approximately 36%, 33%, and 29% of the Company's consolidated sales in fiscal 1999, 1998 and 1997, respectively. This product is a microwave heating system designed especially for use in the digestion of samples for laboratory analysis. It performs a rapid dissolution of samples in acid in a closed vessel system and is sold to the analytical laboratory market. MARS, which was introduced in the first quarter of fiscal 1998 and is the next generation of MDS, permits higher pressures to be used safely and provides greater measurement data for control of the instrument.

     Moisture/Solids Analyzer. The Moisture/Solids Analyzer and related accessories accounted for approximately 20%, 17% and 19% of the Company's consolidated sales in fiscal 1999, 1998 and 1997, respectively. This product performs percent moisture or percent solids measurement in process control monitoring, quality control and product development in a variety of industries, including chemical processing, pharmaceuticals, food and dairy products, tobacco, textiles, paint and coatings, pulp and paper, water and wastewater treatment.

     Microwave Ashing System. The Microwave Ashing System uses microwave energy to rapidly oxidize a sample to determine the ash (metal oxide) content. This product is primarily sold to the analytical laboratory market and petrochemical industry.

     STAR System. The STAR system, which incorporates temperature control and reagent (acid) addition, is an open cavity microwave heating system designed initially for use in the digestion of samples for laboratory analysis. It performs a rapid dissolution of samples and is sold to the food, polymer, petroleum, chemical and semi-conductor industries.

     Fat Analyzer System. The Company manufactures an automatic extraction unit which is used in conjunction with the Moisture/Solids Analyzer to form the Fat Analyzer System. This product measures the fat content of a variety of samples and is sold primarily to meat processing and other food industries.

     ProFat II System. The ProFat II System, which was introduced in the first quarter of fiscal 1998, is a microwave-based instrument that provides rapid moisture, fat and protein results on most meat products, without solvents. The product is sold primarily to companies processing beef, poultry and pork products that require a rapid result for process control purposes and companies which utilize non solvent-based instruments for product analysis.

     Microwave Extraction System. The Microwave Extraction System uses microwave energy to rapidly heat solvents to high temperatures. These elevated temperatures reduce the time necessary to extract organic compounds from solid matrices. This product uses a unique temperature control system and multiple safety devices to ensure both rapid and safe sample preparation. This product is a cost effective alternative to traditional solvent extraction due to its high recoveries and significantly reduced solvent usage. The Microwave Extraction System is marketed under the trade name, MARS-X. Sales of the MARS-X to environmental laboratories will be limited in the United States until the U.S. Environmental Protection Agency approves the use of microwave-based instruments as an alternative method for extraction.

Marketing and Sales

     The Company's marketing and sales strategy is based on identifying applications for its products and providing its customers with prompt and effective technical and applications support.

     The Company's marketing strategy utilizes telemarketing, direct mail, trade show demonstrations, articles, studies, trade journal advertising, product releases, seminars and makes extensive use of the Company's applications laboratory to develop specific testing applications for potential and existing customers.

     Sales in the U.S. are generated by full-time sales personnel through sales and service locations throughout the country. Sales are conducted through direct selling efforts including on-site demonstrations. Sales and service representatives provide installation and training of production and laboratory personnel. Sales representatives are paid a base salary, commissions and/or other incentive compensation.

     The Company's applications laboratories provide technical assistance to customers and potential customers in developing new and improved applications and related procedures. The applications laboratories perform tests in its facilities in North Carolina and Germany and provides the results to customers.

     The Company's foreign sales are conducted through independent dealers throughout the world and the Company's subsidiaries in England, Germany and Italy. Foreign sales are primarily to customers in Europe, Asia and Latin America. Foreign sales accounted for 43%, 45% and 46% of net sales in fiscal 1999, 1998 and 1997, respectively.

Research and Development

     The Company invests heavily in the research and development of potential new products, product improvements and enhancements, and applications research for existing products. For fiscal 1999, 1998 and 1997, research and development expense was $3,162,000, $2,943,000 and $2,742,000 respectively.

     The Company's product development efforts continue to progress with respect to certain proprietary technology licensed in 1996. The Company expects to deliver prototype instruments incorporating this technology to prospective customers in fiscal 2000.

Product Protection

     The Company relies upon its proprietary technology, continuing research and development and customer service support to maintain and enhance its competitive position. Important features of certain of the Company's products are protected by issued patents or pending patent applications.

Manufacturing

     The Company's manufacturing operations are carried out at its headquarters in Matthews, North Carolina and consist mostly of the assembly and testing of mechanical and electronic components purchased from others.

     Certain components are currently purchased from single source suppliers. An interruption of one of these sources could result in delays in the Company's production while the Company developed an alternative supplier and could result in a loss of sales and income. There are other single source components for which the Company has determined that other sources are readily available.

     The Company has experienced no significant production delays because of a supplier's inability to ship an acceptable component. The Company stocks what it believes is an adequate supply of all components and materials based upon delivery lead times and orders currently in hand.

Environmental Regulations

     Compliance with federal, state and local provisions relating to protection of the environment has not had, and is not expected to have, any material adverse effects upon the production, capital expenditures, earnings or competitive position of the Company and its subsidiaries.

Employees

     At June 30, 1999, the Company employed 179 persons. None of the Company's employees are covered by a collective bargaining agreement.

Backlog

     The Company does not have a significant backlog of orders, as it normally ships its products within a short time after it receives orders.

Competition

     The Company experiences direct competition in both foreign and U.S. markets from companies using microwave technology, traditional methods of heating and drying and other technologies.

     There are a number of methods for performing acid digestions, the most common of which is the traditional "open vessel on a hot plate" method. There are three other primary manufacturers of closed vessel microwave digestion systems similar in nature to the Company's products. Also competing with MARS and MDS are other advanced methods utilizing higher pressure and temperature including steel jacketed digestion vessels for use in conventional ovens and high pressure wet ashers.

     There are a number of other methods for testing the moisture or solids content of various liquids and solids. In most instances, the equipment and instruments, which consist typically of simple heating and drying units and measurement techniques, are less expensive than the Moisture/Solids Analyzer produced by the Company. In addition, infrared moisture analyzers, radio frequency energy absorption techniques and the Karl Fischer titration method, a wet chemical procedure, have been developed. These systems compete directly with the Company's instrumentation in certain markets. There is one manufacturer of a microwave moisture system similar in nature to the Company's Moisture/Solids Analyzer.

     The traditional method of ashing is with a resistance heat furnace. There are a number of manufacturers of laboratory furnaces used for ashing. Although these products are typically less expensive than the Microwave Ashing System sold by the Company, the Company's product offers advantages in both speed and process control.

     The Company's microwave open vessel digestion system (the STAR System) is designed to digest large samples or samples that are very reactive and can not be safely digested in a closed vessel digestion system. There is currently one competitor in this market, which also utilizes microwave based technology and automatic reagent additions, but the Company believes its product offers advantages in price and performance.

     The Company's Fat Analyzer System is the only direct moisture, fat and protein system available that is approved by the Association of Analytical Chemists. However, there is a competing technology using an indirect measurement method of analysis, which results in a quicker result time but is not considered as accurate. In addition, this competing system is sold at a significantly higher price than the Company's system.

     There are a number of methods for performing extractions, the most common of which are the traditional Soxhlet and sonication methods. Also competing with the Company's Microwave Extraction System are other advanced methods such as Supercritical Fluid Extraction and Accelerated Solvent Extraction.

     Typically the Company's selling prices are higher than those of most of its competitors. The Company competes primarily upon the speed, ease of use, applications support and long-term cost savings to the users.

International Operations and Sales

     Information about the Company's international operations and sales is incorporated by reference to footnotes 1 and 8 of the financial statements contained in the Company's 1999 Annual Report to Shareholders (Exhibit 13 hereto).

ITEM 2 - PROPERTIES

     The Company's headquarters, research and manufacturing operations are located in an 82,000 square foot building on an eight and three-fourths acre tract of land owned by the Company in Matthews, North Carolina. The Company also owns a 5,000 square foot office and warehouse facility in England, owns a 5,200 square foot office and warehouse in Germany and leases a 4,000 square foot office in Italy. The facility in Germany is subject to a mortgage which had a balance of $68,000 at June 30, 1999. Management believes these facilities are adequate to serve existing markets for the next several years.

ITEM 3 - LEGAL PROCEEDINGS

     Nothing is required to be disclosed pursuant to this item.


ITEM 4 is inapplicable and has been omitted.


PART II

ITEM 5 is incorporated by reference to Footnote 12 on page 19 "Quarterly Information (Unaudited)" and on the inside back cover "Corporate Information" of the Registrant's 1999 Annual Report to Shareholders (Exhibit 13 hereto).

ITEM 6 is incorporated by reference to page 20 of items captioned "Selected Financial Data" of the Registrant's 1999 Annual Report to Shareholders (Exhibit 13 hereto).

ITEM 7 is incorporated by reference to page 6 captioned "Management's Discussion and Analysis" of the Registrant's 1999 Annual Report to Shareholders (Exhibit 13 hereto).

ITEM 7A is incorporated by reference to Footnote 2 on page 14 "Financial Instruments" of the Registrant's 1999 Annual Report to Shareholders (Exhibit 13 hereto).

ITEM 8 - FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The financial statements, notes to the financial statements and quarterly supplemental financial data of the Company appearing on pages 9 - 20 of the Company's 1999 Annual Report to Shareholders are hereby incorporated by reference.

ITEM 9 is inapplicable and has been omitted.

PART III

ITEM 10 - DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     Information as to the directors and chief executive officer of the Company is incorporated herein by reference to the section captioned "Election of Directors" of the Company's Proxy Statement for the Annual Meeting of Shareholders to be held November 4, 1999. The following information is provided as to the executive officers of the Company who are not directors:

Name                   Age          Background
---------------------  ------       --------------------------------------------

Richard N. Decker      50           Vice President - Finance, Chief Financial
                                    Officer, Secretary and Treasurer since 1995;
                                    Secretary, Treasurer and Chief Financial
                                    Officer 1993-1995; Vice President-Finance of the Water and Gas Meter Division of
                                    Schlumberger Limited Corporation 1982-1993.

     All of the Company's executive officers were appointed to their current positions at the Annual Meeting of the Board of Directors held on November 5, 1998. All of the Company's executive officers' terms of office extend until the next Annual Meeting of the Board of Directors and until their successors are elected and qualified.

ITEM 11 is incorporated by reference to the sections captioned "Executive Compensation" and "Director Compensation" in the Registrant's Proxy Statement for Annual Meeting of Shareholders to be held November 4, 1999.

ITEM 12 is incorporated by reference to the sections captioned "Principal Shareholders and Holdings of Management" and "Section 16(a) Beneficial Ownership Reporting Compliance" in the Registrant's Proxy Statement for Annual Meeting of Shareholders to be held November 4, 1999.


ITEM 13 is inapplicable and has been omitted.

PART IV

ITEM 14 - EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)  (1) Financial Statements. See accompanying Index to Financial Statements.
     (2) Financial Statement Schedules. See accompanying Index to Financial Statements.
     (3) Exhibits.

               3.1         Restated Charter of the Company, as amended.(1)

               3.2         Bylaws of the Company.(1)

               10.1    *   CEM Corporation 1986 Nonqualified Stock Option Plan,
                           as amended, incorporated herein by reference to the Company's Registration Statement on Form S-8 (File
                           No. 33-53694).

               10.2    *   CEM Corporation Employee Stock Purchase Plan, as
                           amended, incorporated herein by reference to the Company's Registration Statement on Form S-8 (File
                           No. 33-80136).

               10.3    *   CEM Corporation 1987 Stock Option Plan, as
                           amended.(1)

               10.4    *   CEM Corporation 1993 Management Equity Plan,
                           incorporated herein by reference to the Company's
                           Registration Statement on Form S-8 (File No.
                           33-75368).

               10.5    *   CEM Corporation Management Incentive Compensation
                           Plan(2).

               10.6 CEM Corporation 1993 Nonqualified Stock Option Plan for Non-Employee Directors, incorporated herein by reference to the Company's Registration Statement on Form S-8 (File No. 33-75366).

               13.         The Company's 1999 Annual Report to Shareholders.
                           This Annual Report to Shareholders is furnished for the information of the Commission only and, except for the parts thereof incorporated in this report, is not deemed to be "filed" as part of this filing.

               21.         List of the Company's Subsidiaries.(1)

               23.         Consent of Independent Accountants.

               27. Financial Data Schedules (filed in electronic format only). This schedule shall not be deemed "filed" for purposes of Section 11 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.

               99. Revised Item 21 of Part II to the Company's registration statements on Form S-8 (Registration Numbers 33-11952 and 33-25739).(1)

               --------------------
                       * This exhibit is one of the Company's management contracts and compensatory plans and arrangements.
                      (1)  Incorporated herein by reference to the Company's
                           Form 10-K for the year ended June 30, 1994.
                      (2)  Incorporated herein by reference to the Company's
                           Form 10-K for the year ended June 30, 1997.


(b) Reports on Form 8-K. No reports on Form 8-K have been filed during the last quarter of the period covered by this report.

(c) Exhibits. See Item 14(a)(3) above.

                                                                                       Reference (Page)
                                                                              -----------------------------------

                                                                                                        Annual
                                                                                Form 10-K              Report to
Item 14. (d) Index to Financial Statements and Schedules                      Annual Report          Shareholders
--------------------------------------------------------------------------    -------------          ------------

Data incorporated by reference from the attached
1999 Annual Report to Shareholders:

    Report of Independent Accountants                                                                     20

    Consolidated Balance Sheets as of June 30, 1999 and 1998                                               9

    Consolidated Statements of Income for the years ended                                                 10
    June 30, 1999, 1998 and 1997

    Consolidated Statements of Cash Flows for the years                                                   11
    ended June 30, 1999, 1998 and 1997

    Consolidated Statements of Changes in Shareholders' Equity for the                                    12
    years ended June 30, 1999, 1998 and 1997

    Notes to Consolidated Financial Statements                                                          13 - 20


Data submitted herewith:

    Report of Independent Accountants                                               8

    Financial Statement Schedule:
        Schedule II - Valuation and Qualifying Accounts                             10


The 1999 Annual Report to Shareholders of CEM Corporation is not to be deemed "filed" as part of this report except for those parts thereof specifically incorporated herein by reference.

REPORT OF INDEPENDENT ACCOUNTANTS
ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of CEM Corporation:

Our audits of the consolidated financial statements referred to in our report dated July 21, 1999 appearing on page 20 of the 1999 Annual Report to Shareholders of CEM Corporation (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.





/s/ PricewaterhouseCoopers  LLP



Charlotte, North Carolina
July 21, 1999

SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    CEM CORPORATION

                                    By: /s/ Michael J. Collins
                                        ----------------------
                                        Michael J. Collins
                                        President and Chief Executive Officer

                                    By: /s/ Richard N. Decker
                                        ---------------------
Dated:  September 24, 1999              Richard N. Decker
                                        Chief Financial Officer, Secretary
                                        and Treasurer
                                        (Principal Financial and Accounting
                                        Officer)


Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

               Signature                                    Capacity                             Date
---------------------------------     -----------------------------------------------     ------------------

/s/ Ronald A. Norelli                 Chairman of the Board of Directors                  September 24, 1999
---------------------------------
      Ronald A. Norelli

/s/ Michael J. Collins                President, Chief Executive Officer and Director     September 24, 1999
---------------------------------         (Principal Executive Officer)
      Michael J. Collins

/s/ John L. Chanon                    Director                                            September 24, 1999
---------------------------------
      John L. Chanon

/s/ George F. Krall                   Director                                            September 24, 1999
---------------------------------
      George F. Krall

                                 CEM CORPORATION
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                FOR THE YEARS ENDED JUNE 30, 1999, 1998 AND 1997



                                                  Balance at
                                                  beginning of    Charged to costs                      Balance at
                          Description               period          and expenses       Deductions     End of period
                  ---------------------------     -----------     ----------------    ------------    -------------

Year ended        Accounts receivable,            $ 1,019,000        $   360,000      $  (151,000)     $ 1,228,000
June 30, 1999     inventory and warranty
                  reserves

Year ended        Accounts receivable,              1,040,000            404,000         (425,000)       1,019,000
June 30, 1998     inventory and warranty
                  reserves

Year ended        Accounts receivable,            $   720,000        $   607,000      $  (287,000)     $ 1,040,000
June 30, 1997     inventory and warranty
                  reserves

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS
                                  ITEM 14(a)(3)
                           ANNUAL REPORT ON FORM 10-K

For the Fiscal Year Ended                                Commission File Number
-------------------------                                ----------------------
      June 30, 1999                                              0-15383

                                 CEM CORPORATION
                                  EXHIBIT INDEX


Exhibit No.                Exhibit Description
-----------                -------------------

      3.1                  Restated Charter of the Company, as amended.(1)

      3.2                  Bylaws of the Company.(1)

      10.1                 CEM Corporation 1986 Nonqualified Stock Option Plan,
                              as amended, incorporated herein by reference to the Company's Registration Statement on Form S-8 (File No. 33-53694).

      10.2                 CEM Corporation Employee Stock Purchase Plan, as
                              amended, incorporated herein by reference to the Company's Registration Statement on Form S-8 (File No. 33-80136).

      10.3                 CEM Corporation 1987 Stock Option Plan, as
                              amended.(1)

      10.4                 CEM Corporation 1993 Management Equity Plan,
                              incorporated herein by reference to the Company's Registration Statement on Form S-8 (File No. 33-75368).

      10.5                 CEM Corporation Management Incentive Compensation
                              Plan.(2)

      10.6                 CEM Corporation 1993 Nonqualified Stock Option Plan
                              for Non-Employee Directors, incorporated herein by reference to the Company's Registration Statement on Form S-8 (File No. 33-75366).

      13.                  The Company's 1999 Annual Report to Shareholders.
                              This Annual Report to shareholders is furnished for the information of the Commission only and, except for the parts thereof incorporated in this report, is not deemed to be "filed" as part of this filing (page __ of the sequentially numbered pages).

      21.                  List of the Company's Subsidiaries.(1)

      23.                  Consent of Independent Accountants (page __ of the
                              sequentially numbered pages).

      27.                  Financial Data Schedules (filed in electronic format
                              only). This schedule shall not be deemed "filed" for purposes of Section 11 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.

      99.                  Revised Item 21 of Part II to the Company's
                              registration statements on Form S-8 (Registration Numbers 33-11952 and 33-25739).(1)

      ----------------------

                  (1) Incorporated herein by reference to the Company's Form
                      10-K for the year ended June 30, 1994.

                  (2) Incorporated herein by reference to the Company's Form
                      10-K for the year ended June 30, 1997.

MANAGEMENT'S DISCUSSION & ANALYSIS

The following table sets forth the percentage relationship of net sales, expenses and income for the periods indicated:

                                                                      For the years ended June 30
                                                    ------------------------------------------------------------
                                                                                                 Percent Change
                                                              Percentage of Sales              Over Prior Period
                                                     1999            1998           1997        1999        1998
                                                    -----            -----          -----      -----        ----
Net sales                                           100.0%           100.0%         100.0%       (.9)%       7.6%
Cost of goods sold                                   47.1             46.4           44.8         .5        11.5
                                                    -----            -----          -----      -----        ----

Gross profit                                         52.9             53.6           55.2       (2.1)        4.4
Selling, general and administrative expenses         34.8             35.1           38.2       (1.6)       (1.2)
Research and development expenses                     9.9              9.1            9.1        7.4         7.3
                                                    -----            -----          -----      -----        ----

Income from operations                                8.2              9.4            7.9      (13.2)       28.2
Investment income                                     1.3              1.7            1.5      (22.1)       20.5
Other expense, net                                     .3               .2             .4        nm          nm
                                                    -----            -----          -----      -----        ----

Income before income taxes                            9.2             10.9            9.0      (15.8)       30.8
Provision for income taxes                            2.9              3.4            2.9      (15.5)       28.3
                                                    -----            -----          -----      -----        ----

Net income                                            6.3%             7.5%           6.1%     (16.0)%      32.0%
                                                    =====            =====          =====      ======       ====

RESULTS OF OPERATIONS

Fiscal Year 1999 Compared to Fiscal Year 1998

Net sales for fiscal 1999 decreased .9% to $32.1 million. Foreign sales were down 5% primarily due to weakness in Europe and Latin America. The shortfall in foreign sales was somewhat offset by an increase in U.S. sales, primarily resulting from the Company's Microwave Accelerated Reaction System (MARS). The MARS accounted for approximately 26% of net sales for fiscal 1999 compared to 18% for fiscal 1998. Foreign sales as a percentage of total sales decreased from 45% to 43%.

Gross profit margins decreased from 53.6% to 52.9% primarily due to competitive pricing pressures in Europe and a shift in product mix from the MDS to the MARS platform. The Company expects margins to improve in fiscal 2000 on the MARS platform. The Company began realizing the benefit of these reductions in the second half of fiscal 1999.

Selling, general and administrative expenses decreased 1.6% compared to the prior year primarily due to reduced legal costs as a result of the settlement of litigation the Company initiated to establish the validity of a patent for microwave digestion vessels and a decline in incentive compensation and distributor commissions resulting from decreased sales. The 7.4% increase in research and development expenses was consistent with management's expectations and reflects the Company's continued commitment to new product development and enhancements. Management expects research and development expenses to remain between 8% and 10% of net sales for the foreseeable future.

Investment income decreased due to a reduction in average cash and investment balances during fiscal 1999. These balances declined as a result of purchases of the Company's stock pursuant to the Company's stock repurchase program.

The Company's effective tax rate remained relatively consistent with the prior year.

Fiscal Year 1998 Compared to Fiscal Year 1997

Net sales for fiscal 1998 increased to a record of $32.4 million or 7.6% above prior year. The primary driver for the increase in net sales was the Company's Microwave Accelerated Reaction System (MARS), the new closed vessel digestion system, which was introduced in the first quarter of fiscal 1998 and accounted for 18% of sales in that year. The increase in net sales was accomplished against the backdrop of a sharp slowdown in sales to Asia, which declined 31%. Sales in the U.S., Europe and other international areas contributed substantial gains for the year and offset the Asian downturn. Foreign sales as a percentage of total sales decreased from 46% to 45%.

As expected, gross profit margins declined from 55.2% to 53.6% primarily due to high MARS costs and changes in product mix.

Cost containment measures continued to show positive results during fiscal 1998 as selling, general and administrative expenses decreased slightly from prior year. Research and development expenses increased by 7.3%.

Investment income increased due to effective cash management strategies and an increase in average cash and investment balances during the year.

The Company's effective tax rate decreased from 32.0% to 31.4% as a result of lower state income taxes and various other factors.

LIQUIDITY AND CAPITAL RESOURCES

Cash provided by operating activities for fiscal 1999 totaled $2.9 million and decreased $900K from the prior year primarily due to lower net income and increased prepayments for health and welfare costs.

The Company maintains unsecured bank lines of credit providing for short term borrowings of up to $3.6 million at market rates. At June 30, 1999, the Company had no outstanding balance. At June 30, 1998, the Company had $83,000 outstanding under these bank lines of credit. Should the need arise, management believes the lines of credit could be increased.

In 1995, the Company converted an intercompany note receivable to a third party bank loan of $1.5 million, denominated in German marks. The loan proceeds and an additional $0.5 million of available cash were used to acquire a long-term investment which was pledged to collateralize the loan. While the loan and the corresponding investment are now reflected on the balance sheet, this transaction eliminated the Company's exposure to future currency fluctuations on the intercompany note receivable.

In 1991, the Company began a stock repurchase program which has been extended by the Board of Directors on several occasions. Repurchases totaled $1.4, $5.0, and $0.8 million in 1999, 1998, and 1997, respectively. As of June 30, 1999, an additional $1.7 million remained authorized to repurchase the Company's common stock. From time to time, repurchases may be made in the open market at prevailing market prices. The shares repurchased will reduce any dilution of earnings to existing shareholders resulting from the Company's stock option and compensation plans. The stock repurchase program had the effect of increasing earnings per diluted share by $.07, $.02 and $.01 in 1999, 1998, and 1997, respectively.

Effective January 1, 1999, eleven of the fifteen member countries of the European Union established fixed conversion rates between their existing currencies and one common currency (the "euro"). The euro trades on currency exchanges and is being used in certain business transactions. Beginning in January, 2002, bills and coins denominated in the euro will be issued and existing currencies will be withdrawn from circulation. The Company's foreign subsidiaries do not expect to transact a material portion of their business in the euro until fiscal 2001.

The Company's foreign subsidiaries are not yet required to prepare reports to local regulatory agencies using the euro. IT systems used by the company's foreign subsidiaries should be updated or replaced in a timely manner to facilitate business transactions and reporting to local government agencies. Costs to update and/or replace IT systems are not expected to exceed $50,000.

The Company primarily assembles components manufactured by others and significant expenditures for property and equipment are not expected. Existing facilities, which were expanded in 1991 and 1992, are expected to be sufficient to serve existing markets for the next several years. Management believes that working capital, capital expenditures, debt servicing and stock repurchases can be funded currently from cash on hand and cash generated from operations.

The Company has never paid cash dividends and has no plans to do so in the foreseeable future.

YEAR 2000 ISSUE

The Company continued implementing its plan for addressing the Year 2000 Issue (also known as Y2K) during fiscal 1999. The Year 2000 Issue results from computers and other systems that process or use date sensitive information and may incorrectly respond to dates on or after January 1, 2000. Plans for addressing information technology (IT) systems are nearly complete and involve primarily software upgrades and/or hardware upgrades. To date, the Company has spent less than $100,000 to address the Year 2000 Issue and does not believe its future expenditures to address this issue will be more than $25,000. For non-IT systems, the Company has not identified and does not expect to identify any areas where Year 2000 problems would have a material impact on the Company that are not capable of being repaired or replaced at a fairly low cost.

The Company has initiated formal communications with all of its third party vendors, suppliers and customers with whom the Company has a significant relationship to evaluate whether these third parties have significant Year 2000 problems that could have a material adverse effect on the Company; no such problems have been identified. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or conversion that is incompatible with the Company's systems, would not have a material effect on the Company. The Company, in turn, has responded to all inquiries from customers as to the Year 2000 readiness of the Company. CEM instrument operations will be unaffected by the year 2000 issue. CEM instruments do not use the date for operation; rather, they use the date as a stamp for printouts only.

The plans to address the Year 2000 Issue for the Company's foreign subsidiaries should be complete by September 30, 1999. If the Company's plans to address these issues are not successful, the Company would attempt to identify and purchase replacement systems that do not have problems associated with the Year 2000 Issue. The cost of such replacement systems would be immaterial to the Company.

The discussion is this section contains Year 2000 readiness disclosures within the meaning of the Year 2000 Information and Readiness Disclosure Act of 1998.

OUTLOOK

The following cautionary statement identifies important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made by or on behalf of the Company. Except for the historical information contained herein, the matters discussed in "Management's Discussion and Analysis of Results of Operations and Financial Condition" may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as "expect," "believe," "plan," "project," or other statements concerning opinions or judgment of the Company and its management about future events. These cautionary statements are made pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both enacted pursuant to the Private Securities Litigation Reform Act of 1995.

The industry in which the Company competes, as well as the markets that it serves, are characterized by cyclical market patterns as a consequence of, among other things, business cycles, foreign exchange fluctuations, regulatory changes, government spending levels and general economic conditions. These factors affect the timing of orders from the Company's customers and cause substantial variations in sales and profitability from quarter to quarter. Likewise, supplier-related delays and the timing of the release of the Company's customer orders may affect quarter-to-quarter sales and profitability. The Company's sales may also be adversely affected by direct and indirect competition from third parties including, but not limited to, legal challenges to existing patents or pending patent applications.

Demand for the Company's instrumentation is substantially affected by the enactment, timing, extent and severity of state, federal and foreign laws governing environmental testing standards as well as product labeling requirements including foods and pharmaceuticals. The Company has experienced and may continue to experience fluctuations in sales of such products as well as in demand for particular product enhancements as a result of actual or perceived changes in regulatory requirements. Legislation or regulations resulting in the development or expansion of acceptance standards for specific testing methods has and may result in periodic delays in sales, especially in the United States. Conversely, increases in international sales have resulted, and may result in the future, from less stringent or nonexistent acceptance standards in a given country.

Moreover, the Company's success is dependent on its ability to continue to develop and engineer high-quality, high-performance products that are commercially acceptable. Risks associated with new product development include market acceptance, competition from other products and the Company's ability to manufacture and market products on an efficient and timely basis at a reasonable cost and in sufficient volume.

INFLATION

Inflation has not had a material impact on the Company's operations. In the past several years, prices of some components purchased by the Company have increased, while prices of other components have declined due, in part, to changes in volume. Management believes that increases in costs have not exceeded the inflation rate of the national economy as a whole.

CONSOLIDATED BALANCE SHEETS

                                                                                             June 30        June 30
In thousands, except share data                                                                1999           1998
                                                                                             --------       --------

ASSETS

Current Assets:
  Cash and cash equivalents                                                                  $  2,865       $  2,963
  Short-term investments                                                                        6,262          3,200
  Trade receivables, net                                                                        6,634          6,616
  Inventories                                                                                   5,335          5,675
  Deferred taxes                                                                                  351            231
  Other current assets                                                                            613            257
                                                                                             --------       --------
     Total current assets                                                                      22,060         18,942
                                                                                             --------       --------
Long-term Investments                                                                             113          3,117
Investment in Affiliate                                                                           363            325
Property, Plant and Equipment, Net                                                              4,984          4,925
Other Assets                                                                                    1,036            989
                                                                                             --------       --------
                                                                                             $ 28,556       $ 28,298
                                                                                             ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Notes payable and current maturities of long-term debt                                     $  1,066       $     92
  Accounts payable                                                                              1,318          1,491
  Accrued payroll and benefits                                                                    951          1,115
  Deferred income                                                                               1,402          1,280
  Income taxes payable                                                                            819            538
  Warranty reserve                                                                                261            213
  Other current liabilities                                                                       344            577
                                                                                             --------       --------
     Total current liabilities                                                                  6,161          5,306
                                                                                             --------       --------
Long-term Debt, Net of Current Maturities                                                         173          1,177
                                                                                             --------       --------
Deferred Taxes                                                                                    127             96
                                                                                             --------       --------
Shareholders' Equity:
  Preferred stock, $5 par value, 1,000,000 shares authorized; none issued -
  Common stock, $.05 par value; 10,000,000 shares authorized; 3,046,000 and
     3,180,000 shares issued and outstanding as of June 30, 1999 and 1998, respectively           152            159
  Additional paid-in capital                                                                       --             --
  Retained earnings                                                                            22,422         21,800
  Accumulated other comprehensive loss                                                           (479)          (240)
                                                                                             --------       --------
     Total shareholders' equity                                                                22,095         21,719
                                                                                             --------       --------
                                                                                             $ 28,556       $ 28,298
                                                                                             ========       ========

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

                                                     For the years ended June 30
In thousands, except per share data                1999          1998         1997
                                                  -------      -------      -------

Net sales                                         $32,077      $32,362      $30,075
Cost of goods sold                                 15,110       15,030       13,481
                                                  -------      -------      -------

   Gross profit                                    16,967       17,332       16,594
Selling, general and administrative expenses       11,158       11,340       11,474
Research and development expenses                   3,162        2,943        2,742
                                                  -------      -------      -------
   Income from operations                           2,647        3,049        2,378
Investment income                                     426          547          454
Other expense, net                                     99           62          130
                                                  -------      -------      -------
   Income before income taxes                       2,974        3,534        2,702
Provision for income taxes                            938        1,110          865
                                                  -------      -------      -------
   Net income                                     $ 2,036      $ 2,424      $ 1,837
                                                  =======      =======      =======
Earnings per share
   Basic                                          $   .66      $   .71      $   .52
   Diluted                                        $   .66      $   .70      $   .52

Average shares outstanding
   Basic                                            3,093        3,435        3,530
   Diluted                                          3,102        3,469        3,550

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          For the years ended June 30
In thousands                                                                           1999           1998          1997
                                                                                       -------       -------       -------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                             $ 2,036       $ 2,424       $ 1,837
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                                         1,299         1,261         1,116
   Deferred income taxes                                                                   (89)          112           (64)
   Loss on disposal of fixed assets, net                                                     2            21            32
   Changes in operating assets and liabilities:
     Trade receivables                                                                     (35)         (673)          942
     Inventories                                                                           266          (580)          389
     Accounts payable and accrued expenses                                                (429)          885           508
     Income taxes payable                                                                  287           163           101
     Other changes, net                                                                   (487)          131            22
                                                                                       -------       -------       -------
   Net cash provided by operating activities                                             2,850         3,744         4,883
                                                                                       -------       -------       -------

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of short-term investments                                                              --         3,100         1,500
Purchase of short-term investment                                                           --        (3,200)         (500)
Purchase of long-term investment                                                            --        (1,152)           --
Purchase of investment in affiliate                                                        (38)          (75)         (250)
Proceeds from sale of fixed assets                                                          52            29            56
Capital expenditures and acquisition of intangibles                                     (1,447)       (1,119)       (1,165)
                                                                                       -------       -------       -------
   Net cash used in investing activities                                                (1,433)       (2,417)         (359)
                                                                                       -------       -------       -------

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of notes payable                                                     --            84            59
Repayment of long-term debt                                                                (88)          (65)           (8)
Repurchase of common stock                                                              (1,445)       (4,999)         (767)
Proceeds from issuance of common stock                                                      21           784           147
                                                                                       -------       -------       -------
   Net cash used in financing activities                                                (1,512)       (4,196)         (569)
                                                                                       -------       -------       -------

EFFECTS OF EXCHANGE RATE CHANGES ON CASH                                                    (3)           (1)           46
                                                                                       -------       -------       -------
Net (decrease) increase in cash and cash equivalents                                       (98)       (2,870)        4,001
Cash and cash equivalents at beginning of year                                           2,963         5,833         1,832
                                                                                       -------       -------       -------
Cash and cash equivalents at end of year                                               $ 2,865       $ 2,963       $ 5,833
                                                                                       =======       =======       =======

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                            Accumulated
                                                  Comprehensive                      Additional                 Other
                                                     Income                            Paid-in   Retained   Comprehensive
In thousands                                         (Loss)       Shares    Amount     Capital   Earnings        Loss       Total
                                                  -------------   ------    ------   ----------  --------   -------------   -----

JUNE 30, 1996                                                     3,551     $ 178       $  --    $ 22,223      $ (50)      $ 22,351
Issuance of shares under stock benefit plans                         16         1         146          --         --            147
Repurchase of common stock                                          (80)       (5)       (165)       (597)        --           (767)
Income tax benefit from employees' stock options                     --        --          19          --         --             19
Net income                                          $ 1,837          --        --          --       1,837         --          1,837
Translation adjustment                                 (107)         --        --          --          --       (107)          (107)
                                                    -------       -----     -----       -----    --------      -----       ---------
Comprehensive income                                $ 1,730
                                                    =======

JUNE 30, 1997                                                     3,487       174          --      23,463       (157)        23,480
Issuance of shares under stock benefit plans                         95         5         779          --         --            784
Repurchase of common stock                                         (402)      (20)       (892)     (4,087)        --         (4,999)
Income tax benefit from employees' stock options                     --        --         113          --         --            113
Net income                                            2,424          --        --          --       2,424         --          2,424
Translation adjustment                                  (83)         --        --          --          --        (83)           (83)
                                                    -------       -----     -----       -----    --------      -----       ---------
Comprehensive income                                $ 2,341
                                                    =======
JUNE 30, 1998                                                     3,180       159          --      21,800       (240)        21,719
Issuance of shares under stock benefit plans                          3        --          21          --         --             21
Repurchase of common stock                                         (137)       (7)        (24)     (1,414)        --         (1,445)
Income tax benefit from employees' stock options                     --        --           3          --         --              3
Net income                                            2,036          --        --          --       2,036         --          2,036
Translation adjustment                                 (239)         --        --          --          --       (239)          (239)
                                                    -------       -----     -----       -----    --------      -----       ---------
Comprehensive income                                $ 1,797
                                                    =======
JUNE 30, 1999                                                     3,046     $ 152       $  --    $ 22,422      $(479)      $ 22,095
                                                                  =====     =====       =====    ========      =====       =========

The accompanying notes are an integral part of the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

Consolidation - The financial statements include the accounts of the Company and its wholly-owned domestic and foreign subsidiaries after the elimination of inter-company accounts and transactions.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Comprehensive Income - Effective July 1, 1998 the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." Accordingly, the Consolidated Statements of Changes in Shareholders' Equity and the shareholders' equity section of the Consolidated Balance Sheets have been reclassified to comply with the new requirements.

Translation of Foreign Currencies - The Company's export sales, other than those to its foreign subsidiaries, are denominated in U.S. dollars. For the Company's foreign subsidiaries, assets and liabilities are translated at exchange rates prevailing on the balance sheet date; revenues and expenses are translated at average exchange rates prevailing during the period. Any resulting translation adjustments are reported separately in shareholders' equity. Net exchange gains (losses) from foreign currency transactions included in income were ($19,000) in 1999, $51,000 in 1998, and ($26,000) in 1997.

Statement of Cash Flows - For purposes of reporting cash flows, cash equivalents include short-term interest bearing investments, generally maturing within sixty days. Cash flows from operations include income taxes paid totaling $642,000, $817,000 and $788,000 in 1999, 1998 and 1997, respectively. Interest paid totaled $128,000, $127,000 and $135,000 in 1999, 1998 and 1997, respectively.
The Company had non-cash activity related to the income tax benefit from employees' stock options of $3,000, $113,000 and $19,000 in 1999, 1998 and 1997,
respectively.

Investments - The Company records investments in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This Statement requires the use of fair value accounting for those securities the Company identifies as trading and available-for-sale. The Company uses the amortized cost method for investments in debt securities that the Company has the positive intent and ability to hold to maturity. Unrealized holding gains and losses are included in earnings for trading securities and are shown as a separate component of shareholders' equity for available-for-sale securities net of the effects of income taxes. Realized gains or losses continue to be determined on the specific identification method and are reflected in income.

Investment in Affiliate - The Company has an exclusive, worldwide licensing agreement with an Israel-based company, Sirotech, Ltd., related to the development and marketing of instruments used in rapid testing for bacteria. The Company has a 13% ownership in Sirotech, Ltd. The investment is accounted for under the cost method.

Trade Receivables, Net - Trade receivables are stated net of allowances for doubtful accounts of $291,000 and $306,000 at June 30, 1999 and 1998, respectively.

Inventories - Inventories are stated at the lower of cost or market. The first-in, first-out (FIFO) basis is used to determine the cost of inventories.

Advertising Costs - The Company is actively engaged in marketing both new and existing products. All advertising and promotional costs are charged to operations as incurred and totaled $522,000, $480,000 and $383,000 in 1999, 1998 and 1997, respectively.

Property, Plant and Equipment, Net - Property, plant and equipment is stated at cost less depreciation. Depreciation is computed generally using straight-line methods over the estimated useful lives as follows: 20-40 years for buildings, 3-10 years for machinery and equipment, and 3-5 years for vehicles. When property, plant and equipment is disposed of, the cost and related depreciation are removed from the accounts and resulting gains and losses are included in income. Major improvements are capitalized. Repair and maintenance costs are charged to expense as incurred.

Research and Development Costs - The Company is actively engaged in basic technology and applied research and development programs which are designed to develop new and improved products, and product applications. The costs of these programs as well as ongoing product and process improvement, engineering and support costs are charged to expense as incurred.

Deferred Income - Revenue from service contracts is recognized in earnings ratably over the period of the service agreement.

Deferred Income Taxes - Deferred tax assets or liabilities are established for temporary differences between financial and tax reporting bases and are subsequently adjusted to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

Stock Options - The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes financial accounting and reporting standards for stock-based compensation, including employee stock purchase plans and stock option plans. As allowed by SFAS No. 123, the Company continues to measure compensation expense under the provisions of APB No. 25, "Accounting for Stock Issued to Employees."

2. FINANCIAL INSTRUMENTS

Foreign Currency Risk - The Company has a term note denominated in German marks for $1,058,000 maturing in fiscal 2000. To mitigate the effect of foreign currency movements, the Company has investments denominated in German marks also maturing in fiscal 2000 which management intends to utilize to extinguish this debt.

Interest Rate Swap - The Company has entered into an interest rate swap whereby a variable rate, based on IBOR (Interstate Bank Offered Rate) plus 1.65% on the Company's term note denominated in German marks, was swapped for a fixed interest rate.

Concentration of Credit Risk - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of temporary cash investments and trade receivables. The Company places overnight cash investments with major financial institutions. On June 30, 1999 and 1998, the Company purchased $1,515,000 and $997,000, respectively, of Eurodollar investments under agreements to resell on July 1, 1999 and 1998, respectively. Due to the short term nature of the agreements, the Company did not take possession of the securities which were, instead, held by a custodian.

The Company sells instruments on open account terms. Sales are not concentrated geographically and no single customer accounts for more than ten percent of sales. Management considers the risk of significant loss related to trade receivables at June 30, 1999 and 1998 to be minimal.

3. INVESTMENTS

The following table summarizes the amortized cost, fair market value and carrying value of the Company's investments at June 30, 1999 and 1998. Proceeds from sales of available-for-sale securities were $0 and $3,100,000 in 1999 and 1998, respectively. There were no realized gains or losses in 1999 or 1998 in any security classification.

In thousands
1999                                                           Amortized Cost    Market Value     Carrying Value
                                                               --------------    ------------     --------------
Short-term available-for-sale                                      $3,200          $3,200            $3,200
Short-term held-to-maturity                                         3,062           3,086             3,062
Long-term held-to-maturity                                            113             113               113
                                                                   ------          ------            ------
                                                                   $6,375          $6,399            $6,375
                                                                   ======          ======            ======

1998                                                           Amortized Cost    Market Value     Carrying Value
                                                               --------------    ------------     --------------
Short-term held-to-maturity                                        $3,200          $3,200            $3,200
Long-term held-to-maturity (see Note 6)                             3,117           3,165             3,117
                                                                   ------          ------            ------
                                                                   $6,317          $6,365            $6,317
                                                                   ======          ======            ======

4. INVENTORIES

Inventories at current cost are as follows at June 30:

In thousands                                                                        1999              1998
                                                                                   ------            ------
Parts and raw materials                                                            $3,233            $3,302
Work-in-process and finished goods                                                  2,102             2,373
                                                                                   ------            ------
                                                                                   $5,335            $5,675
                                                                                   ======            ======

5. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following at June 30:

In thousands                          1999         1998
                                    -------      -------
Land                                $   671      $   691
Buildings                             4,465        4,432
Machinery and equipment               5,841        4,928
Vehicles                                463          690
                                    -------      -------
                                     11,440       10,741
Less: accumulated depreciation        6,456        5,816
                                    -------      -------
                                    $ 4,984      $ 4,925
                                    =======      =======

6. FINANCING ARRANGEMENTS

The Company maintains unsecured bank lines of credit providing for short term borrowings of up to $3.6 million at market rates. The Company did not have any amounts outstanding at June 30, 1999 under these bank lines of credit. The Company had $83,000 outstanding at June 30, 1998 under these bank lines of credit. The Company is not subject to commitment fees related to the unused portion of the lines of credit.

At June 30, 1999, the Company had a foreign denominated mortgage note payable totaling $68,000 bearing interest at an average rate of 7.4%. Principal payments are due in equal installments until 2006 with the current portion totaling approximately $10,000 per year.

At June 30, 1999, the Company had a term note maturing in fiscal 2000 and denominated in German marks for $1,058,000 carrying a 9.25% fixed interest rate and requiring a balloon principal payment upon maturity. The note is collateralized by a long-term held-to-maturity investment.
The carrying amount of this term note approximates its fair value.

7. INCOME TAXES

Pre-tax income and the provision for income taxes consisted of the following:

In thousands                             1999         1998         1997
                                       -------       ------      -------
Pre-tax income (loss):
  Domestic                             $ 2,579       $3,266      $ 2,705
  Foreign                                  395          268           (3)
                                       -------       ------      -------
                                         2,974        3,534        2,702
                                       =======       ======      =======
Current taxes:
  Federal and state                        934          845          929
  Foreign                                   93          153           --
                                       -------       ------      -------
                                         1,027          998          929
Deferred taxes, federal and state          (89)         112          (64)
                                       -------       ------      -------
Total taxes                            $   938       $1,110      $   865
                                       =======       ======      =======

The provision includes deferred taxes resulting from temporary differences in the recognition of income and expense for tax and financial reporting purposes. The sources of these differences and the tax effect of each are as follows:

In thousands                   1999        1998        1997
                              -----       -----       -----
Depreciation                  $  17       $  14       $  40
Inventories and reserves       (108)        185        (139)
Other items, net                  2         (87)         35
                              -----       -----       -----
                              $ (89)      $ 112       $ (64)
                              =====       =====       =====

A reconciliation of the effective income tax rate to the amount computed by applying the statutory federal income tax rate to income before income taxes follows:

                                                            1999        1998        1997
                                                            ----        ----        ----
Federal statutory income tax rate                           34.0%       34.0%       34.0%
State income taxes, net of federal tax benefit               2.4         2.8         3.0
Foreign income                                                .4         1.7          --
Tax-exempt foreign sales income                             (2.5)       (3.0)       (3.0)
Tax-exempt interest and dividends received exclusion        (1.8)       (2.4)       (2.4)
Research and development credits                            (2.2)       (1.6)       (1.6)
Other items, net                                             1.2        (0.1)        2.0
                                                            ----        ----        ----
Effective income tax rate                                   31.5%       31.4%       32.0%
                                                            ====        ====        ====

Components of net deferred tax assets and liabilities at June 30 are as follows:

In thousands                                        1999        1998
                                                   -----       -----

Current asset (liability):
  Inventories and reserves                         $ 311       $ 203
  Employee compensation and benefits                  15          (3)
  Other                                               25          31
                                                   -----       -----
                                                   $ 351       $ 231
                                                   =====       =====

Noncurrent liability (asset):
  Depreciation and difference in asset basis       $ (39)      $ (19)
  Amortization of patents                            167         128
  Foreign exchange on inter-company notes             (1)        (10)
  Deferred gain on sale/leaseback transaction         --          (3)
                                                   -----       -----
                                                   $ 127       $  96
                                                   =====       =====

8. SEGMENT REPORTING

The Company engages in one line of business defined as the development, manufacture, sale and service of microwave-based instrumentation for testing, analysis and process control in analytical laboratory and industrial markets. The Company considers this to be one industry segment for financial reporting purposes. The Company operates three subsidiaries in Europe primarily for the distribution of microwave-based instrumentation produced by the parent. Financial data by geographic area is presented below:

In thousands
                                1999           1998           1997
                              --------       --------       --------
NET SALES:
U.S. operations:
  Unaffiliated customers:

     U.S.                     $ 18,189       $ 17,793       $ 16,165
     Europe                      2,807          3,311          2,221
     Asia                        2,591          2,678          3,855
     Other                       2,908          3,064          2,561
  Inter-area transfers           1,844          2,724          2,308
                              --------       --------       --------
                              $ 28,339       $ 29,570       $ 27,110
                              ========       ========       ========

European operations:
  Unaffiliated customers         5,582          5,516          5,273
  Eliminations                  (1,844)        (2,724)        (2,308)
                              --------       --------       --------
Consolidated                  $ 32,077       $ 32,362       $ 30,075
                              ========       ========       ========

NET INCOME (LOSS):
  U.S. operations             $  1,541       $  2,446       $  1,776
  European operations              286             35             (3)
  Eliminations                     209            (57)            64
                              --------       --------       --------
Consolidated                  $  2,036       $  2,424       $  1,837
                              ========       ========       ========

IDENTIFIABLE ASSETS:

  U.S. operations             $ 24,634       $ 24,659       $ 25,506
  European operations            4,365          4,652          4,967
  Eliminations                    (443)        (1,013)        (1,259)
                              --------       --------       --------
Consolidated                  $ 28,556       $ 28,298       $ 29,214
                              ========       ========       ========

9. EMPLOYEE BENEFIT PLANS

The Company has a noncontributory profit-sharing and a 401(k) tax deferred savings plan covering all employees meeting age and service requirements. Participants can make pre-tax contributions with the Company matching certain percentages of employee contributions. In addition to Company matching contributions under the 401(k) plan, contributions may be made as determined by the Board of Directors. The Company's policy is to fund amounts accrued. Expense related to this plan amounted to $497,000, $573,000 and $569,000 for the years ended June 30, 1999, 1998 and 1997, respectively.

10. NET INCOME PER COMMON SHARE

Basic Earnings Per Share Computation:
The computation of basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Shares issued during the period and shares repurchased by the Company during the period are weighted for the portion of the period they were outstanding. Income and share information for the years ended June 30, 1999, 1998 and 1997 follows:

In thousands, except per share data           1999        1998        1997
                                             ------      ------      ------
Net income                                   $2,036      $2,424      $1,837
Less: preferred stock dividends                  --          --          --
                                             ------      ------      ------
Income available to common shareholders      $2,036      $2,424      $1,837
                                             ======      ======      ======

                                                    Fraction                    Fraction                     Fraction
DATES OUTSTANDING                          Shares   of Period  Shares   Shares  of Period  Shares   Shares   of Period     Shares
                                           ------   ---------  ------   ------  ---------  ------   ------   ---------     ------
Shares outstanding, beginning                                   3,180                       3,487                           3,551
Shares repurchased during the period       (137)     237/365      (89)  (402)     77/365      (85)    (80)    160/365         (35)
Stock options exercised during the period     3      240/365        2     95      127/365      33      16     320/365          14
                                           -----     -------   ------   ----      -------   -----     ---     -------       -----
Weighted average shares                                         3,093                       3,435                           3,530
                                           -----     -------   ------   ----      -------   -----     ---     -------       -----
Basic earnings per common share                                $  .66                      $  .71                          $  .52
                                           -----     -------   ------   ----      -------  ------     ---     -------      ------

Diluted Earnings Per Share Computation:
The computation of diluted earnings per common share is similar to the computation of basic earnings per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. Potential common shares consist of dilutive stock options using the treasury stock method.

Income and share information for the year ended June 30, 1999, 1998 and 1997 follows:

In thousands, except per share data                    1999        1998        1997
                                                      ------      ------      ------
Net Income                                            $2,036      $2,424      $1,837
Less: preferred stock dividends                           --          --          --
                                                      ------      ------      ------
Income available to common stockholders               $2,036      $2,424      $1,837
                                                      ======      ======      ======
Weighted average shares                                3,093       3,435       3,530
Dilutive potential common shares (stock options)           9          34          20
                                                      ------      ------      ------
Adjusted weighted average shares                       3,102       3,469       3,550
                                                      ======      ======      ======
Diluted earnings per share                            $  .66      $  .70      $  .52
                                                      ======      ======      ======

Options to purchase 272,000, 160,000 and 308,000 shares of common stock at a weighted average price of $9.54, $10.45 and $9.52 per share were outstanding during the twelve months ended June 30, 1999, 1998 and 1997 respectively, which were not included in the computation of diluted earnings per share because the option exercise prices were greater than the average market price of the common shares during the periods.

11. MANAGEMENT INCENTIVE AND STOCK OPTION PLANS

In fiscal 1994, the Company adopted the 1993 Management Equity Plan under which officers and other key employees may receive stock and cash performance-based incentive awards. Up to 375,000 shares are authorized under this plan. At June 30, 1999, 96,000 shares were reserved for future grants. No compensation expense was accrued under the plan in 1999, 1998, and 1997.

Also in fiscal 1994, the Company adopted the 1993 Nonqualified Stock Option Plan for Non-Employee Directors under which options may be granted to outside directors. Up to 25,000 shares are authorized under this plan. At June 30, 1999, 3,000 shares were reserved for future grants.

Additional information with respect to the 1993 Management Equity Plan and 1993 Nonqualified Stock Option Plan is as follows:


In thousands                                    Shares
                                                ------
STOCK AWARDS:
  1996 awards at $13.00 per share                   7
  1997 awards                                      --
  1998 & 1999 awards                               --
                                                  ---
Total stock awards at $13.00 per share              7

OPTIONS TO PURCHASE SHARES:
Outstanding at June 30, 1996
  at $11.00 - $13.75 per share                    105
                                                  ---
     Granted at $8.25 - $10.69 per share           65
     Canceled at $10.69 - $13.00 per share        (20)
                                                  ---

Outstanding at June 30, 1997
  at $8.25 - $13.75 per share                     150
                                                  ---
     Granted at $9.06 - $11.25 per share           65
     Exercised at $10.69 - $11.00 per share        (2)
     Canceled at $9.06 - $13.00 per share         (21)
                                                  ---

Outstanding at June 30, 1998
  at $8.25 - $13.75                               192
     Granted at $7.50 - $11.38 per share          117
     Exercised at $10.69 - $11.00 per share        --
     Canceled at $9.06 - $13.00 per share         (13)
                                                  ---

Outstanding at June 30, 1999
  at $7.50 - $13.75                               296
                                                  ===

Options exercisable at June 30, 1999
  at $8.25 - $13.75                               110
                                                  ===

Effective with the approval of the above plans, the Company's 1986 and 1987 stock option plans, under which options were granted to officers, employees, and outside directors, were terminated. At June 30, 1999, no shares were reserved for future grants.

Additional information with respect to the 1986 and 1987 stock option plans is as follows:

In thousands                                                 Shares
                                                             ------
OPTIONS TO PURCHASE SHARES:
Outstanding at June 30, 1996
  at $6.56 - $13.63 per share                                  363
                                                               ---
     Exercised at $7.69 - $10.50 per share                     (16)
     Canceled at $8.50 - $10.50 per share                      (47)
                                                               ---

Outstanding at June 30, 1997
  at $6.56 - $13.63 per share                                  300
                                                               ---
     Exercised at $6.56 - $10.50 per share                     (93)
     Canceled at $7.75 - $11.25 per share                      (24)
                                                               ---

Outstanding at June 30, 1998 at $7.75 - $13.63 per share       183
                                                               ---
     Exercised at $7.75 - $7.88 per share                       (3)
     Canceled at $8.50 - $13.62 per share                      (44)
                                                               ---

Outstanding at June 30, 1999
  at $8.00 - $10.50 per share                                  136
                                                               ===

Options exercisable at June 30, 1999
  at $8.00 - $10.50                                            136
                                                               ===

Options granted under all stock option plans are exercisable at the market value of the shares at the date of grant. The options are exercisable over a period not to exceed ten years. Tax benefits arising from disqualifying dispositions are recognized at the time of disposition, are credited to additional paid-in capital and recorded as noncash activity on the statement of cash flows.

Pro Forma Information - The Company continues to apply APB No. 25 in accounting for its stock-based compensation plans. Accordingly, no compensation cost has been recognized in the accompanying consolidated statements of operations for its stock option plans. Had compensation cost for the Company's stock-based compensation plans been determined in accordance with the fair value method prescribed in SFAS No. 123, the Company's net income and earnings per share would have changed to the pro forma amounts indicated below:

In thousands                   1999           1998           1997
                            ---------      ---------      ---------
Net income as reported      $   2,036      $   2,424      $   1,837
Net income pro forma            1,843          2,291          1,751

Earnings per share
  Basic as reported         $     .66      $     .71      $     .52
  Basic pro forma                 .60            .67            .50

  Diluted as reported       $     .66      $     .70      $     .52
  Diluted pro forma               .59            .66            .49

The above pro forma amounts include compensation expense for options granted since July 1, 1996, and may not be representative of that to be expected in future years. The pro forma amounts assume that the fair value assigned to the options were amortized using the straight-line method over the vesting period of the options, which is one to four years.

The fair value of each option granted under the stock option plans is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1999, 1998 and 1997:

                            1999       1998       1997
                            ----       ----       ----
Risk-free interest rate       5.1%       5.8%       6.5%
Expected life             6 years    6 years    6 years
Expected volatility            41%        40%        30%

A dividend yield of zero was used for each year. These assumptions resulted in weighted-average values as of the grant dates of $4.71, $5.26 and $4.52 per share for stock options granted in 1999, 1998 and 1997 respectively.

12. QUARTERLY INFORMATION (UNAUDITED)

Selected quarterly results of operations and quarterly stock prices for fiscal 1999 and 1998 are summarized in the table below. The stock prices represent the high and low sales prices for CEM common shares as reported on the Nasdaq Stock Market.

No cash dividends were declared during the two fiscal years ended June 30, 1999.

In thousands, except per share data             Q-1            Q-2            Q-3            Q-4            Year
                                             ---------      ---------      ---------      ---------      ----------
1999
Net sales                                    $   7,152      $   8,492      $   7,537      $   8,896      $   32,077
Gross profit                                     3,643          4,429          4,011          4,884          16,967
Net income                                         283            702            327            724           2,036
Net income per share
  Basic                                            .09            .23            .11            .24             .66
  Diluted                                          .09            .23            .11            .24             .66
Stock Price:
  High                                       $   13.00      $   11.50      $   10.13      $    9.13      $    13.00
  Low                                            10.00           9.00           7.88           6.88            6.88

1998
Net sales                                    $   6,603      $   8,705      $   8,012      $   9,042      $   32,362
Gross profit                                     3,542          4,654          4,234          4,902          17,332
Net income                                         241            725            582            876           2,424
Net income per share
  Basic                                            .07            .21            .17            .26             .71
  Diluted                                          .07            .21            .17            .26             .70
Stock Price:
  High                                       $   10.75      $   11.25      $   11.63      $   13.75      $    13.75
  Low                                             7.50           9.00           9.25           8.75            7.50

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of CEM Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of CEM Corporation and its subsidiaries at June 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

Charlotte, North Carolina
July 21, 1999



SELECTED FINANCIAL DATA

                                                                  For the years ended June 30
In thousands, except per share data                1999         1998         1997         1996         1995
                                                  -------      -------      -------      -------      -------

Income Statement and Cash Flows
  Net sales                                       $32,077      $32,362      $30,075      $31,477      $31,611
  Income from operations                            2,647        3,049        2,378        4,136        4,479
  Net income                                        2,036        2,424        1,837        2,908        3,179
  Net income per share
     Basic                                        $   .66      $   .71      $   .52      $   .80      $   .88
     Diluted                                          .66          .70          .52          .78          .85
  Average shares outstanding
     Basic                                          3,093        3,435        3,530        3,626        3,630
     Diluted                                        3,102        3,469        3,550        3,748        3,735
  Net cash provided by operating activities       $ 2,850      $ 3,744      $ 4,883      $ 2,020      $ 3,134

                                                                        As of June 30
                                                   1999         1998         1997         1996         1995
                                                  -------      -------      -------      -------      -------
Balance Sheet
  Working capital                                 $15,899      $13,636      $16,409      $15,549      $14,047
  Total assets                                     28,556       28,298       29,214       27,584       26,653
  Long-term debt                                      173        1,177        1,229        1,417        1,578
  Shareholders' equity                            $22,095      $21,719      $23,480      $22,351      $20,592

                             CORPORATE INFORMATION

OFFICERS & DIRECTORS

Dr. Michael J. Collins
Director, President and
Chief Executive Officer

John L. Chanon
Director, Area Partner
Tatum CFO Partners LP (CFO Services)

Richard N. Decker
Vice President-Finance
Chief Financial Officer
Secretary and Treasurer

George F. Krall
Director, President and
Chief Executive Officer
Mebane Packaging Group
(Packaging Products)

Ronald A. Norelli
Chairman of the Board
President and Chief Executive Officer
Norelli & Company
(Management Consulting)

CORPORATE ADDRESS

CEM Corporation
3100 Smith Farm Road
P.O. Box 200
Matthews, North Carolina 28106-0200
(704) 821-7015
email: info@cem.com
www.cem.com

TRANSFER AGENT
American Stock Transfer & Trust
New York, New York

INDEPENDENT ACCOUNTANTS
PricewaterhouseCoopers LLP
Charlotte, North Carolina

GENERAL COUNSEL
Robinson, Bradshaw & Hinson, P.A.
Charlotte, North Carolina

SUBSIDIARIES

CEM (Microwave Technology) Ltd.
Unit 2 Middle Slade
Buckingham Industrial Park
Buckingham MK18 1 WA
United Kingdom
Tel: (44) 1280-822873
Fax: (44) 1280-822342
email: info.uk@cem.com

CEM GmbH
Carl-Friedrich-Gauss-Str. 9
47475 Kamp-Linfort
Germany
Tel: (49) 2842-9644-0
Fax: (49) 2842-9644-11
email: info.gmbh@cem.com
www.cem.com.de

CEM S.r.l.
Via Dell'Artigianato, 6/8
24055 Cologno al Serio (Bg)
Italy
Tel: (39) 035-896224
Fax: (39) 035-891661
email: info.srl@cem.com

FORM 10-K/INVESTOR CONTACT

The Company's Annual Report on Form 10-K for the year ended June 30, 1999 filed with the Securities and Exchange Commission is available without charge to shareholders upon written request. These requests and other investor contacts should be directed to Richard N. Decker, Secretary, at the corporate address.

ANNUAL MEETING

The annual meeting of shareholders of CEM Corporation will be held at 11:00 am local time on November 4, 1999 at the corporate offices, 3100 Smith Farm Road, Matthews, North Carolina. Shareholders of record as of September 8, 1999 will be entitled to vote at this meeting.

TRADEMARKS

CEM(R), MAC(TM), MAS 7000(TM), Airwave 7000(TM), LabWave 9000(TM), CEM STAR System 6(R), MARS 5(R), ProFat 2(TM), CustomerCare Plus(R), PrepLink(TM), Clean STAR(TM), MARS X(TM), and SMART System5(TM) are CEM Corporation trademarks. For ease of reading, designations of trademarks have sometimes been omitted from the text of this report.

NASDAQ SYMBOL

The Company's common shares are traded on the Nasdaq Stock Market (National Market System) under the symbol CEMX.

SHAREHOLDERS OF RECORD

As of September 8, 1999, The Company had approximately 1,550 shareholders of record and an estimate of the number of individual participants represented by security position listings.

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-Q


[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
  ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2000

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
  ACT OF 1934 FOR THE TRANSITION PERIOD FROM _______ TO_________


Commission File Number: 0-15383


                                CEM CORPORATION
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           North Carolina                               56-1019741
----------------------------------------    -----------------------------------
       (State of Incorporation)             (I.R.S. Employer Identification No.)

   3100 Smith Farm Road, Matthews, NC                      28104
----------------------------------------    -----------------------------------
(Address of principal executive offices)                 (Zip Code)


              Post Office Box 200, Matthews, North Carolina 28106
              ----------------------------------------------------
                (Mailing address of principal executive offices)


                                 (704) 821-7015
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                    Yes [X]    No [ ]


3,062,427 shares of the issuer's $.05 par value common stock, its only class of common stock, were outstanding as of April 27, 2000.



                                    1 of 18

PART I.  FINANCIAL INFORMATION


ITEM 1.  Financial statements


CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Quarter Ended March 31, 2000
CEM Corporation
Matthews, North Carolina


The condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.


                                    2 of 18

                                CEM CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                        MARCH 31, 2000 AND JUNE 30, 1999


(in thousands)                                                           (unaudited)
                                                                        March 31, 2000       June 30, 1999
                                                                        --------------       -------------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents ....................................        $     11,736         $      2,865
   Short-term investments .......................................                  --                6,262
   Trade receivables, net .......................................               5,893                6,634
   Inventories, net .............................................               5,001                5,335
   Deferred taxes and other .....................................                 664                  964
                                                                         ------------         ------------
      Total current assets ......................................              23,294               22,060

LONG-TERM INVESTMENTS ...........................................                 546                  476

PROPERTY, PLANT AND EQUIPMENT, NET ..............................               4,509                4,984

OTHER ASSETS ....................................................               1,277                1,036
                                                                         ------------         ------------

                                                                         $     29,626         $     28,556
                                                                         ============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Notes payable and current maturities of long-term debt .......        $          8         $      1,066
   Accounts payable and accrued expenses ........................               3,158                2,874
   Deferred income ..............................................               1,615                1,402
   Income taxes payable .........................................                 897                  819
                                                                         ------------         ------------
      Total current liabilities .................................               5,678                6,161

LONG-TERM DEBT, NET OF CURRENT MATURITIES .......................                 318                  173

DEFERRED TAXES ..................................................                 127                  127

SHAREHOLDERS' EQUITY:
   Common stock .................................................                 153                  152
   Additional paid-in capital ...................................                 194                   --
   Retained earnings ............................................              23,788               22,422
   Accumulated other comprehensive loss .........................                (632)                (479)
                                                                         ------------         ------------
     Total shareholders' equity .................................              23,503               22,095
                                                                         ------------         ------------

                                                                         $     29,626         $     28,556
                                                                         ============         ============

See accompanying notes to condensed consolidated financial statements.


                                    3 of 18

                                CEM CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                  (UNAUDITED)

(in thousands, except per share data)

                                                                             2000                  1999
                                                                         ------------         ------------
Net sales .......................................................        $      8,222         $      7,537
Cost of goods sold ..............................................               3,804                3,526
                                                                         ------------         ------------
    Gross profit ................................................               4,418                4,011

Selling, general and administrative expenses ....................               2,957                2,751
Research and development expenses ...............................                 765                  835
                                                                         ------------         ------------
    Income from operations ......................................                 696                  425

Investment income ...............................................                 134                  101
Other expenses, net .............................................                (183)                 (37)
                                                                         ------------         ------------
    Income before income taxes ..................................                 647                  489

Provision for income taxes ......................................                 205                  162
                                                                         ------------         ------------
    Net income ..................................................                 442                  327

Foreign Currency Translation ....................................                 (87)                 219
                                                                         ------------         ------------
    Comprehensive Income ........................................        $        355         $        546
                                                                         ============         ============

Net Income Per Share:

    Basic .......................................................        $        .14         $        .11
                                                                         ============         ============

    Diluted .....................................................        $        .14         $        .11
                                                                         ============         ============

Average Shares Outstanding:

    Basic .......................................................               3,062                3,075
                                                                         ============         ============

    Diluted .....................................................               3,063                3,075
                                                                         ============         ============


See accompanying notes to condensed consolidated financial statements.


                                    4 of 18

                                CEM CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               FOR THE NINE MONTHS ENDED MARCH 31, 2000 AND 1999
                                  (UNAUDITED)


(in thousands, except per share data)

                                                                             2000                 1999
                                                                         ------------         ------------
Net sales .......................................................        $     24,663         $     23,180
Cost of goods sold ..............................................              11,766               11,098
                                                                         ------------         ------------
    Gross profit ................................................              12,897               12,082

Selling, general and administrative expenses ....................               8,513                8,062
Research and development expenses ...............................               2,311                2,341
                                                                         ------------         ------------
    Income from operations ......................................               2,073                1,679

Investment income ...............................................                 370                  313
Other expenses, net .............................................                (421)                 (78)
                                                                         ------------         ------------
    Income before income taxes ..................................               2,022                1,914

Provision for income taxes ......................................                 638                  603
                                                                         ------------         ------------
    Net income ..................................................               1,384                1,311

Foreign Currency Translation ....................................                (152)                 389
                                                                         ------------         ------------
    Comprehensive Income ........................................        $      1,232         $      1,700
                                                                         ============         ============

Net Income Per Share:

    Basic .......................................................        $        .45         $        .42
                                                                         ============         ============

    Diluted .....................................................        $        .45         $        .42
                                                                         ============         ============

Average Shares Outstanding:

     Basic ......................................................               3,050                3,107
                                                                         ============         ============

     Diluted ....................................................               3,094                3,122
                                                                         ============         ============


See accompanying notes to condensed consolidated financial statements.


                                    5 of 18

                                CEM CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE NINE MONTHS ENDED MARCH 31, 2000 AND 1999
                                  (UNAUDITED)

(in thousands)

                                                                             2000                  1999
                                                                         ------------         ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES .......................        $      4,444         $      2,210
                                                                         ------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Sale of available-for-sale investments ......................               6,200                   --
    Investment in affiliate .....................................                 (38)                 (38)
    Acquisition of intangibles ..................................                (130)                (100)
    Capital expenditures ........................................                (613)                (841)
                                                                         ------------         ------------
           Net cash used in investing activities ................               5,419                 (979)
                                                                         ------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payment of notes payable ....................................              (1,000)                 (94)
    Exercising of options .......................................                 213                   --
    Proceeds from issuance of common stock ......................                  --                   21
    Repurchase of common stock ..................................                 (19)              (1,312)
                                                                         ------------         ------------
           Net cash used in financing activities ................                (806)              (1,385)
                                                                         ------------         ------------

EFFECTS OF EXCHANGE RATES ON CASH ...............................                (186)                   5
                                                                         ------------         ------------

Net increase(decrease) in cash and cash equivalents .............               8,871                 (149)
Cash and cash equivalents at beginning of period ................               2,865                2,963
                                                                         ------------         ------------

Cash and cash equivalents at end of period ......................        $     11,736         $      2,814
                                                                         ============         ============


See accompanying notes to condensed consolidated financial statements.


                                    6 of 18

                                CEM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


1.  BASIS OF PRESENTATION

The financial information included herein is unaudited; however, such information reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of results for the interim periods. The result of operations for the period ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ended June 30, 2000.

The Company engages in one line of business defined as the development, manufacture, sale and service of microwave-based instrumentation for testing, analysis and process control in analytical laboratory and industrial markets. The Company considers this to be one industry segment for financial reporting purposes.

2.  INVENTORIES

The components of inventories at current cost at March 31, 2000 and June 30, 1999 are as follows:

(in thousands)

                                                                           March 31              June 30
                                                                         ------------         ------------
Parts and raw materials .........................................        $      2,533         $      3,233
Work-in-process and finished goods ..............................               2,468                2,102
                                                                         ------------         ------------
                                                                         $      5,001         $      5,335
                                                                         ============         ============


3.  NET INCOME PER COMMON SHARE

Basic Earnings Per Share Computation:
The computation of basic earnings per share is computed by dividing income available to shareholders by the weighted average number of shares outstanding during the period. Shares issued during the period and shares repurchased by the Company during the period are weighted for the portion of the period that they were outstanding. Income and share information for the three months ended March 31, 2000 follows:

(in thousands, except per share data)

Net income ..................................................................                         $        442
Less: preferred stock dividends .............................................                                   --
                                                                                                      ------------
Income available to shareholders ............................................                         $        442
                                                                                                      ============

                             Dates                                Shares           Fraction             Weighted
                          Outstanding                          Outstanding         of Period         Average Shares
                          -----------                          -----------         ---------         --------------
January 1, 2000 ..................................                                                           3,043
Shares repurchased during the period .............                  --                  --                      --
Stock options exercised during the period ........                  19               90/90                      19
                                                                                                      ------------
Weighted average shares ..........................                                                           3,062
                                                                                                      ============

Basic earnings per share .........................                                                    $        .14
                                                                                                      ============


                                    7 of 18

Income and share information for the three months ended March 31, 1999 follows:

(in thousands, except per share data)


Net income ..................................................................                         $        327
Less: preferred stock dividends .............................................                                   --
                                                                                                      ------------
Income available to shareholders ............................................                         $        327
                                                                                                      ============

                             Dates                                Shares           Fraction             Weighted
                          Outstanding                          Outstanding         of Period         Average Shares
                          -----------                          -----------         ---------         --------------
January 1, 1999 ..................................                                                           3,079
Shares repurchased during the period .............                 (16)              23/90                      (4)
Stock options exercised during the period ........                  --                  --                      --
                                                                                                      ------------
Weighted average shares ..........................                                                           3,075
                                                                                                      ============

Basic earnings per share .........................                                                    $        .11
                                                                                                      ============


Income and share information for the nine months ended March 31, 2000 follows:

(in thousands, except per share data)


Net income ..................................................................                         $      1,384
Less: preferred stock dividends .............................................                                   --
                                                                                                      ------------
Income available to shareholders ............................................                         $      1,384
                                                                                                      ============

                             Dates                                Shares           Fraction             Weighted
                          Outstanding                          Outstanding         of Period         Average Shares
                          -----------                          -----------         ---------         --------------
July 1, 1999 .....................................                                                           3,046
Shares repurchased during the period .............                  (3)            244/274                      (2)
Stock options exercised during the period ........                  19              90/274                       6
                                                                                                      ------------
Weighted average shares ..........................                                                           3,050
                                                                                                      ============

Basic earnings per share .........................                                                    $        .45
                                                                                                      ============


                                    8 of 18

Income and share information for the nine months ended March 31, 1999 follows:

(in thousands, except per share data)


Net income ..................................................................                         $      1,311
Less: preferred stock dividends .............................................                                   --
                                                                                                      ------------
Income available to shareholders ............................................                         $      1,311
                                                                                                      ============

                             Dates                                Shares           Fraction             Weighted
                          Outstanding                          Outstanding         of Period         Average Shares
                          -----------                          -----------         ---------         --------------
July 1, 1998 .....................................                                                           3,180
Shares repurchased during the period .............                (121)            170/274                     (75)
Stock options exercised during the period ........                   3             183/274                       2
                                                                                                      ------------
Weighted average shares ..........................                                                           3,107
                                                                                                      ============

Basic earnings per share .........................                                                             .42
                                                                                                      ============


Diluted Earnings Per Share Computation:
The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional shares that would have been outstanding if the dilutive potential shares had been issued. Potential shares consist of dilutive stock options using the treasury stock method.


(in thousands, except per share data)

                                                                      For the three months ended        For the nine months
                                                                             March 31, 2000             ended March 31, 2000
                                                                      --------------------------        --------------------
Income available to shareholders ................................            $          442                $        1,384
Plus: Preferred stock dividends .................................                        --                            --
                                                                             --------------                --------------
Income available to shareholders ................................            $          442                $        1,384
                                                                             ==============                ==============

Weighted average shares .........................................                     3,062                         3,050
Dilutive potential shares (stock options) .......................                         1                            44
                                                                             --------------                --------------
Adjusted weighted average shares ................................                     3,063                         3,094
                                                                             ==============                ==============
Diluted earnings per share ......................................            $          .14                $          .45
                                                                             ==============                ==============


Options to purchase an additional 386,670 and 386,670 shares of common stock at a weighted average price of $10.56 and $8.43 per share were outstanding during the three and nine months ended March 31, 2000, respectively, which were not included in the computation of diluted earnings per share because the option exercise prices were greater than the average market price of the common shares during the periods.


                                    9 of 18

(in thousands, except per share data)

                                                                      For the three months ended        For the nine months
                                                                             March 31, 1999             ended March 31, 1999
                                                                      --------------------------        --------------------
Income available to shareholders ................................            $          327                $        1,311
Plus: Preferred stock dividends .................................                        --                            --
                                                                             --------------                --------------
Income available to shareholders ................................            $          327                $        1,311
                                                                             ==============                ==============

Weighted average shares .........................................                     3,075                         3,107
Dilutive potential shares (stock options) .......................                        --                            15
                                                                             --------------                --------------
Adjusted weighted average shares ................................                     3,075                         3,122
                                                                             ==============                ==============

Diluted earnings per share ......................................            $          .11                $          .42
                                                                             ==============                ==============


Options to purchase an additional 425,503 and 249,448 shares of common stock at a weighted average price of $8.78 and $10.11 per share were outstanding during the three and nine months ended March 31, 1999, respectively, which were not included in the computation of diluted earnings per share because the option exercise prices were greater than the average market price of the common shares during the periods.


4.  NEW PRONOUNCEMENTS

There have been no new pronouncements issued which have not already been implemented by the Company which management believes would have a material impact on the financial statements.


                                   10 of 18

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following table sets forth, for the three-month periods indicated, the percentages which certain components of the condensed consolidated statements of income bear to net sales and the percentage of change of such components from the same period of the prior year.

                                                                         Three Months Ended
                                                            ------------------------------------------
                                                             3/31/00          3/31/99         % Change
                                                            --------         --------         --------
Net sales ..........................................           100.0            100.0              9.1
Cost of goods sold .................................            46.3             46.8              7.9
                                                            --------         --------
       GROSS PROFIT ................................            53.7             53.2             10.1

Selling, general and administrative expenses .......            36.0             36.5              7.5
Research and development expenses ..................             9.3             11.1             (8.4)
                                                            --------         --------
       INCOME FROM OPERATIONS ......................             8.4              5.6             63.8

Investment income ..................................             1.6              1.3             32.7
Other expenses, net ................................            (2.2)            (0.5)           494.6
                                                            --------         --------
       INCOME BEFORE INCOME TAXES ..................             7.8              6.4             32.3

Provision for income taxes .........................             2.5              2.1             26.5
                                                            --------         --------
       NET INCOME ..................................             5.3              4.3             35.2
                                                            ========         ========


RESULTS OF OPERATIONS - THREE MONTHS ENDED MARCH 31, 2000

Net sales for the third quarter of fiscal 2000 increased by 9.1%, compared with the third quarter of fiscal 1999, primarily due to increased demand in the Asian and U.S. markets. These gains were partially offset by lagging sales in Europe as a result of a stronger dollar. Management expects continued softness in the European sales. Foreign sales as a percent of total sales remained flat at 42% in comparison to the third quarter of fiscal 1999.

Gross profit margins increased from 53.2% in the third quarter of fiscal 1999 to 53.7% in the third quarter of fiscal 2000, primarily due to increased production efficiencies related to higher sales. Management expects the margin to improve slightly as warranty costs associated with new products launched during the 1999 fiscal year begin to decline as product adjustments and service calls continue to resolve initial performance difficulties with the products.

Selling, general and administrative expenses increased 7.5% compared to the third quarter of fiscal 1999, primarily due to increases in incentive compensation ($40,000) and distributor commissions ($105,000) resulting from increased sales. The 8.4% decrease in research and development expenses relates to major project completion being at a lower level than the prior comparable quarter. Management expects research and development expenses to remain between 8% and 10% of net sales for the foreseeable future.

Investment income increased 32.7% for the third quarter of fiscal 2000 as compared with the prior year period as average cash and investment balances increased due to a suspension of the stock repurchase program while a Special Committee of the Board of Directors assessed an offer to acquire the Company and other strategic alternatives. The expenses associated with this assessment process caused the other expenses for the quarter to rise from $9,000 to $159,000 as compared with the third quarter of fiscal 2000.

The Company's effective tax rate was 31.7% for the third quarter of fiscal 2000, which approximates the fiscal 1999 tax rate.


                                   11 of 18

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
RESULTS OF OPERATIONS AND FINANCIAL CONDITION (CONTINUED)


RESULTS OF OPERATIONS (CONTINUED)

The following table sets forth, for the nine-month periods indicated, the percentages which certain components of the condensed consolidated statements of income bear to net sales and the percentage of change of such components from the same period of the prior year.

                                                                         Nine Months Ended
                                                            ------------------------------------------
                                                             3/31/00          3/31/99         % Change
                                                            --------         --------         --------
Net sales ..........................................           100.0            100.0              6.4
Cost of goods sold .................................            47.7             47.9              6.0
                                                            --------         --------
       GROSS PROFIT ................................            52.3             52.1              6.7

Selling, general and administrative expenses .......            34.5             34.8              5.6
Research and development expenses ..................             9.4             10.1             (1.3)
                                                            --------         --------
       INCOME FROM OPERATIONS ......................             8.4              7.2             23.5

Investment income ..................................             1.5              1.4             18.2
Other expenses, net ................................            (1.7)            (0.3)           439.7
                                                            --------         --------
       INCOME BEFORE INCOME TAXES ..................             8.2              8.3              5.6

Provision for income taxes .........................             2.6              2.6              5.8
                                                            --------         --------
       NET INCOME ..................................             5.6              5.7              5.6
                                                            ========         ========


RESULTS OF OPERATIONS - NINE MONTHS ENDED MARCH 31, 2000

The increase in total sales for the first nine months of fiscal 2000 compared with the prior year period was primarily due to increased sales in the U.S. The percentage increase in U.S. sales was partially offset by slower growth in the foreign sales as improvements noted in Asia have been softened by declines in Europe and Latin America. Foreign sales as a percent of total sales remained flat at 43% in the first nine months of fiscal 2000 in comparison to the same period of the prior year.

Gross profit margins were flat at 52% for the two nine-month periods.

Selling, general and administrative expenses for the nine months ended March 31, 2000 were 5.6% higher as compared to the prior year period. This unfavorable comparison was due to a $150,000 settlement of litigation initiated to establish the validity of a patent for our microwave digestion system that had occurred in the prior year period. In addition, the increase in revenue created a corresponding increase in incentive compensation ($100,000) and distributor commissions ($180,000). Research and development expenses were consistent with the prior year period.

Investment income and other expense changes as compared with the prior year period are due to the factors described for the quarter ended March 31, 2000.

The Company's effective tax was 31.5% for the first nine months of fiscal 2000, which approximates the fiscal 1999 tax rate.


                                   12 of 18

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
RESULTS OF OPERATIONS AND FINANCIAL CONDITION (CONTINUED)

Financial Condition

In the first nine months of fiscal 2000, the Company generated cash from operations of approximately $3.4 million, including $1.4 million in net income. In anticipation of completion of the pending merger, of the Company, in the fourth quarter short-term investments have not been renewed. In addition, the current maturity of long-term debt in the amount of two million Deutsche Marcs became due and was paid utilizing the proceeds from a Deutsche Marc investment that matured in the third quarter. Some improvements have been made in accounts receivable collections and management of inventory balances. Management believes that working capital, planned capital expenditures, and debt servicing can be funded on a current basis with cash on hand and cash generated from operations.

Euro Currency Issues

Effective January 1, 1999, eleven of the fifteen member countries of the European Union established fixed conversion rates between their existing currencies and one common currency (the "euro"). The euro trades on currency exchanges and is used in business transactions. Beginning in January, 2002, bills and coins denominated in the euro will be issued and existing currencies will be withdrawn from circulation. The Company's foreign subsidiaries do not expect to transact a material portion of their business in the euro until fiscal 2001. Also, the Company's foreign subsidiaries are not yet required to prepare reports to local regulatory agencies using the euro. Management expects that IT systems used by the Company's foreign subsidiaries will be repaired or replaced in a timely manner to facilitate business transactions and reporting to local government agencies. Costs to repair and/or replace IT systems are not expected to exceed $50,000.

Cautionary Statement

The following cautionary statement identifies important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made by or on behalf of the Company. Except for factual statements and historical information contained in this report, statements contained in the foregoing discussion may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as "expect," "believe," "plan," "project," or other statements concerning opinions or judgment of the Company and its management about future events. These cautionary statements are made pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both enacted pursuant to the Private Securities Litigation Reform Act of 1995.

The industry in which the Company competes, as well as the markets that it serves, is characterized by cyclical market patterns as a consequence of, among other things, business cycles, foreign exchange fluctuations, regulatory changes, government spending levels and general economic conditions. These factors affect the timing of orders from the Company's customers and cause substantial variations in sales and profitability from quarter to quarter. Likewise, supplier-related delays and the timing of the release of orders by the Company's customers may affect quarter-to-quarter sales and profitability. The Company's sales may also be adversely affected by direct and indirect competition from third parties including, but not limited to, legal challenges to existing patents or pending patent applications.

Demand for the Company's instrumentation is substantially affected by the enactment, timing, extent and severity of state, federal and foreign laws governing environmental testing standards as well as product labeling requirements including foods and pharmaceuticals. The Company has and may experience fluctuations in sales of such products as well as in demand for particular product enhancements as a result of actual or perceived changes in regulatory requirements. Legislation or regulations resulting in the development or expansion of acceptance standards for specific testing methods has and may result in periodic delays in sales, especially in the United States. Conversely, increases in international sales have resulted, and may result in the future, from less stringent or nonexistent acceptance standards in a given country.

Moreover, the Company's success is dependent on its ability to continue to develop and engineer high-quality, high-performance products that are commercially acceptable. Risks associated with new product development include market acceptance, competition from other products and the Company's ability to manufacture and market products on an efficient and timely basis at a reasonable cost and in sufficient volume.

                                   13 of 18

ITEM 3.   Quantitative and Qualitative Disclosures About Market Risk

               Information about the Company's exposure to market risk was disclosed in its 1999 Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on September 27, 1999. There have been no material quantitative changes in market risk exposures since the date of that filing.


PART II.  OTHER INFORMATION

ITEMS 1, 2, and 3 are not applicable and are omitted.

ITEM 4.   Submission of Matters to a Vote of Security Holders

               The Registrant's Annual Meeting of Shareholders scheduled for November 4, 1999 was postponed indefinitely, pending a Special Committee review of Michael J. Collins' offer to purchase all of the Company's outstanding shares as well as other strategic alternatives to maximize shareholder value. See ITEM 5 below.

ITEM 5.   Other Information

               On December 29, 1999 the Company announced that it had entered into a merger agreement (Exhibit 10.7 hereto) with Michael J. Collins, the Company's Chief Executive Officer and President, pursuant to which Mr. Collins would acquire all of the Company's outstanding shares not owned by him at a price of $11.15 per share in cash.

               A Special Committee of the Board of Directors, which was appointed to consider the transaction and assess other strategic alternatives, received the opinion of Brookwood Associates, Inc., its financial advisor, dated as of December 29, 1999, that, subject to the assumptions and limitations set forth in its opinion, the $11.15 per share cash consideration to be received by the shareholders of the Company (other than Mr. Collins and his affiliate) pursuant to the merger is fair from a financial point of view to such shareholders.

               The transaction is subject to approval by the Company's shareholders and to certain other customary conditions. The Company currently believes that the shareholder vote and the closing of the transaction (if approved by the shareholders) could occur in the Company's fourth fiscal quarter (the second calendar quarter).

               The transaction is not subject to any financing contingency. Mr. Collins has accepted a commitment from Banc of America Commercial Finance Corporation to provide the necessary financing.

               The affirmative vote of holders of 66 2/3% of the Company's outstanding common stock is needed to approve the transaction. Mr. Collins beneficially owns approximately 15% of the outstanding common stock of the Company.

ITEM 6.   Exhibits and Reports on Form 8-K

         (a)  Exhibits:

               3.1                Restated Charter of the Company, as amended.(1)
               3.2                Bylaws of the Company.(1)
              10.1          *     CEM  Corporation  1986  Nonqualified  Stock Option Plan,  as amended,  incorporated  herein by reference to the Company's Registration Statement on Form S-8 (File No. 33-53694).
              10.2          *     CEM Corporation Employee Stock Purchase Plan, as amended,  incorporated herein by reference to the Company's Registration Statement on Form S-8 (File No. 33-80136).


                                   14 of 18

ITEM 6.   Exhibits and Reports on Form 8-K

              10.3        *     CEM Corporation 1987 Stock Option Plan, as amended.(1)
              10.4        *     CEM Corporation 1993 Management Equity Plan, incorporated herein by reference to the
                                    Company's Registration Statement on Form S-8 (File No. 33-75368).
              10.5        *     CEM Corporation Management Incentive Compensation Plan(2).
              10.6              CEM Corporation 1993 Nonqualified Stock Option Plan for Non-Employee Directors,
                                    incorporated herein by reference to the Company's Registration Statement on Form S-8
                                    (File No. 33-75366).
              10.7              Agreement and Plan of Merger dated December 29, 1999 among Michael J. Collins, MJC Acquisition
                                    Corporation and CEM Corporation, incorporated by reference to the Schedule 13D/A
                                    (Amendment No. 2) filed by Michael J. Collins on January 4, 2000, and Exhibit 1 thereto.

              27                Financial Data Schedule (filed in electronic format only). This schedule shall not be deemed
                                    "filed" for purposes of Section 11 of the Securities Act of 1933 or Section 18 of the
                                    Securities Exchange Act of 1934 or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.


                          *     This exhibit is one of the Company's management contracts and compensatory plans and arrangements.
                         (1)    Incorporated herein by reference to the Company's Form 10-K for the year ended June 30, 1994.
                         (2)    Incorporated herein by reference to the Company's Form 10-K for the year ended June 30, 1997.


      (b) Reports on Form 8-K:

           No Reports on Form 8-K were filed during the quarter ended March 31, 2000.


                                   15 of 18

                                CEM CORPORATION
                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934 , the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: April 27, 2000                            CEM CORPORATION

                                                BY: /s/ Richard N. Decker
                                                   ----------------------------
                                                    Richard N. Decker
                                                      Secretary, Treasurer and
                                                       Chief Financial Officer


                                   16 of 18

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    EXHIBITS

                                   ITEM 6(a)

                         Quarterly Report on Form 10-Q


For the quarter ended March 31, 2000           Commission File Number: 0-15383


                                CEM CORPORATION
                                 EXHIBIT INDEX

Exhibit Number:      Exhibit Description
---------------      -------------------

27                   Financial Data Schedule (filed in electronic format only)


                                   17 of 18

                                 CEM CORPORATION


                         SPECIAL MEETING OF SHAREHOLDERS
                                  May 30, 2000

                                TABLE OF CONTENTS

                                      Page                                 Page


NOTICE OF SPECIAL MEETING OF                                  The Merger                                        47
   SHAREHOLDERS                                      iii          Combination of Corporations                   47
PRELIMINARY PROXY STATEMENT                            1           Conversion of Securities                     48
Summary Term Sheet                                     1           Cash-out of CEM Stock Options                49
Available Information                                  7           Transfer of Shares                           49
Forward-Looking Information                            7           Conditions                                   49
Who Can Help Answer Your Questions                     8           Representations and Warranties               50
The Special Meeting                                    8           Covenants                                    51
     Time, Place and Date; Proxy Solicitation          8           Nonsolicitation Covenant                     53
     Record Date and Quorum Requirement                9           Indemnification and Insurance                54
     Required Vote; Voting Procedures                  9           Expenses                                     54
     Voting and Revocation of Proxies                  9           Termination; Amendment and Waiver            54
     Effective Time                                   10           Termination Fee                              56
     Payment of Merger Consideration and                           Regulatory Approvals/Third Party Consents    57
        Surrender of Stock Certificates               10           Accounting Treatment                         57
     Rights of Objecting Shareholders                 10       Fees and Expenses                                57
     Other Matters to be Considered at the                     Federal Income Tax Consequences                  58
        Special Meeting                               11       Information Regarding CEM                        59
Special Factors                                       11           Incorporation of Documents by Reference      60
Background of the Merger                              11           Selected Consolidated Financial Data         60
     Recommendation of the Special Committee                       Directors and Executive Officers             62
        and the Board of Directors                    23           Stock Ownership                              63
     Opinion of CEM's Financial Advisor               27           Recent Stock Purchases                       64
     Projections                                      36           Market Prices of Common Stock and            65
     Valuation Analysis of Mr. Collins's              37              Dividends
        Financial Advisor                                      Information Regarding MJC Acquisition and Mr.    66
     Conflicts of Interest                            39           Collins
     Purpose and Reasons of Mr. Collins for the               Independent Auditors                              66
        Merger                                        40      Shareholder Proposals                             66
     Positions of Mr. Collins and MJC                         Other Matters                                     67
        Acquisition as to the Fairness of the                 APPENDIX A-- Agreement and Plan of Merger        A-1
        Merger                                        41      APPENDIX B -- Opinion of Brookwood
Conduct of CEM's Business After the Merger            42           Associates, Inc.                            B-1
 Effects of the Merger                                42      APPENDIX C - Annual Report on Form 10-K for
 Financing of the Merger                              43           the fiscal year ended June 30, 1999*        C-1
     Cash Financing for the Merger                    43      APPENDIX D - Quarterly Report on Form 10-Q
     Financing Conditions                             44           for the period ended March 31, 2000*        D-1
     Security for the Financing                       45      *        Incorporated by reference.  In
     Representations, Warranties and Covenants        45      addition we have incorporated by reference our
     Terms of Revolver                                45      Quarterly Reports on Form 10-Q for the periods
     Term Loan A                                      46      ended September 30, 1999 and December 31, 1999
     Term Loan B                                      46
     Indemnity                                        47
     Repayment                                        47

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                   THE SPECIAL MEETING TO BE HELD MAY 30, 2000


         The undersigned hereby appoints Ronald A. Norelli, John L. Chanon and Richard N. Decker, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated on the reverse side, all shares of the $.05 par value Common Stock of the undersigned in CEM Corporation ("CEM") at the Special Meeting of Shareholders to be held on May 30, 2000, and at any adjournment thereof. THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" THE MERGER DESCRIBED BELOW. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE MERGER.


1. PROPOSAL TO ADOPT AND APPROVE PLAN OF MERGER included in an Agreement and Plan of Merger, dated as of December 29, 1999, under which MJC Acquisition Corporation will merge with and into CEM and under which each CEM shareholder (other than MJC Acquisition Corporation) will become entitled to receive $11.15 in cash for each outstanding share of CEM common stock.

                [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, except that if this proxy is marked AGAINST Proposal 1 this proxy will be voted AGAINST any proposal to adjourn the Special Meeting of Shareholders to permit CEM more time to solicit proxies.

         Receipt of Notice of Special Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

         PLEASE DATE AND SIGN EXACTLY AS PRINTED BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

         Dated:  ________   , 2000.

                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    (When signing as attorney, executor,
                                    administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)